Exhibit 10.15

[Yapi ve Kredi Bank Logo]	51

GENERAL CREDIT AND COLLATERAL

AGREEMENT

CIF Number: 13616958 — KRD ASYA

Branch Code: 606

Contract Number: 205695976711

Execution Date: 26.04.2013

E-Archive Number: 75.000.000 USD

GENERAL CREDIT AND COLLATERAL AGREEMENT
PRELIMINARY INFORMATION FORM

Important Explanation:

Upon signing of the General Credit and Collateral Agreement (the “Agreement”), a copy of which is attached hereto, credits to be utilised from our Bank shall be considered as obligatory transactions for the party utilising relevant credit and the credits under this Agreement are COMMERCIAL credits. Therefore, they are not subject to the Laws and Regulations on Protection of Consumers. The Agreement contains provisions which may be contrary to your interests and by taking into account the provisions of Turkish Code of Obligations regarding General Terms and Conditions, you must receive information about the Agreement and you must learn and understand the provisions which may be contrary to your interests.

1        - In the Agreement, Yapı ve Kredi Bankası A.Ş. shall be referred to as the “BANK”; the beneficiary of the Credit shall be referred to as the “CLIENT”, persons who shall be joint and several surety/sureties for the credits subject to the Agreement shall be referred to as the “JOINT AND SEVERAL SURETIES” and the JOINT AND SEVERAL SURETIES, together with other persons providing collateral shall be referred to as the “PARTIES GIVING COLLATERAL”.

2         - Credit Limit is set forth in article 3 of the Agreement. To increase the Credit Limit, the Credit Limit Increase page at the end of the Agreement must be filled in and signed.

3         - Interest is set forth in article 5 of the Agreement and the article contains provisions which may be contrary to your benefits.

4         - Commissions, fees, taxes, funds and costs are set forth in article 6 of the Agreement and the article contains provisions which may be contrary to your benefits.

5         - Powers of the BANK relating to extending credits, are set forth in article 8 of the Agreement and in accordance with the CLIENT’s morality, credibility, economic conjuncture the BANK shall be authorised to fully or partially make available the credits extended by it and to determine the terms and conditions of the availability thereof and to change them when necessary; to block, decrease the credit limit or to stop the credit completely in case of the existence of any of the reasons set forth in the Default article of the Agreement. The article contains provisions which may be contrary to your interests.

6         - Types of credits and the liabilities of the CLIENT with regards to each credit, are set forth in article 9 of the Agreement under subheadings as specified below.

In article 9.1, provisions relating to Cash Credit in Turkish Liras are set forth,

In article 9.2, provisions relating to Foreign Currency Credit are set forth,

In article 9.3, provisions relating to Foreign Currency Indexed (TL) Credit are set forth,

In article 9.4, provisions relating to Working Capital Credit are set forth,

In article 9.5, provisions relating to Investment or Equipment Credit are set forth,

In article 9.6, provisions relating to Flexible Overdraft Commercial Account are set forth,

In article 9.7, provisions relating to Gold Credit are set forth,

In article 9.8, provisions relating to Vehicle Credit are set forth,

In article 9.9, provisions relating to Forward Transactions and utilization of the credit for Forward Transactions are set forth,

In article 9.10, provisions relating to Letter of Guarantee, Guarantee and Counter Guarantee Credits are set forth,

In article 9.11, provisions relating to utilisation of Credit for Letter of Credit are set forth,

In article 9.12, provisions relating to Discount and Redemption Bill Credit are set forth,

In article 9.13, provisions relating to Import Acceptance and Aval-Based Credit are set forth,

In article 9.14, provisions relating to Export Credit are set forth,

In article 9.15, provisions relating to Utilization of the Credit against the Pledge of Export Documents are set forth,

In article 9.16, provisions relating to Eximbank Credit are set forth,

In article 9.17, provisions relating to Obligations of the CLIENT Relating to Incentive Practices are set forth,

In article 9.18, provisions relating to Commercial Credit Card Credit are set forth,

In article 9.19, provisions relating to Utilization of the Credit Based on a Repayment (Instalment) Schedule are set forth,

In article 9.20, provisions relating to Enforcement of the Current Account Procedure are set forth,

In article 9.21, provisions relating to Non-cash Credit Relating To Granting Cheque Book are set forth.

The article regulating each type of credits, contains provisions which may be contrary to your interests.

7             - Provisions relating to some collaterals are set forth in article 10 of the Agreement. It is possible to establish these collaterals by signing of the said article by the person or persons giving such collateral. The article contains provisions which may be contrary to your benefits.

8            - Events of default and default interest are arranged under article 11 of the Agreement. The said article contains provisions which may be contrary to your benefits.

9            - Article 12 of the Agreement relates to BANK’s right of transfer, pledge, retention, set off and deduction and it contains provisions which may be contrary to your interests.

10             - Article 13 of the Agreement contains provisions regarding the procedures to be followed for lawsuits and legal proceedings; competent courts; legal domiciles and evidences and general provisions regarding representation and binding of the CLIENT and contains arrangements which may be contrary to your interests.

I/we have taken a copy of this Preliminary Information Form which consists of two pages and 10 articles, and the Agreement attached hereto, from the BANK on the date of 26.04.2013 to examine and to get familiar with the provisions which may be contrary to my/our interests.

Name - Surname / Full Trade Name

Signature / Authorised Signatures

/s/ Erhan Kurdoğlu	/s/ Mehmet Serdar Günaylı

/s/ Korhan Kurdoğlu	/s/ Alper Yılmaz

/s/ Ertuğrul Kurdoğlu

[Company Seal & Signatures]	[Bank Seal & Signature]

GENERAL CREDIT AND COLLATERAL AGREEMENT
PRELIMINARY INFORMATION FORM

Important Explanation:

Upon signing of the General Credit and Collateral Agreement (the “Agreement”), a copy of which is attached hereto, credits to be utilised from our Bank shall be considered as obligatory transactions for the party utilising relevant credit and the credits under this Agreement are COMMERCIAL credits. Therefore, they are not subject to the Laws and Regulations on Protection of Consumers. The Agreement contains provisions which may be contrary to your interests and by taking into account the provisions of Turkish Code of Obligations regarding General Terms and Conditions, you must receive information about the Agreement and you must learn and understand the provisions which may be contrary to your interests.

11 - In the Agreement, Yapı ve Kredi Bankası A.Ş. shall be referred to as the “BANK”; the beneficiary of the Credit shall be referred to as the “CLIENT”, persons who shall be joint and several surety/sureties for the credits subject to the Agreement shall be referred to as the “JOINT AND SEVERAL SURETIES” and the JOINT AND SEVERAL SURETIES, together with other persons providing collateral shall be referred to as the “PARTIES GIVING COLLATERAL”.

12  - Credit Limit is set forth in article 3 of the Agreement. To increase the Credit Limit, the Credit Limit Increase page at the end of the Agreement must be filled in and signed.

13  - Interest is set forth in article 5 of the Agreement and the article contains provisions which may be contrary to your benefits.

14  - Commissions, fees, taxes, funds and costs are set forth in article 6 of the Agreement and the article contains provisions which may be contrary to your benefits.

15  - Powers of the BANK relating to extending credits, are set forth in article 8 of the Agreement and in accordance with the CLIENT’s morality, credibility, economic conjuncture the BANK shall be authorised to fully or partially make available the credits extended by it and to determine the terms and conditions of the availability thereof and to change them when necessary; to block, decrease the credit limit or to stop the credit completely in case of the existence of any of the reasons set forth in the Default article of the Agreement. The article contains provisions which may be contrary to your interests.

16  - Types of credits and the liabilities of the CLIENT with regards to each credit, are set forth in article 9 of the Agreement under subheadings as specified below.

In article 9.1, provisions relating to Cash Credit in Turkish Liras are set forth,

In article 9.2, provisions relating to Foreign Currency Credit are set forth,

In article 9.3, provisions relating to Foreign Currency Indexed (TL) Credit are set forth,

In article 9.4, provisions relating to Working Capital Credit are set forth,

In article 9.5, provisions relating to Investment or Equipment Credit are set forth,

In article 9.6, provisions relating to Flexible Overdraft Commercial Account are set forth,

In article 9.7, provisions relating to Gold Credit are set forth,

In article 9.8, provisions relating to Vehicle Credit are set forth,

In article 9.9, provisions relating to Forward Transactions and utilization of the credit for Forward Transactions are set forth,

In article 9.10, provisions relating to Letter of Guarantee, Guarantee and Counter Guarantee Credits are set forth,

In article 9.11, provisions relating to utilisation of Credit for Letter of Credit are set forth,

In article 9.12, provisions relating to Discount and Redemption Bill Credit are set forth,

In article 9.13, provisions relating to Import Acceptance and Aval-Based Credit are set forth,

In article 9.14, provisions relating to Export Credit are set forth,

In article 9.15, provisions relating to Utilization of the Credit against the Pledge of Export Documents are set forth,

In article 9.16, provisions relating to Eximbank Credit are set forth,

In article 9.17, provisions relating to Obligations of the CLIENT Relating to Incentive Practices are set forth,

In article 9.18, provisions relating to Commercial Credit Card Credit are set forth,

In article 9.19, provisions relating to Utilization of the Credit Based on a Repayment (Instalment) Schedule are set forth,

In article 9.20, provisions relating to Enforcement of the Current Account Procedure are set forth,

In article 9.21, provisions relating to Non-cash Credit Relating To Granting Cheque Book are set forth.

The article regulating each type of credits, contains provisions which may be contrary to your interests.

17      - Provisions relating to some collaterals are set forth in article 10 of the Agreement. It is possible to establish these collaterals by signing of the said article by the person or persons giving such collateral. The article contains provisions which may be contrary to your benefits.

18     - Events of default and default interest are arranged under article 11 of the Agreement. The said article contains provisions which may be contrary to your benefits.

19     - Article 12 of the Agreement relates to BANK’s right of transfer, pledge, retention, set off and deduction and it contains provisions which may be contrary to your interests.

20             - Article 13 of the Agreement contains provisions regarding the procedures to be followed for lawsuits and legal proceedings; competent courts; legal domiciles and evidences and general provisions regarding representation and binding of the CLIENT and contains arrangements which may be contrary to your interests.

/s/ Erhan Kurdoğlu	/s/ Mehmet Serdar Günaylı

/s/ Korhan Kurdoğlu	/s/ Alper Yılmaz

/s/ Ertuğrul Kurdoğlu

[Company Seal & Signatures]	[Bank Seal & Signature]

YAPI VE KREDİ BANKASI A.Ş.

GENERAL CREDIT AND COLLATERAL AGREEMENT

1 - PARTIES

On one side, Beneficiary of the Credit whose name - surname / full trade name is written below (hereinafter referred to as the “CLIENT”) and the Lender YAPI VE KREDI BANKASI A.§. (hereinafter referred to as the “BANK”) concluded this General Credit and Collateral Agreement under below mentioned terms and conditions.

CLIENT	(name - surname / full trade name / address)

KRD ASYA GIDA YATIRIMLARI SAN. VE TIC. A.Ş.

Dikilitaş Emirhan Cad. Atakule 109 Kat:19, Beşiktaş / IST

PARTIES GIVING COLLATERAL, defined in the article of this Agreement with the heading “Definitions”, become parties to this Agreement by signing relevant articles of this Agreement. CLIENT, PARTIES GIVING COLLATERAL and the BANK shall be jointly referred to as the “PARTIES”.

2- SUBJECT OF THE AGREEMENT

Upon the credit utilisation demand made by the CLIENT to the BANK, negotiations have been made between the

Credit Limit (in figures and in writing)	50.000.000 USD (fifty thousand US Dollars)

CLIENT and the BANK in connection with the credit and it is mutually agreed that cash and/or non-cash credits be made available to the CLIENT with the limit set forth in article 3 below and within the framework of articles and terms and conditions specified in this Agreement.

/s/ Mehmet Serdar Günaylı	/s/ Alper Yılmaz
3 - CREDIT LIMIT	[Bank Seal & Signature]

PARTIES agree that;

the exchange parity applied by the BANK on the availability date of each credit made available to the CLIENT shall be taken as a basis for determination of the Credit Limit, when a credit in a foreign currency other than the foreign currency designated in this Agreement shall be made available to the CLIENT in the future, even if the limit allocated to the CLIENT is mentioned in any foreign currency whatsoever in this Agreement, when a credit on TL basis shall be made available to the CLIENT according to this Agreement although the Credit Limit is denominated in foreign currency, for determination of said Credit Limit, TL equivalent of the Credit Limit denominated in foreign currency to be calculated by multiplying it with the BANK’s Foreign Exchange Sale Rate on the date of each credit utilization, shall be taken as the basis.

PARTIES agree that the provisions of this Agreement shall apply to all kinds of credits opened and to be opened under this Agreement after the date on which this Agreement is signed.

CLIENT accepts and declares that it shall present its account statement certificate to the BANK within six months following the accounting term in each year according to the Banking Act and the Communiqué of Undersecretariat of Treasury.

/s/ Erhan Kurdoğlu	/s/ Korhan Kurdoğlu	/s/ Ertuğrul Kurdoğlu
[Company Seal & Signatures]

4           - DEFINITIONS

In this Agreement;

“BRSA” means the Banking Regulation and Supervision Agency,

“BITT” means the Banking and Insurance Transactions Tax defined in the Excise Taxes Law no. 6802 or any other taxes which may substitute said tax,

“Euribor” means reference interest rate within the Euro zone, fixed at 11:00 Brussels time,

“GOFO” means the Reuters page containing interbank gold lending interest rates, fixed in London (London Interbank Gold Forward Rates Page),

“CCP” means the Code of Civil Procedure,

“EBL” means the Execution and Bankruptcy Law,

“Business Day” means each day on which banks and financial markets are open within the Republic of Turkey and transactions can be made by banks,

“RUSF” means the Resource Utilisation Support Fund, which is implemented by the Resolution of the Council of Ministers dated 12.5.1988 and no. 88/12944 and any kinds of legal deduction which may substitute it, “Libor” means the reference interest rate in London interbank money market, fixed at 11:00 London time, “CRA” means the Central Registration Agency Joint Stock Company,

“Agreement” means this General Credit and Collateral Agreement and all Supplemental Agreements and Protocols including collateral agreements, concluded and to be concluded in addition this Agreement,

“CMB” means the Capital Markets Board,

“TCO” means Turkish Code of Obligations,

“CBRT” means the Central Bank of the Republic of Turkey,

“PARTIES GIVING COLLATERAL” mean the Joint and Several Surety/Sureties, Pledgor/s, Assignor/s and all other parties giving collateral,

“TCP Laws and Regulations” means the Laws and Regulations on Protection of the Turkish Currency,

“TCC” means the Turkish Commercial Code,

“Tax” means all kinds of taxes, duties, funds, charges or withholdings, implemented or to be implemented in the manner as determined or to be determined by competent authorities including, but not limited to, stamp taxes, RUSF, BITT relating to the credit relationship subject to this Agreement (and also includes any kind penalty or interest required to be paid in connection with failure to pay or delay in payment of any of the aforesaid liabilities).

5           - INTEREST

5.1.             PARTIES agree that the maximum credit interest rate to be applied under this Agreement, shall be as follows;

a)           for TL credits, CBRT (Central Bank of the Republic of Turkey) overnight interest rate + 30

b)            for USD credits, Libor + 20

c)             for EURO credits, Euribor + 20

d)            for credits to be made available in any currency other than TL/USD/EUR, Libor of the currency in which related credit is denominated + 20

e)             for gold credits, GOFO + 20

PARTIES accept and declare that, for all kinds of cash and non-cash credits opened by the BANK based on this Agreement and for credit accounts, credit interest shall be applied at the rates set forth in Credit Utilisation Instruction, provided that such interest rate shall not exceed above mentioned maximum credit interest rates; that the credit interest rate may be increased by the BANK up to the above mentioned maximum rates, taking into account the changes in funding costs; that in case of increase, declaration of new interest rate by the BANK to the CLIENT, shall be sufficient and that above mentioned maximum credit rates may only be increased upon mutual agreement of the PARTIES.

PARTIES accept and declare that credit interest shall be applied for the Flexible Commercial Account credit set forth in this Agreement, at the rates stipulated in the Credit Utilisation Instruction and that, not being limited to maximum interest rates referred to above, interest rates specified in the Credit Utilisation Instructions may be increased by the BANK taking into account the changes in funding costs; that due to the nature and operation of Flexible Commercial Account credit, declaration of these increases in interests by the BANK to the CLIENT, shall be considered as sufficient.

In case the CLIENT does not accept new interest rates notified to it according to this article; without need for any further notice by the BANK to the CLIENT, the CLIENT shall pay all its credits debts, together with all accessories thereof, to the BANK in cash and by a lump sum payment within 3 business days following the notice regarding change in interest, by the BANK to the CLIENT, and shall close its credit thereby. Otherwise, it shall be deemed to be in default without need for any other notice.

5.2.           Interest shall be duly accrued on the credits and accounts operating as per current account procedures, extended under this Agreement on the 31st of March, 30th of June, 30th of September and 31st of December in every year and entered as debt in the CLIENT’s account by the BANK and such amounts shall become the principal receivable of the BANK then. However, the PARTIES accept and undertake that new resolutions to be taken by the Central Bank of the Republic of Turkey or other competent authorities on the interests and accrual periods of such credits shall be enforced as soon as they come into force.

Interests on current accounts shall be calculated and charged by the BANK according to their quantities and number of days elapsed in accordance with relevant laws and regulations and the Banking practices, together with excise taxes and other legal subsidiaries (tax) thereof and shall be entered as debt in the CLIENT’S account.

5.3.          CLIENT accepts and declares that, in case of;

a)             economic crises, extraordinary changes in the economic conjuncture and/or

b)             occurrence of an additional tax and/or other costs for the BANK due to orders of the market regulator and/or judicial authorities, legal regulations, an administrative decision based on legal regulation, the BANK shall be authorised to increase the interest rate up to the highest interest rates permitted by relevant laws and regulations, without waiting for end of the accounting term and without being bound by the maximum interest rates asset forth in article 5.1. In the event that the BANK increases interest due to any of the above mentioned reasons, it shall notify such change to the CLIENT at least 3 business days prior to the date, on which the new interest rate shall be applied. In case the CLIENT does not accept new interest rates notified to it according to this article; without need for any further notice by the BANK to the CLIENT, the CLIENT shall pay all its credits debts, together with all subsidiaries thereof, to the BANK in cash and by a lump sum payment within 3 business days following the notice regarding change in interest, by the BANK to the CLIENT, and shall close its credit thereby. Otherwise, it shall be deemed to be in default without need for any other notice.

6         - COMMISSIONS, FEES, TAXES, FUNDS AND EXPENSES:

6.1.           PARTIES accept and declare that, for all kinds of cash and non-cash credits and accounts opened and collaterals taken by the BANK based on this Agreement, commission shall be applied at the rates/in the amounts determined by mutual agreement of PARTIES and specified in the Credit Utilisation Instruction and the credit commission list in the annex of this Agreement; that the commissions may be at maximum 100% above the commission set forth in the Credit Utilisation Instruction; that the commissions may be increased by the BANK up to this maximum rate by taking into consideration the changes in funding costs; that in case of increase, declaration of new commissions by the BANK to the CLIENT, shall be sufficient and the maximum commission may only be increased upon mutual agreement of the PARTIES. In case the CLIENT does not accept new commission rate notified to it according to this article; without need for any further notice by the BANK to the CLIENT, the CLIENT shall pay all its credits debts, together with all subsidiaries thereof, to the BANK in cash and by a lump sum payment within 3 business days following the notice regarding change in commission, by the BANK to the CLIENT, and shall close its credit thereby. Otherwise, it shall be deemed to be in default without need for any other notice.

6.2.           PARTIES declare that the mortgage, pledge establishment and removal fees, expertise fees, account statement costs, insurance fees and premiums and not being limited thereto, all costs and fees arising from credits and other expenses, are set forth in the list annexed to this Agreement and are accepted by the PARTIES. PARTIES accept and declare that the costs and fees set forth in the attached list, may be increased at the maximum rate of 100% thereof; that the BANK shall be entitled to increase said amounts up to this maximum rate taking into account the changes in funding costs; that in case of any increase, declaration of new amounts by the BANK to the CLIENT shall be sufficient and that the maximum amounts may only be increased upon mutual agreement of the PARTIES.

6.3.          CLIENT accepts and declares that the BANK shall be entitled to debit to the CLIENT’S current account all kinds of commissions including correspondent, letter of credit, letter of guarantee and aval-acceptance commissions, credit commissions, letter of guarantee, foreign guarantee commissions and legal costs such as Resource utilisation Support Fund (RUSF) and Banking and Insurance Transactions Tax (BITT) and prepayment costs and commissions to be demanded according to regulations or practices of the BANK, mortgage and pledge establishment and removal fees, expertise fees, account statement costs, insurance fees and premiums and not being limited thereto, all costs and fees arising from credit and banking transactions and other expenses, duties and charges.

CLIENT accepts that it shall pay the commissions prepayment costs and commissions, mortgage and pledge establishment and removal fees, expertise fees, accounting operating fees, account statement costs, insurance fees and premiums and not being limited thereto, all costs and fees arising from credit and banking transactions and other expenses, duties and charges, debited to its account, to the BANK immediately and in cash even if its credit limit is available, for current accounts, on relevant interest accrual dates and for credits with a fixed term, on maturity dates at the latest; that if it fails to pay them on said dates, default interest shall be applied for such amounts according to Default article of this Agreement being from said dates; that the BANK shall be entitled to demand interests, commissions, fees, funds and the excise taxes thereof without debiting them to CLIENT’S account as well and that it shall be authorised to commence legal proceedings for recovery of said amounts separately for each interest term or jointly, without cutting off the current account of the CLIENT

CLIENT accepts that commissions of stocks and bonds shall be charged by the BANK based on their nominal values and the commissions of other collaterals in nature of movable and immovable assets, expertise and safekeeping and other costs relating thereto, shall be charged based on their expertise values or according to relevant laws and regulations and Banking practices, together with excise taxes thereof and shall be debited to the account of the CLIENT.

CLIENT agrees that the mortgage establishment fees and expenses and expertise fees and expenses at amounts to be determined by the BANK for the mortgages to be established in favour of the BANK may be entered as debt in the CLIENT’S account and that the CLIENT shall also be obliged to pay in favour of the BANK the mortgage release fee to be determined by the BANK for release of the mortgages before such transaction takes place.

6.4.          CLIENT accepts and declares that, in case it intends to pay whole or a part of the credits utilised or to be utilised by it under this Agreement before their maturities, it shall make a notice to the BANK in writing relating to such prepayment at least 10 business days prior to this prepayment; that, if the BANK accepts prepayment, it shall be entitled to execute the prepayment transaction by paying the Prepayment Cost and Prepayment Commission set forth in the Credit Utilisation Instruction. Prepayment Commission is the commission charged in connection with payment of the whole or a part of the credit before its maturity. And the Prepayment Cost is the cost incurred as a result of payment of the whole or a part of the credit before its maturity.

6.5.          CLIENT accepts and declares that, in case of;

a)             economic crises, extraordinary changes in the economic conjuncture and/or

b)             occurrence of an additional tax and/or other costs for the BANK due to orders of the market regulator and/or judicial authorities, legal regulations, an administrative decision based on legal regulation, the BANK shall be authorised to increase the commission rate up to the highest commission rates permitted by relevant laws and regulations, without waiting for end of the accounting term and without being bound by the maximum commission rates asset forth in article 6.1. In the event that the BANK increases commissions due to any of the above mentioned reasons, it shall notify such change to the CLIENT at least 3 business days prior to the date, on which the new commission shall be applied. In case the CLIENT does not accept new commission rate notified to it according to this article; without need for any further notice by the BANK to the CLIENT, the CLIENT shall pay all its credits debts, together with all subsidiaries thereof, to the BANK in cash and by a lump sum payment within 3 business days following the notice regarding change in commission, by the BANK to the CLIENT, and shall close its credit thereby. Otherwise, it shall be deemed to be in default without need for any other notice.

6.6.           CLIENT accepts to pay to the BANK the Banking and Insurance Transactions Tax (BITT) and all other taxes, duties and funds in connection with commissions and interests to be given by it according to this Agreement and the CLIENT further accepts and undertakes that it shall pay all kinds of taxes, duties and funds to be imposed in the future and the increases and additions to be made in/to the currently existing taxes, duties and funds, as from the enforcement dates thereof.

CLIENT declares and accepts that the BANK shall entitled to demand and collect the Banking and Insurance Transactions Tax (BITT) and the funds, accepted and undertaken by the CLIENT under this Agreement, before paying them to relevant tax office, Central Bank of the Republic of Turkey or similar authorities; that it shall not raise any objection in this matter; that, in case legal proceedings and lawsuits are commenced against the CLIENT due to its default, BANK shall be authorised to demand the excise tax and funds, in relevant legal proceedings and lawsuits before paying them to relevant tax office.

7-         ACCOUNT STATEMENT:

BANK shall send an account statement (extract) to the addresses of the CLIENT and the JOINT AND SEVERAL SURETY/SURETIES, set fort in the agreement, through notary public within fifteen days following interest accrual periods of credit(s) determined in accordance with the provisions of the Agreement.

In the event that content of account statement, which has been sent within required period, is not objected within one month from its receipt, it shall be deemed that the CLIENT and the JOINT AND SEVERAL SURETIES agree exactly with its content in accordance with the provision of the article 68/b of the Execution and Bankruptcy Law.

It shall be deemed that the CLIENT and the JOINT AND SEVERAL SURETY/SURETIES agree that account statement which is not objected within required period, shall be among the documents mentioned in article 68/1 of the Execution and Bankruptcy Law.

8-          AUTHORITIES OF THE BANK RELATING TO UTILIZATION OF CREDITS:

CLIENT accepts and declares that the credits within the scope of this Agreement may be made available by the BANK in one or more time(s) in Turkish Liras, in foreign currency and as indexed to foreign currency, as cash and non-cash credits in any form; that the BANK shall be authorised to increase the limits allocated by it for the credits, upon demand and approval of the CLIENT; that the BANK shall be authorised to decrease the limits allocated by it for the credits by making a notice to the CLIENT and that the BANK shall be entitled to impede operation of current accounts and other types of credits, balances of which are decreased to zero, and to close opened current accounts and other types of credits and to open new credits based on this Agreement, in the limits and types to be determined at its sole discretion, upon demand of the CLIENT and to make such new credits available.

BANK shall be authorised to make available the credits opened by it, completely or partially and to determine and change, if necessary, the terms and conditions regarding the availability of such credits depending on the morality, credibility of the CLIENT and the economic conjuncture; to freeze, decrease the credit limit or to terminate whole of the credit in case of the existence of any of the reasons set forth in the Default article of this Agreement. Furthermore, the BANK shall be entitled to make the credits according to this Agreement, available partially or completely as open credit and not to make the credit available, even if the collaterals and mortgages are established and registered. However, in such case, as no credit shall have been utilised, established collaterals shall be immediately released by the BANK.

If demanded by the CLIENT and deemed as appropriate by the BANK; the BANK may choose to make whole or part of a credit available through any branch other than the one at which the said credit is established or through more than one branches of the BANK, subject to the provisions of this Agreement.

CLIENT irrevocably accepts and declares that the BANK shall be authorised to demand all kinds of documents, information, undertakings and other certificates from the CLIENT at the time when credit is opened, during validity period and at the settlement of the credit and to give information and documents to be demanded relating to the CLIENT, to domestic and foreign institutions, corporations and financial institutions and official authorities, which it shall consider as appropriate and to demand and obtain information and documents relating to the CLIENT from official authorities such as the Central Bank of the Republic of Turkey, Capital Markets Board, Banking Regulation and Supervision Agency, Land Registry Directorates, certified public accountants, independent auditing firms which conduct auditing activities according to the Turkish Commercial Code, Tax Offices, Exchanges, Social Insurance Institution, Traffic Registry Department Directorates and public and private banks operating in Turkey and that it consents to these matters.

9         - CREDITS AND RIGHT AND LIABILITIES OF THE CLIENT RELATING TO CREDITS:

9.1.          Utilisation of Cash Credit in Turkish Liras

In case the BANK makes whole or a part of the credit, available as cash credit in Turkish Liras within the scope of Credit Limit; CLIENT accepts and declares that it shall be liable to pay the interest and commissions at the rates to be determined according to provisions of this Agreement due to this credit, and the excise taxes thereof, to the BANK immediately and cash in Turkish Liras on the maturity date according to the Credit Utilisation Instruction/on the date when they are debited to its account.

9.2.          Utilisation of Foreign Currency Credit

In case the BANK makes whole or part of this credit available as foreign currency credit within the scope of the Credit Limit, CLIENT agrees and represents that it shall use the credit to be launched in accordance with the Legislation Regarding Preservation of the Value of Turkish Currency and the Legislation Regarding Promotion of Exports and with the amended provisions of the same if they are amended or with the legislation to supersede them, and that it shall not use the credit for purposes other than those indicated in the Legislation Regarding Preservation of the Value of Turkish Currency and the governmental decrees and communiqués relating thereto, and that it shall present to the BANK the documents required in order to ensure establishment of this credit in accordance with the provisions of the legislation and communiqués in force.

CLIENT agrees and represents that it shall be obliged to pay to the BANK forthwith and in cash the interests, commissions and funds and excise taxes at the rates to be determined by the BANK, arising from this foreign currency credit on the dates when such amounts are assessed and entered as debt in the account of the CLIENT and in the foreign currency in which the credit is opened.

CLIENT agrees and represents that, for calculation of the interests and commissions and the associated excise tax; the foreign exchange selling rate to be determined by the BANK on the accruement date of said amounts, shall be taken as basis in.

CLIENT agrees and represents in advance that the maturity term of this credit shall be determined by the BANK as permitted by the Legislation Regarding Preservation of the Value of Turkish Currency, and that the amendments concerning that subject, which might be made in relevant legislation in the future, may be applied by the BANK at its discretion.

CLIENT agrees and undertakes that, in case that the tax exemptions become invalid or the export transaction does not take place in time, it shall pay to the BANK the amount of any tax, duty, charge and fund exemptions, together with the fines to be calculated in accordance with the legislation in force.

CLIENT agrees and represents that it shall conclude the export transactions within the credit term for each foreign currency export credit utilized/to be utilized by the CLIENT under this Agreement, at least equal to the sum of principal amount, interest and expenses, that it shall comply with the changes in relevant laws and regulations in this matter, as from the effective dates of such amendments. CLIENT agrees and undertakes that a penal interest at the rate to be calculated by addition of 15 (fifteen) points to the interest rate shall be applied to these credits, from the date on which the credit is opened until the default date, shall be charged for this credit in case the CLIENT fails to finalize the export transactions undertaken by it partially or wholly and thus, makes the repayments of principal amount and interest of this credit in Turkish Liras or fails to have foreign currency amounts in the type of foreign currency undertaken by it, changed with the BANK within maturity period of the credit and that it shall pay such penal interest to the BANK.

CLIENT further agrees and undertakes that the abovementioned provisions shall exactly apply for the portion of the credit paid in Turkish Liras in case the CLIENT pays this credit debt by changing foreign currency amounts with the BANK partially and in Turkish Liras partially.

CLIENT agrees that the principal amount and interest repayments of this credit shall be made in the foreign currency with which this credit has been launched if not stated otherwise by the BANK, and that the foreign exchange selling rates valid at the counters of the BANK at the time of termination of the credit or at the end of the maturity term shall be taken as basis in conversion of the amount required to be paid to Turkish Liras if the payment cannot be made in foreign currency, and that, in such case, a penal interest to be calculated by addition of

15 (fifteen) points to the interest rate applied for these credits shall be charged from the date on which the credit is opened until the date when the CLIENT falls in default.

CLIENT agrees that it shall pay to the BANK the foreign amounts owed to the BANK by the CLIENT and any amount payable under any name such as the exchange rate difference, parity difference, premium, additional premium etc., which shall be required for procurement of the same foreign currency, and the additional amounts and expenses to arise by means of procurement of foreign currency by arbitrage as per the requirements to be determined by the BANK independently, and the correspondent credit interests and taxes to be charged by correspondents due to the transfer to be made by utilizing correspondent credits in cases where the CLIENT is to effect payments in Turkish Liras or in any currency other than the foreign currency with which the credit has been launched.

CLIENT agrees and represents that the BANK shall be authorized to monitor and supervise whether necessary transactions have been concluded by the CLIENT or not, or whether the credit has been used in places suitable for the purpose of the credit, in accordance with the provisions of the decrees and communiqués relating to the credit granted by the BANK based on this Agreement.

CLIENT accepts, declares and undertakes that, in case it fails to perform the exports undertaken by it completely or partially; it shall pay to the BANK, upon its first demand, amounts of exemptions for any kinds of taxes, duties, charges given for the credit according to Resolutions and Communiqués on Export Incentives and the Banking and Insurance Transactions Tax (BITT) to be calculated based on the sum of interest, commission and other costs thereof and other taxes, duties and charges arising from credit transactions and which are not collected, together with delay penalty to be calculated according to the Law no. 6183 and the fund deduction to be calculated according to Resolutions and Communiqués regarding Resource Utilisation Support Fund (RUSF), together with the default interest thereof in the manner and at the rate set forth in said Resolutions and Communiqués; that the BANK shall be entitled to demand such amounts from the CLIENT, even before depositing them with relevant authorities; that in case it fails to pay said amounts despite written demand of the BANK, default interest shall be charged according to Default article of this Agreement, in addition to those amounts specified above, beginning from the date of demand until the date of actual payment.

9.3.          Utilisation of Foreign Currency Indexed (TL) Credit

In case the BANK makes whole or part of the credit within the scope of the Credit Limit, available as Foreign Currency Indexed (TL) credit being subject to a specific repayment schedule or current account type monitoring; the CLIENT agrees and represents that, although the credit limit is denominated in foreign currency, Turkish Lira equivalent of the foreign currency amounts to be calculated based on the foreign exchange purchase rate of the BANK on the extension date of the credit, shall be paid to the CLIENT.

CLIENT agrees that, in case the credit is made available subject to a certain repayment schedule, an interest in foreign currency shall be accrued on this credit at the end of the maturity term or in case the credit is made available in order to operate as current account, in three month periods as mentioned in article the article of this Agreement regarding current account procedures, at the rate to be determined according to this Agreement and that the Turkish Lira equivalent based on the BANK’s foreign exchange sale rate applicable on the date on which they are accrued, of the interest amount to be calculated and determined at such rate based on the credit amount indexed to foreign currency and RUSF and BITT thereof, shall be paid on the date of accrual.

CLIENT agrees and represents that it shall repay this credit by paying the Turkish Lira equivalent to be calculated based on the foreign exchange selling rate valid at the counters of the BANK on the date of repayment or another rate assessed by the BANK at the time of allocation of the credit.

CLIENT agrees and represents that it shall pay, for the credits whose interest shall become due on the maturity date, the difference between the foreign exchange buying rate valid on the utilization date and the foreign exchange selling rate valid on the repayment date; and for credits whose interest shall become due in three months period, for the first period, the difference between the foreign exchange buying rate valid on the utilization date and the foreign exchange selling rate at the end of the interest period, and for the following periods, the difference between the foreign exchange selling rate valid on the commencement date of the interest period — and the foreign exchange selling rate valid on the expiration date of the three month periods, and the difference between the foreign exchange selling rate valid on the maturity date and the foreign exchange selling rate valid at the end of the periods for the maturity dates, and the Resource Utilization Support Fund (RUSF) and the Banking and Insurance Transactions

Tax (BITT) to accrue on the difference of foreign exchange on the maturity date; in addition to the credit amount made available by THE BANK and the interests pertaining to the credit amount, based on the amount of the credit indexed to foreign currency.

CLIENT agrees and represents that the abovementioned accruement dates shall be taken as basis in calculation of the differences of foreign exchange, and that it shall in no way be entitled to demand from the BANK the differences of foreign exchange accrued and paid to account or in cash on the grounds that the foreign exchange rates may have changed in favour the CLIENT after the accruement date.

CLIENT agrees and undertakes that the foreign exchange buying rate valid on the utilization date of the credit shall be taken as basis in calculation of the principal amount to be repaid, if the foreign exchange selling rate valid at the counters of the BANK on the date when the credit shall be repaid partially or wholly, is lower than the foreign exchange buying rate valid on the utilization date of the credit.

CLIENT agrees and represents that the principal amount of this foreign currency indexed credit shall be repaid at the maturity date, and the aggregate of the difference of exchange rate and interest and the Resource Utilization Support Fund (RUSF) and the Banking and Insurance Transactions Tax (BITT) to accrue on the same shall be repaid at the end of the maturity term for those with maturity terms shorter than three months and the others at the interest accruement periods and at the end of the maturity date at once, and that the cancellation of the credit before the maturity date partially or completely shall require agreement with the BANK and that in case the BANK accepts prepayment partially or completely, the CLIENT shall also pay the prepayment cost and the commission to be charged according to article 6.4.

CLIENT agrees and represents that the BANK shall have the sole authority to accept or reject extension requests at the end of the maturity term, and that it shall not be possible to effect transactions by entering the interests, funds, excise taxes and differences of exchange rate as debt in the CLIENT’S account at the end of the maturity term even if the credit limit is convenient.

9.4.          Utilisation of Working Capital Credit

In the event the BANK agrees to allocate the credit to the CLIENT as a working capital credit wholly or partially within the scope of the Credit Limit, the CLIENT agrees and undertakes that;

a)                                     it shall utilize and allocate the credit only for its working capital needs,

b)                                     it shall implement the principles of reducing the unit costs and prices in its business, of increasing and standardizing the merchandise quality, expanding the sales volume, elevating the grade of utilization from the production capacity and the efficiency rate to the required level to the maximum extent possible,

c)                                      it shall have also the raw and ancillary materials, the operating materials, the semi - finished and finished wastes located in its business insured for fire and shall deliver the policies thereof to the BANK as being the loss payee therein as per the BANK’s specification,

d)                                     it shall not allow its working capital to be less than the amount, which is to be determined and notified by the BANK and which is to be yielded by addition of the amount utilized as working capital credit to the net working capital of the CLIENT; that in the event the BANK is convinced that the debtor needs a higher working capital amount for cyclical or other reasons, the BANK may request the CLIENT to increase its working capital to an amount to be determined thereby by corporate bonds or by obtainment of mid- term working capital credit, and that failure in such requested capital increase within the time period granted by the BANK shall constitute a breach to the Agreement and a cause for the cancellation of the credit.

9.5.          Utilization of Investment or Equipment Credit

i)           In the event that the BANK agrees to allocate this credit as investment or equipment credit wholly or partially within the scope of the Credit Limit, then the CLIENT hereby agrees and undertakes that;

a)                                     the credit shall be utilized for the provision of the project goods and services, which stand as the financing subject of an enterprise that the CLIENT may establish or broaden or modernize and which are shown in special terms,

b)                                     it shall ensure the qualifications of the construction for the project to be in compliance with the scientific specifications in accordance with relevant laws and regulations,

c)                                      it shall complete the construction in accordance with the work schedule it shall submit to the BANK before the construction is started and without any delay,

d)                                     If any modifications are required during the construction; the BANK may, at its sole discretion, may request surveys, preparations and may request for its consent to be obtained upon the explanation of the justifications, and that it shall act in accordance with such request of the BANK,

e)                                      the terms in respect of the construction shall be applicable for the entire construction under the project either in the case it is made by the BANK’s credit or by the funds, CLIENT may procure from other resources,

f)                                       it shall provide the BANK with a detailed machinery and equipment list, which is to be issued according to the final formation of the facility,

g)                                      in the event any modification is necessary in respect of the quantities and qualities of the machinery and equipment, the BANK, at its sole discretion, may require that its prior consent be obtained therefore,

h)                                     it shall, further, deliver the construction plans, the survey copy and the machinery positioning plan to the BANK,

i)                                         in the event the project is to be limited, broadened or to be supplemented or modified in any other manner; the BANK, at its sole discretion, may request for its consent to be obtained, that it shall act in accordance with such request of the BANK,

j)                                        it shall notify the BANK any event that may prevent or delay implementation of the project,

k)                                     it shall not transfer and assign the real estates, the machinery and the equipment under the project to others, put such out to lease or give such on loan to third parties and shall not move such to another place without consent of the BANK,

ii)             In case the BANK requests the submission of the enterprise’s detailed project for its approval, CLIENT agrees and represents to submit the following documents to the BANK:

a)                                     Storey, façade and cross section plans with scales 1/50 for the factory buildings, ancillary buildings and the managerial offices to be constructed,

b)                                     Copies of the final surveys prepared in accordance with said plans,

c)                                      Positioning plan for the machinery and the equipment, prepared with respect to the final positions,

CLIENT hereby agrees and represents that it shall be obliged to deliver the foregoing documents along with the detailed project within a time period that the BANK may request and that the BANK shall be entitled and authorized during the approval of this project, the plan and other documents, to examine whether they are in compliance with the purpose of the Agreement and are technically feasible, or not.

iii)             CLIENT hereby agrees and undertakes to keep records, which clearly show the utilization of the goods and services purchased for the project, the progress of the project, the operations and the financial status of the enterprise and which are to be based on the generally accepted accounting principles, and to make such records and the evidences of proof thereof for the review and the supervision of the BANK anytime, to send, at the end of each year, the balance sheet and the profit and loss accounts of the enterprise to the BANK before the end of March in the following year and to provide any information that the BANK may request in relation to the project, the goods and the services purchased, CLIENT’s financial status and the management and its operations, and to fulfil any requirements of the BANK in respect thereof, and to, further, make the goods, the sites, the factory and the facilities thereof, the offices, the warehouses, the construction, the manufacturing and the accounts of operation related to the project available for the review and the supervision of the BANK.

9.6.          Utilization of Flexible Overdraft Commercial Deposit Account

CLIENT hereby agrees and undertakes to comply with the following terms and conditions in the event that the credit to be allocated by the BANK within the scope of the Credit Limit, is allocated for a demand deposit commercial account (Flexible Overdraft Commercial Deposit Account) and is made available thereby partially or completely:

Flexible Overdraft Commercial Deposit Account is an account which may operate as a normal creditor current account and also, as a debtor current account up to the credit limit to be allocated by the BANK.

CLIENT hereby agrees that, in the event the BANK agrees, CLIENT may use this account by drawing checks on the account, via the Telephone Banking application, and by withdrawing cash by credit cards and other cards of the

BANK, by giving remittance, effectuating remittance orders, EFTs or any and all forms and procedures allowed by general Banking applications and applied by the BANK, and that, therefore, any letters of undertaking and agreements it signed or may sign in relation thereto, constitute integral parts of this Agreement and shall be enforced together with this Agreement.

9.7.          Utilisation of Gold Credit

In the event that the BANK allocates the credit completely or partially as a gold credit within the scope of the Credit Limit, following provisions shall apply.

CLIENT represents and undertakes that it shall utilize the credit made available, manufacturing or trading of gold.

CLIENT shall submit its request to the BANK by a separate letter in the event and each time it intends to utilize a gold credit under the conditions set forth in this Agreement.

Gold subject to the credit shall be delivered to the CLIENT by the BANK against the Gold Delivery Form. In the event the BANK deems it appropriate; in accordance with the related Communiqué, the gold subject to the credit may be purchased by the BANK and against this TL or foreign currency may be paid to the CLIENT.

Prepayment of the credit wholly or partially before the date specified upon proposal by the CLIENT and agreement of the BANK, shall be subject to the BANK’s acceptance. In the event that the BANK accepts the prepayment demand, then the CLIENT agrees and undertakes to pay the prepayment cost and commission to be accrued according to article 6.4.

CLIENT hereby agrees that it shall utilize the credit in accordance with the legislations in force or, in the event such legislations are amended, with the amended provisions or the new legislations, and that it shall pay the credit’s principal amount, the interest, commissions, expenses, excise tax and fund deductions to the BANK in gold transfers in Exchange market or in foreign currencies by the Gold/ Foreign Exchange parity, applied by the BANK. The CLIENT hereby agrees and undertakes that, in the event of delay in payment, it shall pay its debt calculated in foreign currency together with the interests and the accessories thereof and as being converted into Turkish Liras at the exchange rate applied by the BANK and that the default interest, which is imposed on the credits in Turkish Liras and which is specified under the Default article of this Agreement, shall be imposed beginning from the date of such conversion.

CLIENT hereby agrees that the foreign exchange purchase rates applied by the BANK shall be applicable in respect of set off transactions to be performed by the BANK in relation to the CLIENT’s foreign currency accounts and that said exchange rates shall only be applied if such exchange rates are determined by the Central Bank of the Republic of Turkey.

9.8.          Utilization of Vehicle Credit

CLIENT hereby agrees and represents to comply with the following provisions in the event that the BANK allocates the credit, which shall be allocated by it under this Agreement, as a Vehicle Credit wholly or partially within the scope of the Credit Limit.

CLIENT accepts and declares that it shall utilize this credit in cash in the manner that the credit account is debited according to its agreement with the BANK or by receiving a guaranteed check to be issued by the BANK in accordance with its procedures or by the transfer of credit amount to a third party on the basis of the CLIENT’s instruction in writing or delivery of the guaranteed check to a third party.

CLIENT hereby agrees and represents that this credit account herein shall operate not under the current account procedure, but in accordance with the repayment schedule which forms an annex and integral part of this Agreement, and that it shall pay at once in cash the instalments composed of principal amounts, interests, funds and taxes at the due dates which it accepts in said repayment schedule.

CLIENT hereby agrees and represents that it can only make interim payments other than the payments as per the repayment schedule in the event it pays the instalments corresponding to any date within the repayment schedule; that on the date of instalment, after the collection of the instalment amount and the amount associated with the interim payment by the BANK, a new repayment schedule shall be drawn up by the BANK for the remaining balance and with respect to the number of instalments, and that such new repayment schedule shall be signed by the

CLIENT and its surety, that the alteration of the repayment schedule which is made due to change in the interest rate and the interim payment, shall not be construed as a renewal of debt. For the interim payments referred to in this article, provisions of this Agreement relating to prepayment shall be applied.

CLIENT hereby agrees and represents that, in the event it intends to prepay its remaining debt before the maturity date, it shall be at the BANK’s sole discretion whether or not to accept such matter; that the prepayment of credit debt is only possible after payment of the instalment amount including the interest accrued as of the maturity date and upon payment of the prepayment commission and cost, set forth in the Credit Utilisation Instruction, together with the remaining principal amount.

CLIENT hereby agrees and represents that, after the date on which the credit is made available, the BANK shall not have any responsibility for the disputes that may arise between the CLIENT and the seller, from whom the CLIENT purchased/shall purchase the vehicle/s subject to the credit or the disputes that may arise as a result of the defectiveness, non delivery or late delivery of the vehicle or its returning back or due to similar issues, and that such disputes shall not affect repayment of the credit debt.

CLIENT accepts and declares that this credit may be made available as Foreign Currency Indexed (TL) credit or as foreign currency credit exactly; that in such case, provisions of this Agreement relating to Foreign Currency Indexed (TL) credit and Foreign Currency Credit shall be applied together with the provisions of this article which are not contrary to the nature of foreign currency indexed credit and foreign currency credit.

9.9.          Forward Transactions and Utilization of the Credit for Forward Transactions

CLIENT accepts that, in case the BANK agrees to allocate this credit within the scope of Credit Limit for forward transactions between the CLIENT and the BANK wholly or partially; then the provisions of this article, and if there is no provision in relation thereto herein; the Law on the Protection of the Value of Turkish Currency and the decrees issued or to be issued with respect to that Law, the decrees, regulations, bylaws, circulars, communiqué and other legal regulations promulgated by the Central Bank of Republic of Turkey and other official authorities which regulate these matters, and the generally accepted banking practices shall be applicable. CLIENT shall fulfil all kind liabilities on the transaction date, imposed by rules and regulations and that fall on it for the purpose of effecting Forward Transaction, on the maturity date that is mutually agreed. CLIENT agrees to deliver the information and documents demanded by the CMB and other related official authorities, to the BANK prior to execution of relevant transaction.

A Forward Foreign Currency Purchase / Sale Transaction is a credit transaction within the scope of related laws and regulations and at the same time, it is a derivative transaction and it is also a transaction whereby the transaction value date is further than the date of transaction. Forward Foreign Exchange Sale Transactions are the transactions through which the BANK sells to the CLIENT any foreign exchange amount against Turkish Liras; Forward Foreign Exchange Purchase Transactions are the transactions through which the BANK purchases from the CLIENT any foreign exchange amount against Turkish Liras. Forward Cross Currency Transactions are the forward transactions whereby the CLIENTS sells to the BANK a kind of foreign currency and buys another kind of foreign currency on deferred terms.

CLIENT accepts and declares that it shall fulfil its payment obligations associated with individual forward transactions, to be realized under terms and conditions set forth in this article, without any need for any further notices or formalities.

CLIENT, when agreeing in this article, accepts that due to the changes that may occur in the financial markets, it may gain profit when a comparison is made according to foreign exchange rates in the market on the maturity date and as well, it may suffer losses; that it accepted the rates and amounts set forth in the forward transaction instruction which is the annex of this article, by signing it at its free will; that it is not realizing the transactions depending on the written or oral declaration of the BANK; that the declarations of the BANK for information purposes can not be considered as investment advice; that it shall realize all kinds of the transactions based on this agreement and the transaction instruction, being aware of the risks and possible consequences of said transactions.

CLIENT hereby agrees and undertakes that it shall keep the amount, which shall be paid to the BANK in accordance with the forward foreign currency purchase and sale transactions which are realized, in its account with the BANK until 16:00 on the maturity date at the latest as available funds or shall deposit such amount to the account that the BANK shall specify.

THE BANK shall keep the amount, that is required to be paid to THE CLIENT in accordance with the forward purchase/sale transaction, in THE CLIENT’s account with THE BANK as available funds on the maturity date.

In the event that the CLIENT, on the maturity date , intends to perform the transaction with another convertible foreign exchange other than the one agreed; then, on the condition that such request for change is accepted by the BANK, the parities displayed on Reuters pages at the time on which the maturity date is negotiated for the transaction, shall be taken as the basis. Furthermore, any costs of the arbitrage transactions, and any taxes, duties or charges shall be borne by the CLIENT.

CLIENT accepts and declares in advance that, in case it fails to fulfil its liability to pay the receivable of the BANK arising from foreign exchange rate or parity difference on the maturity date, it shall be deemed to have fallen in default; that the BANK, at its discretion, shall be authorised to collect those amounts from the deposit or credit accounts of the CLIENT with the BANK by way of deduction and to commence legal proceedings against the CLIENT immediately, at its discretion.

The CLIENT,

a)         shall pay to the BANK the difference between the agreed forward sale price and the related purchase price of the Central Bank announced at 15:30 on the maturity, which is to be calculated based on the whole of the amount subject to forward foreign exchange sale transaction; in case the CLIENT fails to fulfil or partially fulfils its obligation related to the Forward Foreign Exchange Sale Transaction, it shall realize with the BANK, at the latest until 16.00 Turkish Time on the date of maturity (if the maturity date falls on a holiday, on the first business day preceding such date) automatically without need for any separate notifications. CLIENT agrees and undertakes in advance that, in addition to said difference amount and without need for any separate notice by the BANK, it is obliged to pay fully and in cash, the default interest at the rate to be determined according to Default article of this Agreement and the BITT (Banking Insurance Transaction Tax) relating thereto and all other expenses.

In case the party who fails to fulfil its obligation is the BANK; the difference between the related purchase price of the Central Bank announced at 15:30 on the maturity (if the maturity date falls on a holiday, on the first business day preceding such date) and the agreed forward sale price, shall be paid by the BANK to the CLIENT. If the BANK delays the payment, the BANK accepts to pay to the CLIENT default interest according to Default article of this Agreement.

Calculation for Forward Cross Exchange Rate Transactions, shall be made based on the difference between the agreed forward exchange rate (parity) and the related parity of the Central Bank announced at 15:30, according to above mentioned principles.

b)          shall pay to the BANK the difference between the agreed forward purchase price and the related purchase price of the Central Bank announced at 15:30 on the maturity date, which is to be calculated based on the whole of the amount subject to forward foreign exchange purchase transaction; in case the CLIENT fails to fulfil or partially fulfils its obligation related to the Forward Foreign Exchange Purchase Transaction, it shall realize with the BANK, at the latest until 16.00 Turkish Time on the date of maturity (if the maturity date falls on a holiday, on the first business day preceding such date) automatically without need for any separate notifications. CLIENT agrees and undertakes in advance that, in addition to said difference amount and without need for any separate notice by the BANK, it is obliged to pay fully and in cash, the default interest at the rate to be determined according to Default article of this Agreement and the BITT (Banking Insurance Transaction Tax) relating thereto and all other expenses.

In case the party who fails to fulfil its obligation is the BANK; the difference between the related purchase price of the Central Bank announced at 15:30 on the maturity (if the maturity date falls on a holiday, on the first business day preceding such date) and the agreed forward purchase price, shall be paid by the BANK to the CLIENT. If the BANK delays the payment, the BANK accepts to pay to the CLIENT default interest according to Default article of this Agreement.

Calculation for Forward Cross Exchange Rate Transactions, shall be made based on the difference between the agreed forward exchange rate (parity) and the related parity of the Central Bank announced at

15:30, according to above mentioned principles.

In extraordinary cases and/or in case information can not be obtained from other data providers; CLIENT accepts that the transactions shall be realized according to the foreign exchange rate to be determined by the BANK within the scope of good faith principles.

CLIENT may give to the BANK oral transaction instruction on the condition that it shall confirm it in writing (delivering it in hand or by courier to the BANK) within the same business day. CLIENT is obliged to transform its oral instruction to written Forward Transaction Instruction within the same business day and to confirm it to the BANK. Even if the CLIENT fails to give to the BANK Forward Transaction Instruction in the form of written confirmation regarding its oral instruction within the same day, transactions realized by the BANK upon oral instruction of the CLIENT shall be valid and be binding for the CLIENT. Parties agree that, in the event of instructions to be given by phone if the phone conversations are recorded by the BANK, these voice records shall be evidence in case of dispute.

In case the BANK makes available the credit accounts of the CLIENT with itself for these amounts for which the CLIENT is responsible for, or in other words it debits the credit accounts upon its discretion and by way of set off transactions; for such credit receivable, it may apply interest according to Default article of this Agreement and for such credit relation, provisions of this Agreement shall be valid.

In the event that the receivables in foreign exchange, which may emerge in favour of the BANK, is converted into Turkish Liras within the framework of this article; the CLIENT agrees that the foreign exchange selling rates at the counters of the BANK shall be applicable on the date of maturity, that it assumes any liabilities such as any taxes, duties, charges, funds and premiums, which may emerge under this article, and that it shall pay all such amounts in cash and at once upon first demand of the BANK.

In case the CLIENT becomes unable to fulfil its obligation related to an individual forward transaction on the maturity date, it shall be entitled to propose to the BANK to eliminate its obligation by a “reverse transaction” (a transaction in the same currency and amount with the forward transaction realized, but which is the reverse of the first transaction - in case of purchase, sale; in case of sale, purchase) on condition that it notifies the BANK of the matter in writing two days before the date of maturity, at the latest. CLIENT agrees in advance to pay in cash the exchange rate, parity and the like differences, amounts of which may occur against the BANK (only those which may emerge against the BANK) due to the reverse transaction on the maturity date, in the event the BANK agrees with such proposal.

The BANK may demand collateral from the CLIENT for forward transactions in necessary cases and the CLIENT shall fulfil such demand immediately according to provisions of this Agreement. Unless there is an agreement between the CLIENT and the BANK to the contrary, said collateral shall be in the form of cash deposit and it shall be pledged to the BANK. In case the liability to provide such collateral is not fulfilled within 24 hours after demand of the BANK, default provisions of this Agreement shall be applied for the CLIENT.

CLIENT accepts that all kinds of taxes, duties, charges, expenses, commissions and fees relating to transactions within the scope of this article, shall be paid by itself.

PARTIES accept that, even if this Agreement terminates for any reason, provisions of this Agreement shall continue to be valid and applicable with regards to open transactions pending within the scope of this article. CLIENT accepts and declares that it shall not transfer its pending transactions.

CLIENT accepts and declares that it shall not give instructions and shall not make transaction on any day other than the business days defined in this Agreement.

CLIENT declares that the Transaction Order given by it shall be considered as valid and the basis for relevant transaction and in any case, transactions shall be conducted by the BANK by taking into account the Transaction Order.

PARTIES accept that the electronic mails sent by the CLIENT to the BANK and by the BANK to the CLIENT for the transactions within the scope of this article, shall be considered as evidences within the scope of the article of this Agreement relating to evidences.

BANK shall not be responsible for any damages, and the consequences thereof, arising from use of postal services,

telegraph, telephone, telex or other communication systems or means of transportation or communication and in particular, losses, failures, misunderstandings, perversions or making double or more declarations during communication or transportation. Originals of instructions sent by fax and the annexes thereof, shall be delivered to the BANK by hand by post or by authorised employees of the CLIENT immediately after transmission of the fax message, indicating that it is for confirmation purposes. In case the original copy is not delivered, all liabilities relating thereto shall be borne by the CLIENT. CLIENT may not raise any claim against the BANK due to execution of transactions in accordance with instructions, originals of which are not delivered to the BANK and may not demand cancellation of the instruction and/or any transaction made according to the instruction.

9.10.           Utilisation of Letter of Guarantee, Guarantee and Counter Guarantee Credits

In case the BANK makes whole or a part of the credit opened by it under this Agreement, available as Letter of Guarantee, Guarantee and Counter Guarantee credit within the scope of Credit Limit; CLIENT accepts and undertakes that it shall be liable and indebted to the BANK for the amounts of letters of guarantee, guarantees and counter guarantees to be issued by the BANK on behalf of the CLIENT and all other legal and financial consequences thereof (including insurance premium liabilities and tax liabilities which shall arise due to the work guaranteed by relevant letter of guarantee). CLIENT accepts and undertakes that, said liability of it shall continue until return of related letter of guarantee, guarantee or counter guarantee by its Beneficiary to the BANK, until it is declared by the Beneficiary in writing to the BANK that it is null and void and that the Beneficiary releases the BANK from any liability thereunder or a court decision, which ahs become definite and to which the Beneficiary is a party, regarding cancellation of the letter of guarantee, guarantee or counter guarantee is presented to the BANK.

CLIENT agrees and represents that the liability of the CLIENT shall continue exactly as mentioned above even if the BANK makes the credit available in the form of guarantee or counter guarantee to be issued in favour of its correspondents or other organizations in order to ensure issuance of letters of guarantee abroad.

The BANK, upon mutual agreement with the CLIENT, may deliver the letters of guarantee, guarantee or the counter guarantees by itself or have another bank or its correspondents deliver the same or may deliver or cause the same to be delivered as a consortium within the framework of related legislation.

CLIENT agrees and represents that the BANK shall be free to deliver or not to deliver letters of guarantee, guarantees or counter guarantees and that the requests of the CLIENT for letters of guarantee, guarantees and counter guarantees shall be evaluated separately at each time by the BANK.

CLIENT agrees and undertakes that it shall be deemed to have accepted exactly the contents of the letters of guarantee, guarantees and the counter guarantees, the delivery of which are taken by the CLIENT in order to be conveyed to the beneficiaries of the same or which are used by the CLIENT in its business transactions.

CLIENT agrees that it shall deposit the difference to arise in the Turkish Lira equivalents of the amounts in foreign currencies in letters of guarantee, guarantees and counter guarantees due to changes in foreign exchange rates, forthwith and in cash in case such difference exceeds the credit limit set under this Agreement and that the amounts deposited thereby shall be also pledged in favour of the BANK.

CLIENT agrees that the undertaking and liability provided under this Agreement shall exactly apply without being changed on no condition, even in the event that the beneficiary fails to return the letters of guarantee, the guarantees and the counter guarantees or to release the BANK without any reason although the subject-matter of the letter of guarantee, the guarantee and the counter-guarantee is cleared and even in case that the CLIENT fails to return the same although the validity periods of the periodical/fixedly termed letters of guarantee, guarantees and counter guarantees expire.

CLIENT agrees and undertakes that it shall pay the commissions, excise taxes, duties, charges and other obligations and expenses at rates to be determined by the BANK in three months periods under the provisions of this article, in advance at the beginning of each three month period, to be debited by the BANK at the value date until the return and cancellation of the letters of guarantee, guarantees and counter guarantees to be issued for account of the CLIENT.

The CLIENT agrees and represents that, in case it fails to pay such amounts, the BANK shall be authorized to enter such amounts as debt in the CLIENT’S current account and to have default interest accrued pursuant to this Agreement or to render the debt due and payable by cutting off the credit. The CLIENT further agrees and undertakes that the commission rates may be changed within the framework as permitted by relevant rules and regulations and that it accepts the changes to be made in rates of taxes, duties and charges and that it shall pay the increased amounts in particular. Relating to increase of commission rates, article of this Agreement relating to commissions, shall be applied.

CLIENT agrees that it shall not be entitled to request wholly or partially the return of the commissions and excise taxes collected in cash at the beginning of each period or entered as debt in the CLIENT’s account by the BANK based on the reason that related letters of guarantee, guarantees or counter guarantees are returned or cancelled before expiration of the respective period or for any other reason.

CLIENT agrees that only the commissions on bid bonds shall be charged on monthly basis and that the BANK shall be entitled to have commissions accrued on bid bonds in three months periods, pursuant to the provisions of this article, if such bid bonds are not returned within one month.

CLIENT represents and agrees that the BANK shall be authorized to effect payments for the letters of guarantee, guarantees and counter guarantees and to enter the same as debt in the CLIENT’s account upon demand of the beneficiaries of letters of guarantee, guarantees and counter guarantees without the need for notification to the CLIENT by the BANK and without the need for taking legal steps and bringing a court order and irrespective of whether the conditions that might have been provided in the letters of guarantee, guarantees and counter guarantees are met or not and why or for which debt the suretyship or guarantee amount is demanded and the provisions of the agreement between the applicant and the beneficiary and whether such provisions are enforced or have been revoked or not and whether the commitment has been fulfilled or not and whether the force majeure allegations which might have been made are probable or improbable and without the obligation for inquiry of any of such issues by the BANK and that the CLIENT fully releases the BANK due to payments to be made by the BANK based on this power granted to it and that it shall repay to the BANK the amount paid forthwith, in cash and at once, together with the interest, to be charged at the rate set forth in relevant article of this Agreement relating to Default Interest beginning from the date on which such payment is made, and the excise tax thereof.

CLIENT agrees and represents that the BANK shall be entitled to deliver the very same text as may be demanded by the beneficiary or to integrate any and all terms to be demanded by the beneficiary into the texts of letters of guarantee, internal or external guarantees, internal or external counter guarantees, acceptance or aval. CLIENT agrees and undertakes that the BANK shall be entitled to take upon the payment of BANK’s interest and legal interest or interest at an interest rate determined by the BANK and penal clause etc payments for the time period elapsing from the date of indemnification or the date of issue or from the date to be determined according to relevant agreements and governing legislation until the date of payment in respect of the texts of letters of guarantee, internal or external guarantee, internal or external counter guarantee, acceptance and aval issued and/or to be issued by the BANK and that the CLIENT shall bear liability and obligation due to any and all financial and judicial consequences arising from the BANK’s inability to fulfil its guarantee obligation promptly on account of the instructions given or legal measures taken by the CLIENT.

In cases where the BANK has issued foreign currency based letters of guarantee, guarantees or counter guarantees, addressed to people domiciled abroad or in Turkey and the same are required to be paid upon demand; the foreign exchange rate set forth in the letter of guarantee, guarantee or counter guarantee shall be taken as the basis. CLIENT agrees and undertakes that it shall forthwith pay to the BANK any amount named as exchange rate difference, parity difference, premium, additional premium and those required to be paid under any other name or additional payments, taxes and costs which may be charged due to provision of the funds in foreign exchange subject to letter of guarantee, by way of arbitrage and the courier credit interests to be charged by correspondents due to transfers to be made by benefiting from courier credit, including the taxes relating thereto. CLIENT agrees that the foreign exchange selling rate to be assessed by the BANK on the accruement date shall be taken as basis in calculating the commission to be received by the BANK when letters of guarantee, guarantees and counter guarantees with foreign amounts are issued and that the necessary correction shall be applied during the exchange rate conversion. The CLIENT agrees and undertakes that it shall fulfil all of its obligations and pay the exchange rate differences arising due to the foreign exchange rate assessed by the BANK and required to be applied for transfer of funds in foreign currency, in cases where the liquidation of these letters of guarantee, guarantees or counter guarantees are required.

CLIENT agrees to pay forthwith any expense, commission and excise tax to be charged by the correspondents of the BANK on account of the letter of guarantee, guarantee or counter guarantee and which shall be agreed by and between the BANK and the CLIENT in the Credit Utilisation Instruction or in another written instruction and any other amount paid by the BANK, to the BANK as of the value date on which the BANK is indebted.

CLIENT agrees and represents that it shall pay the taxes and other costs provided in the legislation, to the tax office concerned and present the receipts of the same 15 (fifteen) days before the transfer maturity dates, if payment of interest debts and the payment of a certain net amount of interest to abroad has been undertaken in the letter of guarantee which is issued as security for a credit received by the CLIENT from abroad, and that the BANK shall otherwise be entitled to deposit such amounts by debiting the CLIENT’S account and apply to The Central Bank of the Republic of Turkey as well as to collect said amounts from the CLIENT, together with the default interest thereof to be calculated in accordance with the provisions of this Agreement.

CLIENT agrees and represents that in the event that the BANK issues external guarantee as security for the foreign credit to be received by the CLIENT, it shall pay the commission at the rate to be assessed by the BANK and the excise tax thereof in consideration for the intermediary services to be provided by the BANK in the foreign credit transaction which will constitute the subject matter of the guarantee.

CLIENT agrees and undertakes that the provisions of this Agreement shall also apply to the letters of guarantee, guarantees and counter guarantees to be issued for account of third parties by the BANK upon CLIENT’S request.

BANK is authorized to demand the amounts of letters of guarantee, guarantees, counter guarantees issued or the import letters of credit (including the term letter of credit) or import acceptance and aval-based credits opened in favour of the CLIENT or the bills of exchange accepted or granted with aval by the BANK or its correspondents under this Agreement, for which the BANK bears liability as well, to be deposited with the BANK. CLIENT agrees and undertakes in advance that it shall meet the BANK’s demands based on this article forthwith and shall deposit cash funds or furnish the collaterals to be demanded and accepted by the BANK under the terms and conditions to be deemed as appropriate by the BANK. CLIENT agrees and undertakes that, in cash the amount demanded by the BANK is in foreign currency, it shall deposit, deliver or pledge or pay the amount demanded by the BANK, to the BANK exactly or its Turkish Lira equivalent to be calculated based on the foreign exchange selling rate of the BANK applicable on the date when the CLIENT shall deposit, deliver or pledge or pay such amount. CLIENT agrees and represents that, in case the CLIENT fails to fulfil its commitments set forth in this article despite the written demand of the BANK; the BANK shall be entitled to proceed and claim for the amounts demanded by the BANK and the amounts of difference of foreign exchange to be calculated based on the foreign exchange selling rate of the BANK until the date on which such amounts shall be paid actually by the CLIENT, including default interest thereof to be calculated according to related provisions of this Agreement.

9.11.           Utilisation of Credit for Letter of Credit

CLIENT agrees that it shall file an application to the BANK for the issuance of each letter of credit it demands to be opened, in case the BANK consents to make whole or part of the credit available as a non-cash letter of credit and that it shall make use of such credit under the following terms and conditions.

CLIENT agrees and undertakes that the BANK shall be authorized to issue letters of credit based on the application letter for letter of credit to be filed at each time by the CLIENT and to effect any transaction concerning this letter of credit and to accept and execute the amendment requests made by the CLIENT regarding the letters of credit; that the BANK shall be free to accept or reject letter of credit applications or any request for amendment relating to letter of credit and that the terms and conditions of this Agreement shall exactly apply even in the event that the amendment requests are accepted by the BANK and that the BANK shall be authorized to cancel the letter of credit at any stage of the letter of credit transactions within the framework of relevant rules and regulations and international rules.

CLIENT agrees that the BANK may demand, at any time, from the CLIENT, partially or wholly, the foreign currency or Turkish Lira equivalents of the foreign currency amounts associated with each application for letter of credit to be subjected to the fundamental principles of this Agreement, in order to constitute a provision for the foreign exchange transfer or sales in accordance with the legal provisions, and to collect such amount from its debtor and creditor current accounts or to deposit such amount and no payment shall be effected in favour of the CLIENT out of these accounts or that the BANK may ask for any collateral to be furnished in return for such amounts and that the BANK shall at no time be responsible for failures and delays in transfer or sale of the amounts in foreign currency subject to letter of credit due to relevant rules and regulations, force majeure events and international embargo.

CLIENT agrees that it shall pay the commissions, taxes and any costs relating to the letters of credit to be issued by the BANK under this Agreement, in foreign currency or in Turkish Lira based on the foreign exchange selling rates assessed by the BANK, where the decision as to which date is to be taken as basis shall be solely made by the BANK, and that the amounts payable at any stage of the letter of credit under any name whatsoever shall be born by it and shall be paid by the CLIENT to the BANK upon its first demand.

CLIENT agrees and undertakes that the letters of credit, which the CLIENT shall demand to be opened by the BANK and any amendment relating to the same shall be governed by the legal provisions that are currently in effect and to become effective in the future and the uniform rules laid down by the International Chamber of Commerce and provisions of international embargo regulations and that the CLIENT shall completely fulfil the legal provisions that are currently in effect and to become effective in the future concerning the letter of credit and the import transactions appurtenant to the same and duly execute and according to conduct and complete all the transactions required thereon in timely manner.

Any document and undertaking required by competent authorities shall be issued, delivered and the terms and conditions thereof shall be fulfilled by the CLIENT. All the undertakings of the CLIENT on such documents shall be deemed exactly valid before the BANK as well in relation to the relevant transactions. CLIENT agrees in advance that the liability, damages and losses which might arise due to failure to fulfil the transactions necessitated by the letter of credit and the importation of the goods covered under the letter of credit in accordance with the legislation shall be completely borne by the CLIENT and undertakes that it shall compensate any kinds of damages which might be incurred by the BANK therefore.

CLIENT agrees that it shall not possess any right of objection for the period between the date of instruction given to the BANK for both the letter of credit and other transfer instructions and the actual sale and transfer date of the foreign currency amounts and for the delays thereon and shall not be entitled to hold the BANK responsible therefore.

CLIENT further agrees that the differences resulting from the changes to occur in the exchange rate until the date of actual sale or transfer to abroad and the losses to arise from the exchange of two foreign currencies shall be borne by the CLIENT and that the amounts in foreign currency or Turkish Liras corresponding to all of the same shall be entered as debt in the debtor and/or creditor accounts of the CLIENT.

CLIENT represents that all the financial, monetary and penal obligations, which might be laid on the BANK as a result of any dispute between the parties related to letters of credit, shall be borne by the CLIENT and that the CLIENT shall forthwith pay the receivable of the BANK resulting from the letter of credit.

CLIENT agrees that the bills of lading, bills of freight, bills of sale, insurance policies, carriage receipts and other documents representing the commodities to be imported in relation to the letters of credit to be opened by the BANK, shall be issued in the name of the BANK or shall be endorsed or assigned to the order of the BANK in order to constitute collateral and that any right established in favour of the BANK under this Agreement can also be exercised for the goods covered under the letter of credit.

CLIENT agrees that, if it is deemed as appropriate by the BANK, the amount of letter of credit may be compensated by transferring the Turkish Lira equivalent thereof to be calculated based on the foreign exchange selling rate of the BANK, valid on the date when the correspondent accounts of the BANK are debited, from the credit accounts opened and to be opened in the name of the CLIENT and that the accrual of interest in such bank transfers shall commence on the date when the correspondent accounts are debited and that the highest interest rate applicable to the short-term credits shall be applied on said credit.

CLIENT represents and undertakes that it shall immediately pay to the BANK without any objection, the letter of credit amount in foreign currency or the Turkish Lira equivalent to be calculated based on the foreign exchange selling rate valid on the date of transfer as well as the total debt amount including any cost, tax and duty, without the need for further notice, on the date when the correspondent account is debited at the latest, irrespective of whether the documents which are presented to the BANK’s correspondent are received at the counters of the BANK or the goods arrived at the customs or not.

CLIENT agrees that, in case the CLIENT fails to pay its debt in foreign currency or Turkish Liras equivalent thereof to be calculated based on the current foreign exchange selling rate on the date of transfer, as of the date on which the documentary amount of the letter of credit is paid in favour of the beneficiary of the letter of credit and debited in the accounts of the BANK; the BANK shall be entitled to have default interest to be calculated pursuant to the article of this Agreement relating to Default, accrued on either the same amount in foreign currency or the equivalent of the same to be determined by the BANK by means of the conversion of the letter of credit amount into Turkish Liras based on the BANK’s foreign exchange selling rate valid on the date when the correspondent accounts of the BANK are debited.

CLIENT agrees and undertakes that it shall pay, without the need for further notice, the differences arising from exchange rates on the date when the correspondent accounts of the BANK are debited and the debts of the CLIENT resulting from commissions and other expenses, in case the entire Turkish Lira equivalent of the letter of credit amount is deposited by it to BANK at the opening phase of the letter of credit.

CLIENT agrees and represents that the rate valid on the date when the foreign currency sale is effected in the name of the CLIENT, may be applied in the transactions with the CLIENT in case the BANK is compelled to effect the foreign currency sales out of the maturity period of the letter of credit due to any reason not attributable to the BANK and that the interests and commissions and any other expenses associated with the transaction shall be borne by the CLIENT and shall be paid at once and in cash upon the first demand of the BANK in case courier credits are utilized with the foreign correspondents for the payment of the letter of credit amount from the foreign exchange availability of the BANK.

CLIENT agrees and represents that it, for each import letter of credit to be opened in favour of the CLIENT by the BANK, a guarantee shall have been given by the BANK to the correspondent and that therefore, it shall pay in cash and in advance the letter of credit commissions determined within the framework of article 6 of this Agreement and the taxes relating thereto beginning from the date on which the letter of guarantee is opened with the BANK due to import letter of credit guarantee, whether the letter of credit amount is paid to the BANK in advance or not.

CLIENT agrees that the abovementioned BANK commission, as well as any commission, expense and respective interests accrued on them, demanded and collected from the BANK in relation to the letter of credit by the correspondent bank shall be borne by the CLIENT and shall be paid by the CLIENT to the BANK upon first demand of the BANK and the foreign exchange rate adopted in the collection of the expenses and commissions of the BANK and the correspondent bank as mentioned in this article shall be the foreign exchange rate applicable on the date when the foreign currency sales transaction concerning the same are made and the CLIENT shall pay them to the BANK on the date of demand.

CLIENT agrees and undertakes that, in case there are unpaid, or to be paid, commissions and costs owed by the BANK or its correspondent on the date when relevant documents are delivered to it in consideration for the payment of the debts thereunder, it shall pay them to the BANK together with accrued interest thereof, upon first demand of the BANK.

CLIENT agrees in advance that the BANK shall in no way be responsible for the form, competency, accuracy, validity of the letter of credit documents to be delivered by the correspondent of the BANK and the unduly issuance or distortion of the same and the sort, type, description (specifications), value and quantity of the commodities indicated on such documents and the type, nature and number of the packages of the same and the conformity of the same with the commodities originally ordered and the general, specific terms and conditions and reservations and provisions set out in said documents and the moralities of the consigners or other intermediaries and persons and the transactions effected by the same and the solvencies of the shippers and insurers of the commodities and the handling of the goods covered under the letter of credit between the places of loading and destination and the expenses and documents pertaining to the same and the defects and mistakes which might occur in any and all mailing, telegraph, telex, fax, electronic mail, SWIFT and telephone communications and translations pertaining to the said letter of credit and any and all damages and losses which the commodities might incur during the shipping process and as they are stored in depots and warehouses, in short, the changes in quality and quantity which might occur due to any reason whatsoever, including the force majeure, and the changes and losses which might occur in qualifications and the encumbrances to be imposed by any law and administrative regulations existing in all stages of the letter of credit or to be affixed in the future and the legislations and encumbrances existing in the countries where the beneficiaries are residing under normal and extraordinary conditions or in the countries via which the goods may travel to Turkey.

Therefore, the CLIENT agrees and undertakes that the defectiveness of the documents received by the CLIENT or the defectiveness or faultiness of the goods covered under the documents and the incidents such as the loss or non-delivery of the goods shall not concern the BANK or otherwise impede the liability of the BANK to effect payments to its correspondent and the BANK’s right to collect the amounts to be paid by it, from the CLIENT.

BANK, at its discretion, shall be authorized to carry out any transactions relating to letter of credit on behalf of the CLIENT and clear the goods covered under the letter of credit issued in the name of the CLIENT through the customs on behalf of the CLIENT and to pay any tax, duty, charge and fund to this end and to debit the accounts of the CLIENT for such amounts. BANK shall have the right of pledge on the goods, in case the goods are cleared through the customs by the BANK. However, the BANK shall in no way be obliged to clear the goods through the customs.

CLIENT agrees that it shall fulfil the applicable legal provisions completely in the transactions concerning the letter of credit and shall take all measures accordingly and conduct necessary transactions and obtain any document concerning such transactions and deliver the same to the BANK and submit letters and letters of undertaking consistent with the format required by governmental agencies and the Central Bank of the Republic of Turkey and fulfil the provisions thereof and that, furthermore, all the provisions contained in such documents to be given to said authorities, shall apply in favour of the BANK in aforementioned business affairs.

In case the correspondents refuse to make payments concerning reserve or any other reason, the BANK shall place an order of payment to its correspondent upon revocation of the reserve by the CLIENT or elimination of the other causes obstructing the execution of payment and in such case, the foreign exchange selling rates of the BANK on the date of payment order, shall be valid.

CLIENT agrees that it shall pay in cash and in advance the RUSF (Resource Utilization Support Fund) and similar obligations under any name whatsoever to arise in the event that the goods covered under the letter of credit are cleared through the customs and subsequently, the prices thereof are paid.

BANK shall be authorised to demand that the amounts for which the BANK shall also be liable due to import letters of credit (including deferred letter of credit) or import acceptance and aval credits, opened in favour of the CLIENT based on this Agreement or due to bills of exchange accepted or on which aval is affixed by its correspondents, be deposited by the CLIENT. CLIENT accepts and undertakes in advance that it shall immediately fulfil the demands of the BANK based on this article and shall deposit cash amount or shall give the collaterals to be demanded and accepted by the BANK, under the terms and conditions to be deemed as appropriate by the BANK. In case the amount demanded by the BANK is denominated in foreign currency; CLIENT accepts and undertakes that it shall deposit, convey or pledge or pay such amount exactly or the Turkish Lira equivalent thereof to be calculated on the basis of foreign exchange sale rate of the BANK, valid on the date when such amount shall be deposited with, conveyed or pledged or paid to the BANK. CLIENT accepts and declares that, if it fails to fulfil its commitments set forth in this article despite written demand of the BANK; the BANK shall have the right to commence legal proceedings and lawsuits in order to recover the amounts demanded by the BANK and the foreign exchange rate difference amounts, to be established at the foreign exchange sale rate of the BANK until the date on which said amounts shall be paid actually, together with the default interest thereof to be calculated according to relevant provisions of this Agreement.

9.12.           Utilisation of Discount and Redemption Bill Credit

CLIENT agrees that it shall convey commercial bills of the type and quantity acceptable to the BANK by an endorsement for assignment purposes, in case the BANK agrees to make the whole or part of the credit utilized under this Agreement as documentary or non-documentary redemption bill credit. CLIENT represents that it consents to the enforcement of the provisions of this Agreement relating to Utilisation of Credit Against Pledge on Commercial Bills in particular, regarding such bills.

CLIENT agrees and represents in advance that, in case the amounts relating to discount and redemption transactions made on commercial papers and the Turkish Lira equivalent of the amounts of cheques denominated in foreign currency and drawn on all foreign banks in Europe, America and other foreign countries are paid to itself after being subject to redemption; it shall pay its debts arising from the payment made to it, in Turkish Liras or in the foreign currency in which related check is issued, as may be considered appropriate by the BANK, due to non-payment of those cheques or inability to collect them for any reason and non-payment of the deeds which are subject to discounting and redemption transactions, together with the interests at the Turkish Lira or foreign currency interest rates to be determined according to article 5 and 6 of this Agreement, commissions, excise taxes, funds, differences of exchange and any difference imposed against under any name whatsoever, in Turkish Liras or in foreign as may be deemed appropriate by the BANK and that otherwise, default interest shall be applied for the debts owed by it to the BANK, at the rate and in the manner set forth in this Agreement.

CLIENT agrees that it shall pay the Turkish Lira equivalent of its debt to the BANK, upon the BANK’s written demand, based on the BANK’s foreign exchange selling rate applicable on the date of such demand or the date on which the payment is made in favour of the BANK (depending on the BANK’s choice), in case the BANK requests the repayment of the CLIENT’s debt arising from this credit in Turkish Liras.

CLIENT accepts and represents that the BANK shall not bear any responsibility if a payment ban is imposed on the foreign checks or the checks are lost and that the CLIENT shall be entitled to duly file actions in such cases at its discretion for revocation of the ban and nullification of lost checks and that it shall be obliged to effect payments in favour of the BANK in foreign currency for the amounts of cheques, payments of which are banned or which are lost.

CLIENT agrees and represents that the financial, legal and penal liability to result from any act of the CLIENT that is in violation of the terms set forth in this article and particularly of the CLIENT’S commitment with respect to the purchase of the checks of foreign banks, shall be borne by the CLIENT itself and that the CLIENT hereby waives from any claim against the BANK to arise in the event that the cheques are not paid or not returned or lost by the correspondent BANK for any reason whatsoever or as the checks are not returned to the CLIENT due to non-payment of the debt.

9.13.           Establishment of Import Acceptance and Aval-Based Credit

In the event that the BANK agrees to make the whole or part of the credit launched by the BANK under this Agreement available as import acceptance and aval-based credit within the scope of Credit Limit, such credit shall be made available via granting of acceptance or aval on the documentary time drafts in foreign currency to be drawn by foreign dealers on the BANK or its correspondent foreign banks for the sake of the goods to be imported by the CLIENT on condition that the conditions provided under the joint and several responsibility of the CLIENT under this Agreement and in the governing legislation are fulfilled by the CLIENT.

CLIENT agrees and undertakes that it shall pay the expenses and commissions pertaining to the letter of credit at rates and subject to the conditions set out in “the Letter of Credit Application Letter” as well as the commissions, taxes and expenses related with the acceptance or aval to be demanded by the correspondent and the commissions and other expenses and the excise tax at the rates and subject to the conditions separately set out in the Letter of Credit Application Letter due to the liability of the BANK for its correspondent in letters of credit based on lodge acceptance credit at the counters of the BANK’s correspondent and the commission and the respective excise tax at the rates and subject to the conditions to be set out in the said application letter in cash at the beginning of each period on the date when charged by the BANK in letters of credit based on lodge acceptance credit, at the counters of the BANK.

In cases where the credit would be used by the CLIENT, in full or in part, within the framework of import transactions against goods or against documents, CLIENT agrees and undertakes that it shall consign the receipt, a copy of which shall be presented to the BANK, or the bill of exchange mentioned in the instruction letter in which the drawer of bills of exchange shall specify the foreign currency and the term as well as the Customs certified invoice, the original copy of the insurance policy and the price registration certificate and the other documents required by the BANK and that the CLIENT shall use the credit provided that the BANK gives acceptance or aval to the transaction and immediately pay the commission and the respective excise tax on the date when accrued by the BANK at the rates and subject to the conditions to be set out in the said receipt besides the commissions and expenses caused by transactions because of such undertaking of the BANK before the holders of bills of exchange.

CLIENT agrees that it shall pay the commissions relating to this credit, in the manner permitted by relevant laws and regulations and according to the article of this Agreement regarding Commissions.

CLIENT agrees and represents that the foreign currencies constituting the provision of the acceptances or avals granted on account of the CLIENT or their equivalent in Turkish Liras to be calculated pursuant to the principles set forth in this Agreement, shall be debited to the account of the CLIENT through a temporary regulatory account to be opened under the relevant principal account at the counters of the BANK and therefore the CLIENT shall be liable for and obliged to indemnify the BANK due to any consequence resulting from the acceptances and avals granted to that end.

CLIENT agrees that, for transfer of foreign currency amounts of the bills of exchange accepted or for which aval is given (including interests in case of an interest bearing bill of exchange) by the BANK itself or through the Central Bank of the Republic of Turkey to the foreign correspondent which shall pay the amount of relevant bill of exchange or to the bearer of the bill of exchange or to its order; foreign currency amounts thereof subject to the provisions set forth in this Agreement or their Turkish Lira equivalents shall be paid by the CLIENT to the BANK and that, otherwise, default interest to be calculated according to Default article of this Agreement shall be applied without need for any notice and the BANK shall be authorized to close whole or a part of other credits whether matured or not and to start legal proceedings thereby.

CLIENT agrees that the foreign exchange selling rates assessed by the BANK and based on the dates determined at the BANK’s sole discretion shall be applied on the principal amounts, interests, commissions, expenses and foreign amounts under any name whatsoever to be transferred in relation to the bills of exchange accepted or avalized and the interests and other amounts payable under any name whatsoever shall be borne by the CLIENT and paid to the BANK forthwith upon the BANK’s first request at each time in the event that the fund participation share, exchange difference, premium, additional premium, bill of exchange amounts are paid in advance or subsequently from the foreign currency position of the BANK and courier credits available at the counters of foreign correspondents are benefited from for such payment as of the commencement of the utilization of the credit based on the foreign exchange rates assessed by the BANK.

CLIENT further undertakes that it shall forthwith pay to the BANK the discounts and expenses of the dealer on the date to be deemed as appropriate by the BANK and upon the BANK’s first request subject to the provisions of this Agreement, if the CLIENT has undertaken to pay said discounts and expenses although related bills of exchange do not contain any interest provision.

In cases where the import transaction cannot be executed, the goods are deported or the transfer cannot be achieved for any financial or legal reason, CLIENT agrees and represents that all the debts and obligations which might arise from the bills of exchange avalized by the BANK or accepted by the BANK’s correspondents shall be borne by the CLIENT and the BANK shall be authorized to effect payments in favour of the holders of the bills of exchange as avalist without taking into consideration the disputes which may occur between the CLIENT and the exporter and other third parties.

BANK shall be authorised to demand that the amounts for which the BANK shall be liable due to import letters of credit (including deferred letters of credit) or import acceptance and aval credits and due to bills of exchange accepted or avalised by the BANK or by its correspondents, be deposit by the CLIENT. CLIENT accepts and undertakes in advance that it shall immediately fulfil demands of the BANK based on this article and shall deposit required cash amounts or it shall give the collaterals to be demanded and accepted by the BANK, under the terms and conditions to be deemed appropriate by the BANK. In case the amount demand by the BANK is in foreign currency; CLIENT accepts and undertakes that it shall deposit, transfer or pledge or pay said amount exactly in relevant foreign currency or the Turkish Lira equivalent thereof, to be calculated based on the foreign exchange sale rate of the BANK on the date on which it shall deposit, transferor pledge or pay such amount. CLIENT accepts and declares that, if it fails to fulfil its commitments set forth in this article despite written demand of the BANK, the BANK shall be entitled to commence legal proceedings and lawsuits for recovery of the amounts demanded by it, together with foreign exchange difference amounts to be determined according to foreign exchange sale rate of the BANK until the date on which said amounts are actually paid by the CLIENT and the default interest to be calculated according to relevant provisions of this Agreement beginning from the date of demand.

9.14.           Establishment of Export Credit

CLIENT agrees that it shall fulfil the following requirements as well if the BANK consents to make the whole or part of this credit available as export credit in favour of the CLIENT within the scope of the Credit Limit:

CLIENT agrees that it shall ensure that the letter of credit shall be opened with the BANK in respect of the export transactions to be realized by the CLIENT and that any bill of lading and consignment note pertaining to the goods in export transactions carried out against documents, shall be issued or endorsed for collateral purposes directly in the name of the BANK as necessary. However, the CLIENT shall bear all the responsibility in respect of the documents and the goods represented by the same even in such case.

CLIENT agrees and undertakes that it shall pay the interests, commissions, funds and excise taxes at the rates determined according to related provisions of this Agreement forthwith and in cash and that the CLIENT shall be obliged to pay the interests, commissions, funds and excise taxes to be accrued and entered as debt in the CLIENT’s account, even if the credit limit is convenient, subject to the conditions that the foregoing shall be assessed on the dates to be determined by the BANK and added on the principal debt and shall be paid in favour of the BANK in the foreign currency constituting the basis for this export credit.

CLIENT agrees that the amounts to be obtained as a result of the collection of the letter of credit amount or the documents shall constitute the collateral for this credit and shall be pledged to the BANK.

CLIENT agrees that the BANK shall not bear any liability or the CLIENT shall not be entitled to any claim for designation of the correspondents or any failure to collect the funds for any reason whatsoever.

CLIENT agrees and undertakes that it shall pay the exemptions amounts for any taxes, duties, charges and funds, applied for the credit, in case the tax exemptions terminate, together with the fines to be calculated according to applicable laws and regulations.

CLIENT accepts and undertakes that, in case the CLIENT delivers certain documents to the BANK in connection with an export letter of credit, for which credit is provided or not (including the cases where the BANK gives confirmation for relevant letter of credit and as it shall be liable to have full knowledge about terms and conditions of the letter of credit and to give the documents in compliance with such terms and conditions, to the BANK on time) or in the form of import documents and collects the proceeds thereof, however, the BANK can not collect the amounts of such documents due to reserve imposed by correspondent bank or becomes liable to return the amounts of documents collected by it, to the correspondent; it shall return said foreign currency amounts paid to it, immediately and exactly in the same foreign currency (or Turkish Lira equivalents thereof to be calculated based on the BANK’s foreign currency sale rate on the date of return) upon first demand to be made by the BANK.

CLIENT accepts, declares and undertakes that, in case it fails to perform the exports undertaken by it completely or partially; it shall pay to the BANK, upon its first demand, amounts of exemptions for any kinds of taxes, duties, charges given for the credit according to Resolutions and Communiqués on Export Incentives and the Banking and Insurance Transactions Tax (BITT) to be calculated based on the sum of interest, commission and other costs thereof and other taxes, duties and charges arising from credit transactions and which are not collected, together with delay penalty to be calculated according to the Law no. 6183 and the fund deduction to be calculated according to Resolutions and Communiqués regarding Resource Utilisation Support Fund (RUSF), together with the default interest thereof in the manner and at the rate set forth in said Resolutions and Communiqués; that the BANK shall be entitled to demand such amounts from the CLIENT, even before depositing them with relevant authorities; that in case it fails to pay said amounts despite written demand of the BANK, default interest shall be charged according to Default article of this Agreement, in addition to those amounts specified above, beginning from the date of demand until the date of actual payment.

9.15.           Utilization of the Credit against the Pledge of Export Documents

CLIENT agrees that the following provisions shall apply if the BANK consents to make whole or part of this credit available against the pledge of export documents within the scope of Credit Limit.

CLIENT agrees that the costs and expenses relating to shipment of the goods, subject to the said export documents, to the destination country shall be borne by the CLIENT itself.

CLIENT agrees that the bill of lading, insurance policy or the certificate of origin relating to such goods shall be issued or endorsed in the name of the BANK directly. CLIENT agrees that the issuance or endorsement of the bill of lading or other documents in the name of the BANK, shall serve the purpose of establishing rights of lien and retention in favour of the BANK, on the goods represented by said bill of lading in accordance with the provisions of this Agreement.

Documents required to be delivered to the BANK by the CLIENT, shall be given by the CLIENT itself and such documents shall be handed over to the beneficiary through the correspondent approved by the BANK in return for the settlement of the policies or invoices constituting the basis of the goods under the provisions of the permission of the competent authorities, in accordance with the instructions and the modes of sale consistent with the governmental decree and the Foreign Trade Regime provisions in force.

CLIENT agrees in advance that all the expenses and commissions to be incurred by the correspondent bank on account of collection of the value of export documents and the value of foreign stamps taxes required to be affixed by said correspondent on the bills of exchange or other documents and any other expenses, shall be borne by the CLIENT itself.

CLIENT agrees in advance that the BANK shall be totally free to grant or not to grant credit upon presentation of the export documents. In case the BANK grants credit for the goods to be exported by the CLIENT based on the FOB procedure (FOB exports amounts specified in the customs declaration); CLIENT agrees that it shall pay its debts including the interests accrued on such debts and the other expenses forthwith upon first demand of the BANK in the event that the said goods incur partial or total loss or damage.

CLIENT agrees in advance that, in case the sales transaction is concluded in a country which has entered into a commercial and clearing agreement with Turkey and the foreign currency amounts are finally transferred through the Central Bank of The Republic of Turkey, payments to be made in Turkish Liras by the Central Bank of the Republic of Turkey as the equivalent of foreign currency amounts, shall be unconditionally effected to the BANK who is entitled to receive those payments as loss payee of the pledged commodities and the value thereof.

CLIENT agrees that, in case that the value of the goods under the export documents constituting the security of the credit granted by the BANK in accordance with the provisions of this Agreement, are not paid by the importers in the country, to which such goods have been shipped, within the time period established as per the sales agreement or the collection of such amounts is delayed or cannot be made due to unavailability of the accounts subject to clearing agreement between the country of the consignee and Turkey or any other reason even if the value of the goods have been paid by the consignee or such amounts cannot be imported to Turkey for whatever reason; the BANK shall be entitled to declare its receivables due and payable without waiting for the collection of the foreign amounts constituting the value of the goods and that the CLIENT shall forthwith pay its debts including the interests accrued on such debts and all expenses and commissions pertaining to the same upon the first written request of the BANK.

CLIENT agrees that any commission and mail, telegraph, telephone, telex, fax, swift messages, to be determined by the BANK or its correspondent in relation to collection of the value of the export documents constituting the subject matter of this Agreement, and any premium, additional premium, obligations and accessories thereof relating to insurances to be provided according to this Agreement, and any warehousing and safekeeping charge to be incurred in case that the goods constituting the subject matter of the export transaction are placed in depots and warehouses by the BANK, and the manipulation, sales and transhipment charges and various expertise, inspection and analysis costs shall be borne by the CLIENT and shall be entered as debt in the CLIENT’S account.

CLIENT agrees in advance that the CLIENT shall be personally responsible for the form, adequacy, accuracy, reliability and the legal extent and the lack of being duly issued or the state of being distorted of the export documents which will be submitted in order to be collected by correspondents of the BANK, and for any and all specific or general limiting terms and conditions written on said documents, and for the moralities of the purchasing companies or other agencies and the transactions made by them, and for solvencies of the shippers and insurers of the commodities, and for the carriage operation and the expenses pertaining thereto in the event that the carriage of the goods constituting the subject matter of the export documents between the places of loading and destination is partially or wholly made via overland or river route, and for the enforcement of the insurance provisions that are customary in the carriage operations performed via overland or river route, and for any measure to be taken and any cost and amount to be paid by the BANK due to claims of third parties on the goods, the documents or the value thereof or the insurance damages, and that the BANK shall not bear any commitment and liability regarding such matters.

Likewise, the CLIENT agrees and declares that the BANK shall not bear any liability for the kind, type and descriptions (specifications), values and quantities of the goods indicated on such documents, and for the mode of packaging, the number and the type of packages of such goods, and for the inconsistency of such details with the commodities ordered, and for the major and minor averages, recoveries, war perils and the manufacturing defects, damages caused by rats and insects such as moth and natural elements, loss of weight, reduction by wastage, leakage, in short, any and all changes and deterioration of quality and quantity for whatever reason as well as the force majeure, including any and all losses and damages, including theft, which might be incurred by the commodities both during the entire voyage and during the time when such commodities are stored in depots and warehouses.

CLIENT agrees in advance that the BANK may not be deemed to bear any commitment and liability for any governmental decree and Foreign Trade Regime amendments that are currently in force or to come into force in the future, and the restrictions to be imposed by the administrative legislation, and the legislations and encumbrances applicable, under normal or extraordinary circumstances, in the countries where the purchasing companies or the goods are located.

CLIENT agrees that the BANK shall be entitled to deliver the documents in return for the fulfilment of credit obligations completely, in case the commodities constituting the subject matter of the export transaction are returned to Turkey for any reason and that the BANK shall have lien on both the goods held at the customs and the goods cleared through the customs until the credit debt is paid and liquidated.

9.16.           Utilization of Eximbank Credit

In case the BANK makes whole or part of this credit available as Eximbank Credit within the scope of the Credit Limit, BANK and the CLIENT agree that an Eximbank credit may be opened in favour of the CLIENT on condition that the obligations of the CLIENT arising from this Agreement and its obligations arising from the Firm Commitment(s) to be signed by the CLIENT at the counters of Eximbank in relation to the credits to be utilized by the CLIENT and the said Commitment and the provisions of this Agreement shall exactly apply.

CLIENT agrees, represents and undertakes that it shall use the credit to be opened in its favour within the framework of this Agreement in line with the provisions covered under its abovementioned Commitment(s), and that it shall repay the credit to the BANK on the maturity date at the latest together with the interest to be accrued on the credit (T.Eximbank and the bank interest) without the need for further notice, and that it shall pay to the BANK the default interest at the rate mentioned in Default article of this Agreement for the period elapsing from the maturity date until the repayment of the credit completely at the counters of the BANK and the taxes, funds and similar legal obligations to be calculated according to such default interest in case the CLIENT fails to pay its debts on the maturity date.

9.17.           Obligations of the CLIENT Relating to Incentive Practices

a)          CLIENT undertakes that it shall fulfil the exportation in the amount of convertible currency as much as the aggregate of the minimum principal amount, interests, commissions and expenses pertaining to the credit utilized by the CLIENT by virtue of the export and/or foreign currency credit launched in favour of the CLIENT under this Agreement, or the sales and deliveries considered as exportation and the services and activities which yield foreign currency, according to this Agreement and by changing the foreign currency amounts constituting the value of such transactions at the counters of the BANK, in line with the Export Incentive Decrees and Communiqués, and agrees and represents that the below written sanctions shall be imposed in case the CLIENT fails to fulfil such undertaking partially or wholly or acts in breach of other conditions.

THE CLIENT agrees and undertakes

that it shall use the credit it has received for export transactions, sales and deliveries considered as exportation, services and activities which yield foreign currency, that it shall fulfil the exportation relating to this credit, in the minimum aggregate amount of principal amount of the credit, interests and expenses regarding the FOB exports and incentive certificate (Taxes, Duties, Charges Exemption Certificate, Domestic Processing Permission Certificate) undertaking, within the framework of said terms and conditions and in accordance with said resolutions and communiqués.

CLIENT agrees and represents that, otherwise;

1)   the penal interests stipulated under relevant articles shall be imposed as of the date when the CLIENT utilized the credit,

2)   it shall not raise any objection against the imposition of sanctions by the BANK, at its discretion, according to the documentation regarding fulfilments performed by the CLIENT until then, if the CLIENT fails to present to the BANK within the credit term at the latest, the customs declarations for clearance outward and the foreign currency buying certificates related with the export transaction performed by the CLIENT and the documents provided for the sales and deliveries considered as exportation and the foreign currency yielding services and activities in the incentive and foreign exchange legislation,

3)   it shall also pay the costs incurred as a result of the legal applications to be filed in relation to the abovementioned sanctions.

b)    CLIENT agrees and represents that the following terms and conditions shall apply in case the incentive measures pursuant to the laws, governmental decrees and communiqués and legislation that are currently in force or to come into force in the future are imposed on this credit account or any other credit launched and to be launched by the BANK.

CLIENT agrees and represents that it shall use this credit or any other credit within the framework of the time periods regulated under the provisions and conditions of the laws, governmental decrees, communiqués, prospects that are currently in force or to come into force in the future concerning this subject and the rediscount practice of the Central Bank of the Republic of Turkey and the practice concerning Turk Eximbank credits and, if available, the documents issued by competent authorities or the time periods provided in this Agreement and in accordance with the terms and conditions provided under the foregoing, and that it shall promptly fulfil the requirements and commitments, and that it shall execute and deliver the necessary documents duly and promptly, and shall pay the relevant portion of the credit on the same date, and that it shall pay the portions required to be liquidated or the instalments due as well as the interest, fund share, commission and other expenses and any and all taxes and charges on the maturity date of the credit or on such specific date without need for any notice.

In the event that the CLIENT utilizes this credit or any other credit with purposes, conditions, periods and provisions other than those regulated under the laws, governmental decrees and communiqués that are currently in force or to come into force in the future and the rediscount practice of the Central Bank of the Republic of Turkey and the practice concerning Turk Eximbank credits and the documents issued by competent authorities if available, and fails to fulfil the requirements and all the commitments including the export commitment within the time periods provided in said legislations and documents, namely, in which case the condition subsequent becomes effective; the CLIENT agrees and represents in advance and irrevocably that it shall pay forthwith and in cash upon the BANK’s request, without the need for obtaining any decree;

1)   the difference between the low amount of interest, fund share, commissions and other expenses and the amount of interest, fund share, commissions and other expenses imposed on the normal commercial credits which do not benefit from the incentives,

2)   the difference between those made for normal commercial credits which do not benefit from incentives,

3)   if tax, duty and charge exemption or deduction is applied as an incentive measure, the difference between them and the taxes, duties and charges to be calculated for normal credits in the same amount, all kinds of delay and penal interest according to applicable laws and regulations and also, the penal interest relating to Resource Utilisation Support, for which the BANK shall be liable.

c)   CLIENT agrees and represents that, even if the CLIENT fulfils its commitments and the export transaction within the term and in compliance with the conditions provided in said legislation, document or agreement/undertaking, it shall be deemed to be in default, and that it shall pay the default interest to be imposed as of the due date at the rate mentioned in the Default article of this Agreement and the fund share pertaining to the same established by governmental decrees, without the need for any notice, in case the CLIENT fails to pay in cash such portion of the credit required to be liquidated on the maturity date of the credit or on a specific date or the mature instalments thereof, and the interests, fund shares, support premiums, commissions and other expenses to be accrued and any and all taxes, duties and charges upon removal of the conditions which require enforcement of privileges.

CLIENT agrees and represents that, if it fails to give necessary information and documents on time and duly and therefore the BANK is not informed about the cases invalidating the incentive practice and the CLIENT continues to benefit from support premiums and incentives in breach of the procedures and conditions laid down under the governmental decrees and communiqués; the CLIENT shall also be obliged to pay to the BANK the penalties and penal interests incurred by the BANK.

d)   CLIENT agrees and represents that it shall not utilize another export credit, foreign currency credit or prefinancing credit from the BANK or another financial institution with a view to fulfil the export commitment relating to this credit, and otherwise, the incentives granted as explained in paragraphs (B) and (C) above, shall be revoked and sanctions shall be imposed.

e)    CLIENT agrees and represents that the BANK shall not bear any liability against the CLIENT regarding the consequences to occur in case Turk Eximbank or the Central Bank of the Republic of Turkey ceases to continue with the rediscount transaction or with the payments made out of the funds, limits the same or stops completely if the rediscount practice of the Central Bank of the Republic of Turkey or the resources of Turk Eximbank or the incentive fund and any fund to replace it have been utilized for this credit or the other credits, and that the CLIENT shall not be entitled to make a request from the BANK, and that the CLIENT shall pay forthwith and in cash the credit or credit portions made into the resources of the BANK due to reasons such as Turk Eximbank or the Central Bank of the Republic of Turkey ceases to continue with the rediscount transaction or with the payments made out of the funds, limits the fund or stops completely and the extension requests are not finalized or the occurrence of any dispute, and that the default interest to be calculated based on the rate mentioned in the Default article of this Agreement, shall be imposed and the CLIENT shall pay the fund share of the same regulated under the governmental decrees.

f)    CLIENT agrees and represents in advance that the increase that might occur on the rediscount interest rates shall be adapted to the interest rates applied for the credit without waiting for the necessary legal term to end if the CLIENT makes a request for the conversion of this credit or other credits into rediscount resources when rediscount is obtained from the BANK’s resources primarily or from Turk Eximbank and the Central Bank of the Republic of Turkey for this credit or other credits.

g)    CLIENT agrees and represents that a default interest at the rate mentioned in the Default article of this Agreement shall be imposed as of the maturity date on the principal amount, interest, commission, fund and tax debt arising from the rediscount practice of the Central Bank of the Republic of Turkey and the credits launched by Turk Eximbank in case such amounts are not paid to the BANK on the maturity date at the latest.

BANK, in respect of the rediscount practice of the Central Bank of the Republic of Turkey and the credits launched by Turk Eximbank, may request the closing of those credits beforehand in the event the CLIENT fails to fulfil its obligations arising from this Agreement, fails to pay its debts arising from other credits allocated by the BANK even when such failure is of partial nature, becomes insolvent and goes under bad financial situation, is exposed to execution or bankruptcy prosecution, or without having to show any reasons; it may repay such credits to the Central Bank of the Republic of Turkey and to Turk Eximbank from its own resources without any need to have the authorization or consent of the CLIENT. CLIENT agrees and represents that, in the event penal interest is imposed to the credit and/or the tax, duty, charge and fund exemptions on the credit are abrogated since it does not perform its committed exportation partially or completely as a consequence of such early repayment, it shall pay such amounts promptly and in cash to the BANK upon the BANK’s first request.

CLIENT hereby irrevocably agrees that it shall deliver the security corresponding to the tax, duty and charge exemption to be applied in relation to the importation transactions to be performed by it based on Domestic Processing Permission Certificate promptly and in cash upon the BANK’s first request in writing; that, in the event the exemption practice is abrogated for any reason whatsoever, it shall pay the amount of exemption applied along with the delay penalties to be calculated in accordance with the provisions of the Law no. 6183 and with the fines to be charged in accordance with the Tax Procedures Law promptly, in cash and at once to the BANK.

CLIENT agrees and represents that, in the event it does not effectuate the necessary payment in spite of such written request of the BANK, the BANK shall be authorized and entitled to deposit such amount for and on behalf of the CLIENT, and that it shall refund such amount, with the default interest which is to be yielded by the addition of 50% (fifty per cent) of the interest rate imposed by the BANK for short term credits at the time of depositing to the same interest rate as of the date of such depositing to the amounts that the BANK deposits (consisting of any official taxes, duties, charges and the penalties and the increase to accrue in relation thereto) and any taxes, duties, charges and fund amounts thereof, and, that, in the event it fails to do so, the BANK shall be authorized and entitled to initiate legal prosecution against the CLIENT for the total amount therein.

CLIENT agrees, represents and undertakes that it shall pay to the BANK at the first demand of the BANK without the need for further formalities, the exceptions (RUSF, Stamp Tax, BITT, other taxes, charges and funds) and the exemptions and the fines of the same arising from the application of incentives in relation to the credits utilized by the CLIENT in case that such amounts are required to be refunded for any reason whatsoever and the BANK is obliged to pay such amounts, and that otherwise, it shall pay the default interest at the rate mentioned in the Default article of this Agreement and the taxes, funds and similar legal obligations to be calculated based on that interest amount.

9.18.    Utilisation of Commercial Credit Card Credit

CLIENT accepts that, in case whole or a part of the credit to be utilised by it under this Agreement, is utilised as Commercial Credit Card Credit within the scope of Credit Limit, below provisions shall be applied.

CLIENT hereby agrees and represents that the commercial credit card account shall be debited by the BANK in equivalence with all transaction performed by the card holder/s by using the card, card number and password and the ancillaries thereof; that the account shall continue as a revolving account provided that in each account statement, the minimum amount, specified in the account statement, of the periodical debt consisting of the sums of the debts arising from the transactions performed through the card within that account statement period and all debts, interest, etc. remaining from the previous periods are paid and that such transactions are performed within the card’s validity term.

In order to open the commercial credit card account and to give the card, CLIENT must open a demand deposit commercial account and/or demand deposit foreign currency account, to be denominated in the foreign currency to be determined by the BANK, with any branch of the BANK. CLIENT hereby agrees and represents that the BANK shall be authorized to collect any transaction amounts arising from the utilization of the card and the ancillaries thereof from this commercial and/or foreign currency deposit account/s or from any account of the CLIENT, opened or to be opened with the BANK and that all of the minimum payable debt amount which is stated in the account statement for the concerned period, shall be made available in said commercial and/or foreign currency deposit account/s as of the last payment date which is also stated in the Account Statement, in order to ensure BANK’s collection of said amounts.

CLIENT hereby agrees and represents that, in the event that the BANK considers its application as appropriate, it shall open a commercial credit card account with the BANK, and that the cards to be issued for the names of the card holders which the CLIENT shall state in its application, shall be received by its authorized representative. CLIENT hereby agrees and represents that the card given by the BANK shall be used by the CLIENT and the card holder in accordance with the terms of this Agreement and the amendments in practices to be introduced by the BANK or international card systems, which shall be notified by the BANK to the CLIENT in the Account Statement or which shall be announced in the BANK’s branch halls; that the BANK shall be authorized to cease, change and restrict any service, it declares to make available in connection with the card within the framework of these provisions and in compliance with relevant laws and regulations.

CLIENT’S liability shall commence upon taking delivery of the card. Regarding transactions where physical card is not necessary and use of number and password only, shall be sufficient; liability of the CLIENT shall commence upon taking delivery of/learning the card number/password even if the card is not delivered yet. CLIENT hereby agrees and represents that it shall ensure that the backside of the card be signed by card holder with indelible ink at the moment it is delivered to the card holder. Any kind of fiscal, legal and penal responsibilities which shall arise from non-signing of the card, shall be borne by the CLIENT. The card is owned by the BANK and the CLIENT hereby agrees and represents that it is obliged to return the cards immediately upon the request of the BANK; that the BANK, whenever it deems necessary, may also expropriate them itself or through member merchants; that in the event the card is lost, stolen or broken in the manner that it cannot be used, it shall notify the BANK’s Credit Cards Customer Services Division or the nearest branch through any means of communication and afterwards confirm the matter in writing immediately. CLIENT hereby agrees and represents that the card shall not be used either by the CLIENT or by the card holder after missing or stolen card notification is made, even if the card is found and that it is obliged to return the card to the BANK.

CLIENT hereby agrees and represents that the card shall be valid until the last day of the month in the expiry date stated thereon and shall not be used thereafter and that in such case, the BANK shall be entitled not to renew the card or to cancel it, by providing necessary notification through the latest account statement or other means of communication permitted by relevant laws and regulations.

In purchase of goods/services from Member Merchants by using the CARD, a spending certificate shall be issued and in case of cash withdrawal from branches or authorized Member Merchants, units, ATMs of the BANK by the CARD, a cash payment certificate shall be issued. Cash withdrawal certificate is a document issued upon demand of the CLIENT and is subject to payment of fee therefore. In case CLIENT demands issuance of this certificate, it accepts and declares to pay the fee, determined by the BANK and declared to the CLIENT at the time of demand. These certificates shall be signed by the CARD HOLDER, except for the cases where identification of the CARD HOLDER is determined by code number, password or any other method used to determine identification, which substitutes signature. Liability to sign said document shall be borne by the CARD HOLDER and the CARD HOLDER shall be liable to keep the copy of issued certificate. However, in cash withdrawal transactions from branches of the BANK, transaction receipt to be issued by related branch of the BANK shall be valid in place of cash payment certificate.

As the purchases of precious metal, stone and goods and purchases of foreign exchange, specified in Decree no 32 on Preservation of the Value of Turkish Currency that has been put into effect with the Cabinet Decision dated 07.08.1989 and no. 89/14391; debt transfers which are made to settle debt of another card, all payments made to persons or institutions, numbers game and gambling, stock exchange transactions/security purchases, travel checks, transfer transactions are considered as transactions within the scope of cash utilization, and therefore, said transactions are equivalent to cash withdrawal.

CLIENT hereby irrevocably agrees and represents in advance that the BANK may provide the means to pay the prices of goods/services to be purchased from member merchants in instalments; that, for each member merchant and for even different products in the same member merchant, the prices of goods/services to be purchased by card in instalments may be in different instalments and in different prices as per the number of instalments.

CLIENT hereby agrees and represents that, in the purchases of goods/services made from the member merchants by card, the sales document shall be issued for the total amount (including the number and amounts of instalments) and that such sales document shall be signed by the card holder, authorized by the CLIENT to use that card; that its debt to the BANK shall emerge upon signing of said sales document or upon entry of password during the transaction by the card holder; that the card holder is responsible to keep on behalf of the CLIENT the copy of the issued document given to themselves. In cash withdrawal transactions to be made from the ATMs of the BANK or card system institutions by the CARD or in banking, shopping transactions to be made in electronic environments through internet and networks providing transfer of all kinds of voices, images and/or data only by using CARD number and/or password details and in transactions to be made through telephone, fax, etc. by indicating the CARD number, it shall not be possible to issue/sign any document (spending certificate) which certifies relevant transaction and therefore, relevant transaction/debt shall occur definitely at the time when the order is given, conversation is made, card number is declared or the transactions is made by using code number, password or any other method used for identification, which substitutes signature or banking/payment transaction is completed by other means at the records of the BANK. CLIENT and CARD HOLDER/S accept and declare that the BANK shall be authorized to pay such amounts upon notification to be made by related Member Merchant unilaterally in electronic environment within the scope of international credit card implementation principles, and to debit such amounts to the CARD account of the CARD HOLDER.

CLIENT hereby agrees and represents that the card holder, whenever requested by member merchants or a branch of the BANK, shall be liable to show a valid identity card, issued by public authorities within their powers and to sign the sales document or cash payment document by his/her sample signature on the card; that in case of inconsistency between the signatures, member merchants or the BANK’s branch shall be entitled to ask the card holder to prove his/her identity.

CLIENT hereby agrees and represents that the BANK shall not have any liability with regards to the type, nature, content of, deficiencies in, cancellation, return etc. of the goods or services purchased by card in accordance with general provisions, Law on Protection of Consumers and related laws and regulations and the BANK shall not in any case be liable for the disputes which may arise between the CLIENT and related member merchant relating to these matters and that it shall not suspend its liabilities against the BANK based on this Agreement on the basis of these reasons or it shall not raise them as defences against the BANK.

In case the CLIENT indicates in the application form that it demands authorization to withdraw cash from branches and ATMs by using the card, card passwords may be taken by the CARD HOLDER through the call centre of the BANK. CARD HOLDERS shall be able change their passwords at the ATMs of the BANK. CLIENT accepts and declares that value date for cash withdrawal transactions made by the CARD HOLDER from ATMs, member merchants, branches of the BANK or through other service channels provided by the BANK, shall be the same business day and that in both cash withdrawal and shopping transactions, the amount withdrawn or the amount of related spending transaction shall be debited by the BANK to the commercial credit account.

CLIENT hereby agrees and represents that, in the event the card holder leaves job, it shall be obliged to take the card provided to such person and to deliver them to the BANK for cancellation and that otherwise, its responsibility shall continue for all transactions to be performed by that card.

BANK may establish service packages by bringing together various service, advantage, insurance, assistance, campaign and similar services connected to card and turn them into programs operating on the card. CLIENT agrees and undertakes that, in the event it has the right to benefit from these programs and wants to benefit from them, conditions and contents of programs which shall be declared to itself through account statement, press, brochure, internet, e-mail or other means shall be effective for itself; that the BANK shall be authorized to determine the implementation conditions, charges and periods of the said programs, change them, add new ones and/or cease the implementation thereof; that notification of the changes to itself through abovementioned means shall be sufficient and that in case the CLIENT and/or CARD HOLDER does/do not want to pay the fees determined by the BANK in connection with these services, it/they shall not have the right to benefit from these services.

In accordance with the agreement entered into with the BANK on this matter, the Member Merchants, for the purpose of encouraging the use of cards, may grant points in the amounts to be determined by them for the transactions made by using card, to be determined also by such Member Merchants.

CLIENT hereby agrees and represents that the points accumulated in its account may only be used in purchases of goods/services from the member merchants that have contracted with the BANK. Indication of the points in Turkish Liras in the Account Statement or in electronic media shall not give the CLIENT the right to claim such scores to be paid in cash or be deducted from its debit account and that it may not transfer the amounts of Points to third parties.

CLIENT hereby agrees, represents and undertakes that the Points can not be used in the event that the CLIENT’S account is in default as a result of the fact that the payments are not made timely or the card is returned, not renewed/closed or the BANK terminates this Agreement for any reason and that it shall not claim any right and receivable from the BANK in this matter.

CLIENT accepts and declares that the Points awarded as result of shopping transactions made by each card holder, authorized by it to make such transactions by using the card through its commercial credit card account, shall be recorded in the commercial credit card account of the CLIENT; that the points gained by each card holder by the card used by such card holder and the Points which accumulate due to shopping transactions to be made by each card holder by using the card, may only be used by such card holder if declared and thereby permitted by the CLIENT in its application form; that unless such declaration indicated by it in the Application Form is revoked by a subsequent instruction, implementation shall be made in this direction; that otherwise the Points recorded in the commercial credit card account of the CLIENT may be used by certain card holder or card holders, to be authorized by it in this matter separately and to be notified by it to the BANK.

CLIENT hereby agrees and represents that if it does not use the Points earned by itself within the periods to be notified by the BANK through Account Statement, press, brochure, web site, e-mail, short message or other methods, the BANK shall be authorized to cancel these points unilaterally and that it irrevocably and in advance waives from any kind of objection and defence right in this regard.

CLIENT hereby agrees and represents that utilization of both the card number and password/s by such persons other than the card holder is prohibited; that all kind of legal and criminal responsibility arising from the use of them by a person other than the card holder shall be borne by itself; that for this reason all kinds of measures to prevent the acquisition of the card number and password by third parties shall be taken by both the card holder and the CLIENT; that the card holder shall change the specific password given to itself by the BANK, with the password wholly determined by itself by using the ATMs and shall make its transactions through this new password; that the card holder may also change its private password by the same method any time in order to ensure its confidentiality.

CLIENT hereby agrees and represents that the BANK shall have no responsibility for the amounts debited to its commercial credit card account due to the use of the card and the password even after death of the card holder.

Use of card, card number and password constantly in workplaces owned by the CLIENT or in the same workplace even it is owned by third parties, is also prohibited and any kind of liability which shall arise from such use of card shall be borne by the CLIENT. If it is determined that the card is used in this manner, the BANK shall be authorized to cancel the Card without any notice or warning.

CLIENT hereby agrees and represents that it is indebted to the BANK equal to the amount of all transactions which are performed by the card holder with the CARD, CARD number and password and that it hereby acknowledges such debts; that such amounts shall be debited to its CARD Account together with all subsidiaries thereof such as interests, fees, commissions, RUSF (Resource Utilisation Support Fund), BITT (Banking and Insurance Transactions Tax) and the payments to be made by it shall be credited to the same account; that in case the rates of existing taxes, duties, charges and funds etc. are increased by official authorities in the future and/or new taxes or funds are imposed, they shall be applied beginning from their effective date without need for any further notice.

CLIENT hereby agrees and represents that for spending and Cash Withdrawal transactions to be made in foreign currency, it shall comply with the limits to be determined by competent authorities and that if it fails to comply with such limits, all kinds of liabilities to occur, shall be borne by itself. CLIENT accepts and declares that, in respect of the transactions performed abroad and the transactions performed in foreign currency, the BANK shall be authorized to convert all kinds of debit records, including the fees to be demanded by international card issuing institutions, into Turkish Liras on the date when relevant record is made in the account, by taking into account the foreign currency sale rate on the date when the accounting transactions is made by the BANK for such transactions, in other words on the date when payment is made by the BANK, and the foreign exchange excise tax and commission thereof, and to debit such amount to the CARD Account at its discretion or to demand then in foreign currency. BANK shall be authorized to determine the method to be followed in conversion into Turkish Liras and to change it, by a notice to the CLIENT. BANK shall inform the CLIENT regarding changes made by it in the method of conversion into Turkish Liras by a prior notice to the CLIENT through the Account Statement, web site, e-mail and other means of communication. Additionally, costs, additional payments and commissions, declared by international card institutions and systems to the BANK relating to the use of CARD, together with their subsidiaries such as taxes, duties, charges and funds, shall be converted into Turkish Liras by the BANK by using above mentioned method or may be demanded in foreign currency. CLIENT accepts and declares that it shall exactly comply with the changes which may be made in these costs, additional payments and commissions, on the conditions that prior notice is made to the CLIENT relating thereto through Account Statement, web site, e-mail and other means of communication.

CLIENT accepts and declares that, if it fails to pay the minimum amount specified in the Account Statement through any channel to the BANK on the final payment date set forth in the Account Statement, BANK shall be entitled to collect said amount by debiting it to the account of the CLIENT with the BANK or by deducting said amount from its accounts with the BANK.

Utilisation Limit; is the utilisation limit allocated by the BANK jointly or separately for CARD HOLDER(S) in connection with Card Account/Accounts and which includes spending, cash withdrawal transactions to be made by using CARD and/or CARD number and passwords and interests, fees, commissions and taxes, funds charged relating thereto. BANK’s right to determine separate limits for Cash Withdrawal and other transactions within this/these limit/s, is reserved.

The above-mentioned limit may be decreased according to then prevailing conditions and in compliance with relevant laws and regulations; may be increased upon demand of the CLIENT and if such demand is deemed appropriate by the BANK, on the condition that it is in compliance with relevant laws and regulations. CLIENT accepts and declares that the limits, which are personal to each card holder, shall be determined by the CLIENT and shall be declared to the BANK; that the BANK shall be entitled to connect more than one commercial credit cards issued by it for CARD HOLDERS, to one commercial credit card account of the CLIENT and shall be entitled to give a joint and single commercial credit card account limit for more than one cards connected to the same account; that the CLIENT shall be liable for all cards connected to the same commercial credit card account, in the same manner within the framework of the provisions of this Agreement.

CLIENT accepts and declares that the BANK shall send the Account Statement, which contains details of all debt and credit records of the commercial credit card account with the BANK, in monthly periods to the address and/or e-mail address declared by the CARD HOLDER and/or the CLIENT to the BANK; that if a change is made in periods for sending Account Statement, a prior notice shall be made to the CLIENT regarding the new application through Account Statement or web site, e-mail or other means of communication.

CLIENT may change the method of sending Account Statement, preferred by it, by making a written application to related branch or by demanding it from the BANK through Call Centre, internet banking and other channels.

CLIENT may also have knowledge about its commercial credit card account debt through the company summary report presented by the BANK to the CLIENT and by using other means to be provided by it in the future. In the Account Statement of the preceding term, sent to the CLIENT, account cut off and final payment dates for the following term are specified and therefore, CLIENT may not claim that the Account Statement is not received by it. Provisions regarding default shall be applied for the CLIENT, if it refrains from making payment based on this reason. CLIENT may not claim that it has not fallen into default.

CLIENT may raise objection against transactions made by card by applying to the BANK within ten days following the final payment date, therefore, in the application it shall make to the BANK, it must clearly indicate the elements of Account Statement, to which objects, together with the reasons thereof. Account Statement, against which no objection is raised within required period, shall become definite. In such case, Account Statement and copies taken from microfilms or microfiches or documents containing information derived from electronic or magnetic environments, shall be considered as definite documents, referred to in article 68/1 of the Execution and Bankruptcy Law, without examining the originals thereof provided that these copies and documents confirm each other. CLIENT accepts and undertakes in advance that a separate Account Statement shall not be sent for new debit entries to the same account after the warning letter for cutting off the account and that it shall pay the default interest set forth in this article, to the BANK as from the transaction date without need for any notice. CLIENT accepts, declares and undertakes that the BANK shall make a prior notice to it regarding interest, fee amounts, minimum amounts, commercial credit card account, changes to be made therein and in the periods for sending Account Statement and changes made by the BANK regarding utilisation and availability conditions of the card and the matters relating thereto, through Account Statement or by web site, e-mail or any of other means of communication and that it shall particularly be liable to follow these matters.

CLIENT may not prefer allocation of credit to it and may pay whole of the debt in cash and in full until the last payment date specified in the Account Statement. However, the payments made in excess of the debt incurred in relevant term shall not provide the CLIENT with the right to ask for the return thereof, except for the cases where CARD Account turns into receivable balance.

CLIENT accepts and declares that it shall also keep sufficient amounts to meet the fees, interest, etc., charged under below mentioned conditions and debited to its commercial credit card account, in its commercial deposit Turkish Lira and/or foreign currency account and shall pay them to the BANK thereby.

Interest Applied For Cash Withdrawals: Charged on daily basis beginning from the date on which relevant cash amount is withdrawn (from ATMs, branches, authorised member merchants or other service channels of the BANK) or transactions within the scope of cash utilisation, are made. Interest rate specified in an Account Statement shall be interest rate applicable for cash withdrawals set forth in that Account Statement.

Cash Withdrawal Fee: Calculated on the basis of the amount withdrawn as cash or amounts which are deemed as cash withdrawal in this Agreement. It may be applied in different rates and amounts for the amounts withdrawn from ATMs or BANK’s branches, authorized member merchants or other service channels of the BANK.

Interest Applied for Shopping Transactions: In the event the debt for relevant period is paid until the final payment date, no interest is charged on the debt arising from shopping transactions (including instalment transactions). In case the debt for relevant period is not paid in full until the final payment date (it is compulsory to pay the minimum amount), interest shall be calculated for the remaining debt on the daily balance from the account cut off date. If the limit assigned for the commercial credit card is exceeded, on the same day, interest to the excess amount at the shopping interest rate starts to be charged and interest continues to accrue until the total debt balance is reduced to the assigned limit.

Default Interest: In the event the minimum amount specified in the Account Statement, is not paid until the final payment date, default interest shall be charged for the unpaid minimum amount as from the final payment date based on daily balance and to the entire debt if the World Business card account is cancelled, at the rate to be determined by the addition of 50% of the highest credit interest rate valid as of the date of warning letter among the credit interest rates determined by the BANK in accordance with relevant laws and regulations, to the same interest rate, between the date of issuance of warning letter and the date when the entire debt is paid.

Card Fee: Charged for the first year, for which the card is given.

Annual Membership Fee: Charged for each year the card is in use.

Transaction Fee: The fee imposed for invoices of contracted institutions that are paid from the Credit Account and for the Social Insurance Institution premium payments and other regular payments.

Payment Transaction Fee: Transaction fee shall be charged for each payment to be made through World Member Merchants which are in the nature of World Payment Points and through PTT (Post Office) online branches and centres.

Programme Fee: It is the fee charged each year during which programmes are valid, including the year in which the programme is given. Programme fee shall be charged for each card separately.

CLIENT accepts and declares that all taxes, funds, charges and other subsidiaries such as RUSF (Resource utilisation Support Fund), BITT (Banking and Insurance Transactions Tax to be applied for interest and fees mentioned above, and all kinds of commissions, expertise, safekeeping fees and other costs and the subsidiaries thereof such as taxes, funds and the interest, fees charged by the BANK and subsidiaries thereof, shall not be returned to them for any reason; that the BANK shall be entitled to demand funds, commissions and taxes without debiting them to its account and that the BANK shall be authorised to conduct legal proceedings for this purpose without cutting off the account.

CLIENT accepts and declares that BANK shall be authorised to determine to the debts of the CLIENT against which the amounts deposited by the CLIENT to its commercial and/or foreign currency deposit account for its debts arising from this Agreement and external payments to be made by it to the BANK, shall be set off and/or whether such amounts shall be set off against principal amount or subsidiaries of said debts, on the condition of not being against relevant laws and regulations.

CLIENT undertakes the accuracy of information regarding the CLIENT and the card holder such as trade name, name, surname address, indicated by it in the application form and declares that it shall be liable to notify the changes in said information (including information relating to card holder) immediately and the changes in address within fifteen days, in writing to the BANK; that otherwise it shall be liable for all disputes which may occur and that its financial (account) status declared by it in its application, is true.

BANK may make the credit/credits available against any kind of collateral to be deemed as appropriate by it. CLIENT accepts and declares that it shall be liable to give demanded collaterals according to conditions and in the forms it shall agree with the BANK, in accordance with the credit limit, the margin rate to be determined by the BANK and within the period to be determined.

CLIENT and the BANK accept and declare that, in case of a decrease in collateral values and/or a collateral gap occurs due to other reasons, upon a notice to be sent by the BANK to the CLIENT, cash amount equal to the gap in collateral shall be transferred to accounts notified by the BANK, as pledged to the BANK, within 2 business days and until the collateral gap is closed or another collateral acceptable by the BANK, is established in place of deficient collateral, said amount shall be pledged to the BANK and the pledge shall terminate when the gap in collateral is remedied.

BANK shall be free to accept or not, the demands of the CLIENT for return of collaterals even partially, as long as the BANK has any receivable/risk.

CLIENT accepts and declares that this commercial credit card credit shall be valid for a period of one year beginning from the date on which the Agreement is issued and signed and that it shall subsequently be extended for periods of one year, unless termination thereof is notified by the CLIENT at least thirty (30) days before and by the BANK without being bound by any notice period.

CLIENT accepts and declares that the BANK may cancel the commercial credit card before its expiry date by declaring a valid reason and may demand return of the card, may cut off the commercial credit card account and may terminate the credit, that its liability shall continue definitely for transactions executed until the date on which the card is returned to the BANK, that the card shall not be used after notification to be made by the BANK to the CLIENT in writing or verbally and if it used, provisions of this article shall be applied for its debts which shall arise therefore, that in case the credit is closed or suspended for any reason or the card is cancelled, all the liabilities arising from this Agreement shall be applicable exactly for transactions before the date of closing and also for transactions after the date of closing or suspension, if the card holder continues to use the card. CLIENT accepts and declares that, if it wants to terminate the credit, it shall declare this to the BANK in writing at least thirty before termination date of this Agreement and must return the card at the same time, that if its relation with the BANK terminates for any reason, it shall pay all of its debts immediately and in cash without need for any further notice and that until whole of the debt is paid, its liabilities arising from principal amount of the debt and interest, commissions, fees and all other subsidiaries thereof set forth in this Agreement, shall continue under terms and conditions valid at the time when credit is terminated, that the BANK shall be authorised to terminate the credit and demand outstanding balance in case of the CLIENT’S bankruptcy or liquidation, etc.

9.19.    Utilization of the Credit Based on a Repayment (Instalment) Schedule

CLIENT agrees and represents that the following provisions shall apply in the event that the whole or part of the TL, Foreign Currency or Foreign Currency Indexed (TL) credit under this Agreement is made available by the BANK based on a repayment schedule within the scope of Credit Limit.

CLIENT accepts that this credit shall be repaid within the framework of a repayment schedule to be issued for the payments to be made on agreed maturity dates and in agreed amounts (including principal amount, interest, commission and all other costs).

CLIENT agrees and represents that the credit account shall not operate under the current account procedure, but shall operate according to the repayment schedule that shall be deemed an appendix and an integral part of this Agreement as of the debiting of the credit account and the CLIENT shall pay in cash and at once the instalment amounts consisting of the principal amount and/or interest, fund and excise tax on the maturity dates agreed on by the CLIENT under the repayment schedule and the instalments mentioned in foreign currency as effective or exactly as foreign currency or as the Turkish Lira equivalent of the effective or foreign currency at the time of payment together with the exchange rate difference, interest and the Resource Utilization Support Fund and the Banking and Insurance Transactions Tax (Excise Tax) accrued on the same and the Turkish Lira equivalent of the effective amount at the effective selling rate valid at the counters of the BANK at the time of payment shall be taken as basis when the payments are made as effective and the Turkish Lira equivalent of the foreign amount at the foreign exchange selling rate valid at the counters of the BANK at the time of payment shall be taken as basis when the payments are made in foreign currency.

CLIENT agrees that it shall pay any instalment whose maturity falls on an official holiday, on the first business day following such official holiday.

CLIENT agrees and represents that all of the debts pertaining to this credit shall automatically become due and payable and the CLIENT shall be obliged to pay all the outstanding debts forthwith and in cash without need for further notice or formality in the event that the CLIENT fails to pay any of the instalments consisting of the principal amount and/or interest, fund and excise tax mentioned in the repayment schedules drawn up by the BANK pursuant to this article on the maturity date or the CLIENT fails to fulfil any obligation of it provided hereunder or any other credit is terminated (closed), even if the instalments mentioned in the repayment schedule are paid by the CLIENT without any breach.

CLIENT accepts and declares in advance that interest may vary according to the Interest article of this Agreement and that in such case, such change shall be reflected to the repayment schedule exactly and it shall also pay all such increases and additions reflected to the repayment schedule, as from the date of related change.

CLIENT hereby agrees and represents that the CLIENT and the BANK may specify a grace period, during which no payment is required, of this credit herein, which the CLIENT may utilize in order to finance any need required by the business and the maturity of which is determined above, and at the end of such term and as from the commencement date to be determined by the CLIENT and the BANK, the instalment amounts consisting of the sum of principal amount, interest, fund and excise tax shall be paid by it monthly and the interest for the period during which no payment is required, and the fund and excise tax to be charged on such interest amount, shall be collected by the BANK in advance in the payment of first instalment.

CLIENT accepts and declares that, according to Prepayment (Interim Payments) - Early Termination article of this Agreement, if it makes any interim payment other than the payments specified in the repayment schedule after payment of any instalment amount corresponding to any instalment date set forth in the repayment schedule; in the date of instalment, a new repayment schedule shall be issued according to number of instalments and based on the outstanding balance which shall occur after receipt by the BANK, of the instalment amount and the amount relating to interim payment and such repayment schedule shall be signed by itself and shall become effective thereby, that change of repayment schedule due to change in interest or due to an interim payment, shall not cause renovation of the debt.

CLIENT accepts that automatic payments may be made from its accounts; in case it deposits the instalment amount in its account prior to the maturity date of instalment, the fees required to be collected by the BANK or automatic payments shall be made from said amount in first order and therefore, there may be missing amounts for the payment of instalment amount on the maturity date of relevant instalment and that therefore, the liability to make the instalment amount completely available in its account as of the maturity date of instalment, shall be borne by itself.

9.20.    Enforcement of the Current Account Procedure

CLIENT agrees and represents that it shall use the credits to be established under this Agreement for commercial purposes and in relation to its business enterprise and shall not use the same for private ends or make demands in such direction.

CLIENT accepts that the amounts withdrawn from its current accounts and the amounts to be charged in accordance with this Agreement shall be debited to its account with the value date on which they are withdrawn or debited and the amounts deposited or collected by way of set off against receivables, shall be credited with the value date of the first business day following the date on which they are deposited or credited to the account by way of set off against receivables.

CLIENT agrees and represents that the current account procedure shall be applied for the credit accounts to be opened under this Agreement (except for those subject to repayment schedule) and that for the credits operating according to current account procedures, interest shall be charged in accordance with Interest article of this Agreement.

9.21.    Non-cash Credit Relating To Granting Cheque Book:

In case the BANK makes whole or a part of the credit opened by it under this Agreement, available as non-cash credit relating to granting cheque books within the scope of Credit Limit, PARTIES agree that below mentioned provisions shall apply.

a)   Non-cash credit risk entry shall be made to the CLIENT’S accounts due to amounts, which the BANK shall be liable to pay according to related laws and regulations for each cheque contained in the cheque book delivered to the CLIENT. Until the cheque liability amount is paid and the risks turns into cash risk, originals of cheques are returned, court decision regarding annulment of cheques, which has become definite, is presented or related non-cash risks expire within the scope of relevant laws and regulations; said non-cash risk entry shall continue in

CLIENT’S account.

b)           In case the cheque liability amount is paid by the BANK, the risk followed as non-cash, shall be converted into cash risk and the default provisions and interest rates set forth in the Agreement shall be applicable without need for any notice.

c)            CLIENT accepts to keep the cheque book given to it, diligently. CLIENT shall be liable for misconducts and losses which may arise due to loss of cheque book or its pages which are signed or not signed.

d)           CLIENT agrees that the BANK shall be authorised to pay the cheques, presentation periods of which are over, until the written notice to be made by the CLIENT regarding waiver of relevant cheque according to related article of Turkish Commercial Code, is received by the BANK and in such case, the amounts thereof shall be debited to its account.

e)            BANK may demand return of the cheque books given by it to the CLIENT, at any time based on a valid reason. Furthermore, CLIENT agrees that in case the credit is closed, it shall return to the BANK the cheque book and cheques which are not used.

f)            CLIENT accepts and declares that part of the amounts existing in all its accounts with the BANK, sufficient to meet the total amount which the BANK is liable to pay according to related laws and regulations for the cheques taken by the CLIENT from the BANK, is pledged by it to the BANK and that the BANK, at its discretion, shall be authorised to transfer said amounts to blocked accounts with the BANK. CLIENT accepts that it shall immediately deposit to the BANK in cash the difference amounts which shall occur in case the amount which the BANK shall be liable to pay for each cheque given by the BANK in accordance with relevant laws and regulations, is increased by competent authorities, and that the amounts to be deposited by it thereby, shall also be pledged to the BANK.

10         - COLLATERALS:

10.1.          Utilisation of the Credit Against Collateral

BANK may make the credit/credits available against all kinds of collaterals, not being limited to those set forth in this Agreement, in particular commercial deeds, negotiable instruments, goods and certificates representing goods (including documents representing goods in import and export transactions), pledge on the assets of commercial enterprise, share certificates, bonds, financing bills, income sharing certificates, treasury bills, investment fund participation certificates, gold, cash and deposit and foreign currency deposit pledge, pledge or assignment of receivables (including those arising from letter of credit) and other (industrial and non-industrial) rights, suretyship, guarantee, pledge on movable assets and mortgage on immovable assets (including mortgage on vessel).

CLIENT agrees and declares that it shall be liable to give the collaterals demanded by the BANK, under terms and conditions and in the forms to be agreed with the BANK, according to the credit limit, margin rate to be determined by the BANK within the period to be determined by the BANK.

CLIENT and the BANK accept and declare that, in case a gap occurs in collateral due to a decrease in the collateral value and/or for any other reason, BANK shall be entitled to demand new and/or additional collateral at any time by sending a notice to the CLIENT and in such case, those collaterals demanded, shall be immediately provided by the CLIENT; that furthermore, cash amount equal to the gap in collateral shall be transferred to accounts designated by the BANK, as being pledged to the BANK, within 2 business days and said amount shall be pledged to the BANK until the gap in collateral is remedied or another collateral acceptable by the BANK, is established in place of deficient collateral; that however, if the gap in collateral is remedied as demanded by the BANK, this pledge shall terminate. PARTIES agree and declare that this provision shall be applied exactly in case the suretyship/s with a fixed period, given as security for credits, terminate(s) and is not renewed by joint and several surety/sureties within required period.

BANK shall be free to accept or not the demands by the CLIENT for return of a part of the collaterals as long as the BANK has any receivable/risk.

CLIENT accepts that all kinds of damages, losses to be suffered by all kinds of assets pledged to the BANK as collateral and the goods subject to letter of credit during their shipment or at the Customs and Transit warehouses or at any other warehouses (including warehouses owned or leased by the BANK), and the costs in connection therewith and all consequences and costs which may arise from major and minor damages by sea, salvation, etc.

shall be borne by itself; that the BANK shall only be liable in case of its misconduct, for the goods given as collateral or subject to letter of credit, transactions relating to letter of credit and documents, shipment of the goods notwithstanding the vehicle preferred for this purpose, safekeeping and returning them back.

10.2.          Provisions on Insurance:

The BANK may, insure the mortgaged immovable properties or pledged movable properties (including pledge on the assets of commercial enterprise), any insurable securities and commodities subject to letters of credit against the risk of fire, transportation risks and any other risks it may deem necessary with the clauses it wishes for its own benefit or for the benefit of a correspondent of its with any amount, terms and periods it may wish, provided that the costs thereof shall be borne the CLIENT and may have such insurances cancelled anytime with notice to the CLIENT. However, such matters shall not be an obligation for and shall not impose any responsibility to the BANK.

CLIENT hereby agrees to assign and to endorse its policies made up previously to the BANK with the capacity of loss payee and to renew the formerly issued policies by paying any premiums and expenses (including excise tax).

CLIENT hereby agrees that it shall assume the premium and the like expenses and the taxes, duties and fund related thereto in respect of the insurances to be made (or to be renewed) under the provisions of this article and that it shall promptly deposit such amounts to the BANK, that the BANK, at its sole discretion, may enter such into the CLIENT’s any credit or debit account independently or may separately claim and sue such without any need for any notifications or notices and that it shall have no claims in relation to the commissions and the like amounts to be paid by the insurers to the BANK.

CLIENT hereby represents that it consents in advance for the payment by the insurers to the BANK of any damage amounts and indemnifications payable in accordance with the policies filed either by the CLIENT or by the BANK.

CLIENT hereby agrees that, in the event that the BANK files a lawsuit due to any dispute between the insurers and the BANK on the indemnifications, it shall be liable for all trial and other costs as well as the legal fees to be paid to the other party, and that, in the event such dispute is resolved against the BANK, it shall raise no claims to the BANK.

10.3.          Utilization of Credit Against Pledge of Negotiable Instruments:

CLIENT hereby agrees to pledge such negotiable instruments with amounts and nature as per the BANK require and which are acceptable by the BANK and any time the BANK may wish as the security of the credit.

CLIENT hereby agrees and represents that it shall assume any responsibility due to irregularities, frauds, alterations and similar cases in respect of the negotiable instruments it provides to the BANK for security purposes and that it shall raise no claims against the BANK in that regards. CLIENT hereby agrees that it shall pay upon the first request of the BANK in cash the amounts of the negotiable instruments that are either deficient and defective or not paid in due time. CLIENT hereby agrees that, in the event such negotiable instruments are not paid in due time, the BANK shall be free to or not to protest the debtors, to or not to apply to other signatories in the instruments, to or not to file legal transaction in that regards, if it files such, to or not to continue such proceeding, and that it hereby waives from all its claims against the BANK if the note become invalid by the lapse of time as a result of the BANK not exercising such rights and the rights connected with the instrument therefore.

CLIENT hereby agrees and undertakes that, in the event any signatory person of the instruments provided to the BANK goes bankrupt or suspends its payments or makes a proposal for composition with its creditors or such proposal is approved by the court or in the event the BANK demands without any reason; it shall deliver upon the BANK’s first request the amounts of the instruments bearing the signatures of such persons before the maturity and immediately and shall provide the BANK with new acceptable instruments to substitute and replace such.

CLIENT hereby agrees and represents in advance that, in the event the instruments provided to the BANK are not paid at the maturity or any signatory person of the instruments goes bankrupt or suspends its payments; the BANK shall have the right to claim, without cancelling the credit account, the delivery of the entire debt arising from the credit account and that the BANK shall be entitled to start legal proceedings if it fails to pay such debts promptly.

CLIENT hereby agrees and undertakes that, in the event it fails to provide the BANK with an written instruction for the presentation for payment, in respect of instruments which are payable at sight and provided to the BANK for security purposes; the BANK shall be entitled to present and protest such instruments for payment on any date, that, however, the BANK shall not be obliged for presentation for payment, that the BANK shall not be responsible for the loss of the rights connected therewith due to failure to present or, failure to start legal proceedings although protested duly.

CLIENT hereby agrees and represents that, in case the BANK initiates legal proceedings against the debtors as a result non-payment of the instruments given by it to the BANK as collateral; all related costs and attorney fees, if the BANK provides the legal proceedings in connection with such instruments be carried out by external law offices, the amounts to be paid to those external law offices against professional services receipts and if the BANK is sentenced to pay compensation due to the fact that any of the signatures on such instruments does not belong to the purported signatory, such compensation amount shall be debited to its account and it shall pay to the BANK interest, to be calculated at the rate specified in the Default article of this Agreement for the period to lapse beginning from the dates on which said amount are paid by the BANK until their collection, together with fund and excise tax relating thereto.

CLIENT hereby agrees that the BANK shall assume no responsibilities in the event an order for the nonpayment of the instrument is presented or the instruments are lost, that the BANK may properly file lawsuits for the removal of the order and for the cancellation the lost instruments, that it shall be obliged to pay the amounts thereof to the BANK, that the BANK is entitled to collect the amounts of these instruments even if it personally goes bankrupt, that the collection may be ensured through the bankruptcy administration if demanded, that, on the other hand, the BANK shall be entitled to or not to file a lawsuit for cancellation in respect of lost cheques and any kind instruments and that, in the event the BANK agrees to initiate such a lawsuit upon its request, it shall pay to the BANK all legal fees and expenses relating to such lawsuit.

CLIENT and the JOINT AND SEVERAL SURETIES hereby agree and represent that the amounts of checks drawn on the accounts with other banks and branches which are delivered to the BANK by assignment endorsement, as well as the instruments delivered by pledge endorsement, if collected, shall be credited to their debit accounts and that the provisions of this article shall be equally applicable for deeds and cheques assigned to the BANK by assignment endorsement.

10.4.          Authority to Have Negotiable Instruments Rediscounted

CLIENT hereby agrees that the instruments provided or to be provided to the BANK for security purposes may any time be given by the BANK to other banks or to institutions for rediscounting purposes on the condition that any taxes, duties, fund, stamp duties and other expenses shall be borne by the CLIENT. CLIENT hereby undertakes to pay the amounts of the instruments presented by the BANK for discounting purposes, to the holder thereof or to the BANK 2 business days before the maturity dates without any need for protest or official warning, and it accepts to pay, upon first demand of the BANK, all losses and damages which shall arise due to failure to pay them on maturity dates for any reason or due to any delay in payment thereof, all kinds of costs and other credit debts, together with default interest to be calculated at the rate and in the manner set forth in the Default article of this Agreement.

10.5.           Extending the Credit against Provisional Share Certificates, Share Certificates, Funding Bonds, Revenue Partnership Bills, Bonds, Asset-Based Securities, Gold and Other Securities or Pledge of Deposits:

The PLEDGOR (CLIENT, JOINT AND SEVERAL SURETY or third party) hereby agrees to pledge to the BANK its provisional share certificates, share certificates and usufruct certificates, funding bonds, revenue partnership bills, demand and time deposit accounts in TL or in any foreign exchange, treasury bonds, asset- based securities, any securities that the government and the companies and/or the institutions in Turkey or abroad has issued or may issue in accordance with the legislations and such bonds and gold, title on which are held by it without any dispute (hereinafter to be briefly referred to as the “RIGHTS and SECURITIES”) as the security of all kinds of credits, opened or to be opened in favour of the CLIENT with the head office and all branches of the BANK and all existing and future debts and undertakings arising in connection with those credits and ancillary debts in connection with those credits such as interests, commissions and excise taxes, insurance fees, legal proceedings and trial expenses and attorney fees and that the BANK’s right of pledge on the foregoing securities and the like shall contain any rights, receivables and the accessories thereof, the interests matured or to be matured, the dividends, the pre-emption rights in respect of bonus and/or other new shares and other privileges of such securities and the like. The BANK, at its sole discretion, may pledge such pledged securities to other banks and institutions for any purpose and under any conditions.

The PLEDGOR agrees and declares that, in case the above mentioned RIGHTS and SECURITIES, which shall be delivered by it as pledged, are registered and kept in its account with the CRA (Central Registry Agency), the BANK shall be entitled to have the pledge notified to the CRA and have it registered in the records and to have these transactions conducted by related Intermediary Institution and to individually make all kinds of transactions required to be made with the CRA relating to this pledge, in the capacity of pledgee or to have such transactions made by related Intermediary Institution; that the pledge shall remain in effect until the credit debts are fully settled and transactions for removal of pledge from the records of CRA, are completed and that, during this period, pledged RIGHTS and SECURITIES shall not be sold to third parties or no promise to sell shall be made relating thereto and they shall not be transferred.

PLEDGOR hereby agrees that it shall perform any required attempts for the protection of the rights it holds due to the above mentioned pledged RIGHTS and SECURITIES and that it shall assume all kinds of responsibilities in relation to any irregularities, frauds, alterations and similar cases relating to said securities and that it releases the BANK from any responsibilities therefore; that, if said pledged securities are subject to any drawing, renewal or any other alteration, it shall pursue such securities and take every attempt to protect its interests associated therewith.

The BANK shall be entitled to collect the profit shares paid for pledged provisional share certificates, share and usufruct certificates, deposit certificates and bonds and matured interest coupons and the amounts of provisional share certificates, share and usufruct certificates, considerations of which are paid and the amounts of redeemed bonds, for securities registered with the Central Registration Agency (CRA) by giving necessary instructions to relevant intermediary institution and by paying necessary commissions after debiting them to client’s account. PLEDGOR accepts and declares that even if it goes bankrupt personally, the BANK shall be authorised to collect the proceeds of these assets and that if demand by, collection thereof may be provided through the bankruptcy administration.

PLEDGOR hereby agrees that it shall act for the benefit of the BANK while voting at the General Assemblies of the concerned companies and bond holders (to which it shall attend upon the BANK’s consent in writing) due to provisional share certificates, usufruct and share certificates and bonds, pledged by it and that it shall compensate all losses of the BANK due to any act by it to the contrary and shall make all attempts required to protect its rights in this regard.

The BANK shall be entitled to take, at its discretion, any measure it may deem appropriate for the protection of pledge values of pledged RIGHTS and SECURITIES, in this context to pay the remaining amounts of provisional share certificates and share certificates, the amounts of which have not been paid completely, to exercise the pre-emption right relating to new paid-up and bonus shares to be issued, on behalf of the PLEDGOR and to have said provisional share certificates, share certificates and bonds, financing bonds and other securities such insured against the possibility of payment thereunder below their nominal values, to pay unpaid stamp taxes, to collected the amounts thereof which is/are paid back completely or partially, to exchange provisional share certificates with share certificates or the securities pledged in favour of it, with other securities and to debit all costs to be incurred to conduct above mentioned transactions, to the account of the CLIENT.

The PLEDGOR hereby agrees and represents that, since stocks (whether dematerialized or not)/ provisional share certificates are pledged to the BANK and the registered ones are transferred and delivered by endorsement for pledge purposes, it has no right of disposition unless the BANK removes the existing pledges on such stock (including the profit share coupons)/ provisional share certificates, that the BANK is entitled to annually collect the dividends matured or to be matured in respect of the pledged dividend coupons of stocks and of the provisional share certificates, to receive the stocks to be issued for the provisional share certificates against returning the provisional share certificates, on behalf of the PLEDGOR, to exercise the pre-emption right in any way and form it wishes by informing the PLEDGOR, to attend to General Assembly meetings, to cast votes for acceptance and rejection, to initiate actions for cancellation, to obtain information, to pay for the call accounts due to capital increases and hence to debit them to the accounts of the PLEDGOR and the CLIENT, to receive the stocks held subject to the pre-emption right and briefly, to exercise any and all rights of the PLEDGOR, to perform the necessary transactions and to sign the necessary papers, and that the pledge right shall continue under the same conditions in respect of the pledged stocks and coupons; that however it shall not be a liability for the BANK to exercise said powers and even if those powers are not exercised by the BANK completely or partially, the BANK shall be entitled to exercise its rights and powers arising from its capacity of being the owner of RIGHT and SECURITIES subject to the pledge and that any liability relating thereto shall be borne by itself.

The PLEDGOR hereby agrees and represents that, since the BANK’s right of pledge shall continue on any RIGHTS and SECURITIES pledged pursuant to this Agreement unless they are not removed by the BANK; the collected amounts consisting of the principal amount and the accessories thereof shall be taken to a non-interest blocked account by the BANK upon the expiry of the maturity of such pledged RIGHTS and SECURITIES if they are subject to a certain maturity or may be converted into any of the foregoing RIGHTS and SECURITIES the BANK may deem appropriate or may be kept in a new account to be opened and that the pledge shall continue in the same way on such new RIGHTS and SECURITIES or account.

In the event that the CLIENT fails to fulfil or delays in fulfilment or it becomes evident that it shall not be able to fulfil any of its credit debts and undertakings towards the BANK, the PLEDGOR hereby irrevocably authorizes the BANK to sell such RIGHTS and SECURITIES wholly or partially (without waiting for the end of maturity of those pledged assets subject to maturity terms), for those traded in Securities Exchange at the price to emerge in the Securities Exchange and for pledged RIGHTS and SECURITIES which are not traded in Securities Exchange, at the current market price, to any person and company the BANK may wish, or at a price to be determined by the price issuing such securities, if there is any issuer institution of related assets or at the rate of discount, or to give sale instruction to related intermediary institution and to perform all transactions on behalf of the pledgor in relation to such sales or to have third parties and intermediary institutions perform such transactions with the Securities Exchange or other environments for such sales.

In the event that the pledged securities are stocks/provisional share certificates not quoted to the Securities Exchange; then the sales price shall be notified to the PLEDGOR and the PLEDGOR shall be informed that it is entitled to have the pledge on them removed by paying such sales price within seven days after said notification. In the event that the PLEDGOR fails to exercise its right to have the pledge removed and fails to take back the stocks/provisional share certificates by paying an amount in consideration for the determined price within said period, then the BANK shall be free to make the sale to any person it deems as appropriate.

CLIENT hereby accepts and declares that, regarding the stocks pledged by it to the BANK under this Agreement as collateral for its existing and future credits, in case value of stocks on the Stock Exchange falls below the rate deemed appropriate by the BANK, when compared to the credit amount for which they are given as collateral, BANK may demand additional stocks or other securities acceptable by the BANK, from the CLIENT; that in case CLIENT fails to fulfil such demand within one business day, BANK shall be authorized to sell stocks on the Stock Exchange or to have them sold by giving sale instruction to related intermediary institution and to set off the proceeds thereof against debts (by collecting from intermediary institution the amount which shall remain after deduction of the commissions of intermediary institution from the sale price).The PLEDGOR hereby agrees and represents that, in the event the pledged security is a deposit account in TL or in foreign currency with the BANK or another bank; if the CLIENT fails to fulfil or delays in fulfilment or it becomes evident that it shall not be able to fulfil any of its credit debts and undertakings towards the BANK partially or completely, the BANK shall be authorized, without any need for any legal transaction or notification to the CLIENT, to set off its receivables under any name with the mentioned account/s even if it is not matured or to collect them by requesting from other bank and to recover its receivables from this pledge.

The PLEDGOR hereby agrees and represents that, in the event the pledged account/s is/are foreign exchange accounts, the BANK is authorized to collect its receivables through set off with this/ these pledged account/s by converting the pledged amount into Turkish Liras at the foreign exchange purchase rate of the BANK for credit debts of the CLIENT in Turkish Liras; and in the same foreign currency exactly for credit debts to emerge on the same currency as that of the pledged account, and on the basis of the parity applied by the BANK at the time of such recovery transaction, for credit debts to emerge in a different foreign currency.

BANK’s right of pledge shall continue on the entire principal amount and the interests of the pledged account/s under this Agreement unless it is removed by the BANK and therefore, in the event the maturity expires, the PLEDGOR hereby agrees and represents that the pledge shall continue the same under the conditions of this

Agreement in the event the BANK continues the same type of deposit with the same periods or shorter or longer periods under the same account number upon the expiry of the maturity or the amount is transferred to a new account/ new accounts to be opened due to technical difficulties at the BANK or upon agreement with or independently by the BANK, conversion of such into another right and other securities or into repos.

BANK shall be free to exercise or not to exercise one or more or all of the powers granted to it above and the PLEDGOR and CLIENT release the BANK in advance in respect thereof.

Breakdown of RIGHTS AND SECURITIES Subject to Pledge:

PLEDGOR hereby agrees and represents that the below listed gold, stocks, bonds, time and/or demand deposit TL accounts, certificates of deposits, time and/or demand deposit foreign exchange accounts, treasury bills, revenue partnership bills, government and private sector bonds, funding bonds, investment fund participation certificates, all kinds of securities, which are or will in the future be allowed to be issued by the Capital Markets Board and which are or will be issued by banks and/or intermediary institutions or companies (capital markets instruments), asset-based securities or other securities that the government may issue in the future, are pledged to the BANK under terms and conditions set forth in this article and the certificates and account books relating thereto are delivered to the BANK and those registered ones among them, are pledged to the BANK according to related provisions of the Turkish Commercial Code and that is shall not have any right of disposal on them unless said pledge is removed by the BANK.

Company/Branch Acc./Serial Amount	Nominal Type Quantity Registered/ Bearer’s Company/Institution
of account Number /Weight Value/Carat Issuing/Drawing Pledged Assets

PLEDGOR AND THE BANK ACCEPTED ABOVE MENTIONED PROVISION AS A RESULT OF THEIR NEGOTIATIONS. PLEDGOR DECLARES THAT HE/SHE/IT ACCEPTS THE PROVISIONS SET FORTH IN THIS ARTICLE WHICH MAY BE CONTRARY TO HIS/HER/ITS INTERESTS BY BEING AWARE OF THE CONSEQUENCES THEREOF AND BY UNDERSTANDING THEM AND THAT HIS/HER/ITS COMMERCIAL DECISION IS IN THIS DIRECTION.

         /     /

PLEDGOR:

Name-Surname/Trade Name

Address

Signature

BANK/PLEDGEE:                                                                                                                                     Yapı ve Kredi Bankası A.Ş.

                                Branch

10.6.          Pledge on REPOS Account:

CLIENT, PLEDGOR and the INSTITUTION/BANK (if the CLIENT is also the PLEDGOR, then it shall be referred to as the PLEDGOR at once) hereby agree and undertake that the following terms shall also apply in the event of establishment of a Repo Account Pledge as the security of the credit. If repurchase transactions are followed through the investment account of the PLEDGOR with the INSTITUTION due to the nature of the account, then the INSTITUTION shall safe-keep the repurchase transaction/s with the capacity of CUSTODIAN on behalf of the BANK.

INSTITUTION/BANK of Account Branch
Repo Account Number With the Capacity of Pledgor With the
capacity of Intermediary Institution (Custodian)	(the PLEDGOR)

DATE: / /	(the INSTITUTION)

PLEDGOR hereby agrees and undertakes that it pledges its aforementioned account opened for the repurchase transaction/s with the BANK and/or the INSTITUTION under the Repurchase and the Reverse Repurchase Framework Agreement acknowledged therewith and the entire securities to be followed on this account due to its current or future repurchase transaction it may perform on its account, the amounts to be paid by the BANK and/or the INSTITUTION under the repurchasing commitment (the repurchasing amount) along with any accessories thereof in provision for any cash and non - cash credits allocated or to be allocated by the BANK to the CLIENT and for any credit debts arose or to arise for any reason whatsoever (including those which arose or may arise due to assignment to the BANK of the receivables of third parties by the CLIENT) and for the risks related thereto, and that, for that purpose, it delivers the safe - keeping receipt/s and the Confirmation Form/s of the aforementioned account to the BANK.

PLEDGOR hereby agrees, represents and undertakes that it has no right to claim such securities and the repurchasing amounts unless the BANK removes the existing pledge on the pledged repurchase account and the securities and repurchasing amounts thereof, and that, however, such right shall emerge only when the CLIENT completely pays the credit debt.

PLEDGOR hereby agrees and represents that the value of repurchase transaction existing in its account, pledged by it as mentioned above, which constitutes basis for the pledge, shall be the average repurchasing amount determined on such date by the BANK and/ or the INSTITUTION.

PLEDGOR hereby agrees and represents that the BANK, as long as the right of pledge on the current repurchase account with the BANK and/ or the INSTITUTION survives, shall be authorized to renew (by giving renewal instruction to the INSTITUTION) the repurchase transactions wholly or partially at its sole discretion with any maturity and by any interest rate it may wish and maintain them in that way or to convert them into any of the RIGHTS and SECURITIES listed under article 10.5 hereof and to keep them pledged under article 10.5 hereof or to set off the repurchasing amounts against the CLIENT’S credit debt even if it is not matured and promptly payable or to keep them in a blocked account.

PLEDGOR hereby agrees and represents that the BANK is authorized to liquidate the repo/s, subject to this pledge, on or without waiting for their maturity dates (by giving instruction to the INSTITUTION) and to collect the amounts thereof anytime and to set off the repurchasing amounts against the CLIENT’s credit debt or risk even if it is not matured and promptly payable or to keep them in a blocked account.

PLEDGOR accepts and undertakes that the provisions of article 10.5, which are not contrary to this article, shall be applied together with this article.

Representation and Responsibility of the Custodian:

The INSTITUTION hereby agrees and represents with the capacity of custodian that it shall accept the securities and the repurchasing amounts pledged to the BANK under the Repurchase Account Pledge Agreement herein under its custody and shall safe-keep them until the BANK notifies in writing that the pledge is removed and that the transaction in respect thereof shall be performed under the provisions of the this Agreement. The INSTITUTION hereby agrees, represents and undertakes that it, in compliance with all legal obligations provided by the legislations for the custodians in relation to the safe-keeping of these securities and/or repurchasing amounts, shall deliver immediately upon request the securities and/or repurchasing amounts under or to be under its custody to the BANK or to follow the instructions the BANK may give in accordance with the provisions of this Agreement and shall immediately notify the BANK of any changes that may happen.

DATE:

PLEDGOR	CUSTODIAN

10.7.          Assignment of Member Merchant Credit Card Receivables:

ASSIGNOR (MEMBER MERCHANT) hereby irrevocably assigns all its existing and future receivables beginning from the date of                 until the date of                       as a result of shopping transactions made by all kinds of credit cards and services provided to card holders as it is a Member Merchant within the scope of the Member Merchant Agreement signed by it with the BANK, to the BANK for collateral purposes in accordance with relevant provisions of the Turkish Code of Obligations relating to transfer (assignment) of receivables, as the security of all kinds of credits opened or to be opened in favour of the CLIENT with the Head Office and all Branches of the BANK and all its existing and future debts and undertakings arising from said credits and ancillary debts in connection with credits such as interest, commission and excise tax, insurance fee, costs of legal proceedings and lawsuits and attorney fees relating thereto.

ASSIGNOR (MEMBER MERCHANT); hereby agrees and represents that the BANK is authorized to collect the receivables subject to the assignments to the extent it may determined, and that it shall have no rights of disposition in any way before the BANK revokes the assignment on the assigned receivables, that the BANK is authorized to collect any time its receivables under any name by way of set off from this account pledged to the BANK and/or the account it shall be blocked, without any need for legal proceedings and notification to the CLIENT/ASSIGNOR (MEMBER MERCHANT ); that the BANK may, on condition that such does not stand as an obligation for the BANK and is only subject to the BANK’s own considerations, return assignments to the ASSIGNOR (MEMBER MERCHANT), that such return shall not change assignment terms.

ASSIGNOR (MEMBER MERCHANT) hereby agrees, represents and undertakes that the BANK has the right to set off the collections due to this assignment against any of the CLIENT’s debts at its sole discretion, that this instrument of assignment shall not constitute by itself a payment or a termination of debt, that a discount equal to the collection by the BANK of the debts assigned hereby shall be made and that this instrument of assignment shall not superimpose any duties or liabilities on the BANK.

Despite this assignment of receivables, for the collection of credit receivables and entire risks, the right of the BANK to commence execution proceedings for attachment and bankruptcy proceedings, to file lawsuit or other legal remedies against the CLIENT and/or the ASSIGNOR (MEMBER MERCHANT), shall be reserved.

ASSIGNOR AND THE BANK MUTUALLY ACCEPTED THE PROVISIONS OF ABOVE ARTICLE AS A RESULT OF THEIR NEGOTIATIONS. ASSIGNOR DECLARES THAT HE/SHE/IT ALSO ACCEPTS THE PROVISIONS SET FORTH IN THIS ARTICLE WHICH MAY BE CONTRARY TO HIS/HER/ITS INTERESTS BY BEING AWARE OF THE CONSEQUENCES THEREOF AND BY UNDERSTANDING THEM AND THAT ITS COMMERCIAL DECISION IS IN THIS DIRECTION.

ASSIGNOR:

Name-Surname/Trade Name:

Address:

Signature:

ASSIGNEE /BANK : Yapı ve Kredi Bankası A.Ş.

                                Branch

10.8.          Pledge of Motor Transport Vehicles:

PLEDGOR accepts and declares with the capacity of pledgor irrevocably pledges and delivers to THE BANK the commercial plates and motor transport vehicles, their commercial plates, details of which are specified below, and all rights and benefits relating to them and their commercial plates, as security for Vehicle Credits and all other types of credits opened or to be opened in favour of the CLIENT with the Head Office and all Branches of the BANK and all existing and future debts and undertakings arising from said credits and ancillary debts relating to credits such as interest, commission and excise tax, insurance fee, costs for legal proceedings and lawsuits, and attorney fees relating thereto; that the BANK shall unilaterally be authorized to notify the motor transport vehicles registry office and other registry offices of the matter of pledging of the vehicle(s) with the following details; that, still the transactions for annotation of the pledge on commercial plate records of the vehicle, in the electronic registry records, as e-pledge in the allocation certificate and the license of the vehicle, shall be conducted by the BANK or by itself with relevant registry and the letter of the traffic department certifying that the pledge is annotated on the commercial plate records of the vehicle, electronic registry records, allocation certificate and the licence of vehicle, shall be presented to the BANK; that the pledge shall remain in effect until the credit debts are liquidated totally and a written declaration is taken from the BANK stating that the pledge is removed and which is addressed to the Traffic Registry Directorate and during this period, the vehicle, commercial plate pledged to the BANK and all rights and benefits relating thereto, shall not by any means sold to third parties jointly or separately or no promise to sell shall be given for this purpose and they shall not be transferred; that, in case the pledged vehicle is delivered to a custodian to be deemed as appropriate by the BANK, it shall be liable for the custodian fees jointly with the CLIENT.

PLEDGOR; hereby irrevocably agrees in advance that the below mentioned motor vehicle, details of which are provided below, is pledged to the BANK together with the below mentioned commercial plate thereof according to this Agreement, in other words, the commercial plate of the motor vehicle is included within the scope of this pledge as an element of the vehicle’s value.

BANK may have the motor transport vehicle subject to pledge, insured against all kinds of risks under the clauses to be deemed appropriate by it, in favour of itself as having the BANK specified therein as the pledge creditor, in consideration for any amount and under any terms and conditions and for any period it deems as appropriate, on the condition that the costs thereof shall be borne by the PLEDGOR and may have said insurance cancelled at any time by a notice to the PLEDGOR: However, these provisions shall not obliged to BANK to do any thing or shall not impose any liability on the BANK.

PLEDGOR accepts that it shall transfer and endorse the insurance policies issued for the pledged motor transport vehicle previously, to the BANK as pledgee creditor and that it shall renew those, validity periods of which expire by paying all premiums and costs (including excise tax) thereof.

PLEDGOR accepts that premiums and other costs of insurances to be made (or renewed) within the scope of the provisions of this article and taxes, duties and funds relating thereto, shall constitute its debts and it immediately deposit said amounts to the BANK, that the BANK, at its discretion, shall be authorised to debit said amounts to any of the creditor or debtor accounts of the PLEDGOR or may separately demand them by way of legal proceedings without need for any notice or warning and it shall not have any right or raise any claim on the commission and other amounts to be paid by the insurer to the BANK.

PLEDGOR declares that it consents in advance that all amounts and compensations for damages to be paid due to insurance policies issued upon demand of itself or the BANK, shall be paid by the insurance company directly to the BANK.

CLIENT accepts that, in case a lawsuit is filed by the BANK due to disputes which may arise with the insurance company relating to compensation, all of the trial and other costs and the attorney fee to be paid to the other party, shall be borne by itself and that furthermore, even if the disputes is resolved against the BANK, it shall not raise any claim against the BANK.

The pledge subject to this pledge agreement on the motor vehicle (movable property) shall be annotated to the traffic registry and the license of the motor vehicle; however, according to provisions of the second paragraph of Article 940 of the Civil Code, pledges on movable properties which are required to be registered to a registry, may also be established without the transferral of possession, solely by entry to the registry to which the property is registered, therefore the BANK, with the capacity of PLEDGEE, on the basis of this provision, is irrevocably authorized in advance by the PLEDGOR to have this pledge recorded to the traffic registry independently and unilaterally by its declaration and application without consent of the PLEDGOR., when the bylaw governing the other matters of establishment of the pledge enters into force. This pledge, upon the completion of registration, shall be subject to Article 940 of the Civil Code and the provisions of related bylaw.

MOTOR TRANSPORT VEHICLE SUBJECT TO PLEDGE

Brand	Model	Motor No	Chassis No	Plate No

PLEDGOR AND THE BANK MUTUALLY ACCEPTED THE PROVISIONS OF ABOVE ARTICLE AS A RESULT OF THEIR NEGOTIATIONS. PLEDGOR DECLARES THAT HE/SHE/IT ALSO ACCEPTS THE PROVISIONS SET FORTH IN THIS ARTICLE WHICH MAY BE CONTRARY TO HIS/HER/ITS INTERESTS BY BEING AWARE OF THE CONSEQUENCES THEREOF AND BY UNDERSTANDING THEM AND THAT HIS/HER/ITS COMMERCIAL DECISION IS IN THIS DIRECTION.

PLEDGOR’s:

Name-Surname / Trade Name:

Address:

Signature:

PLEDGEE : Yapı ve Kredi Bankası A.Ş.

                                Branch

Representation and Responsibility of the Custodian:

I have hereby accept the motor vehicle/s, which was/were pledged and delivered to the BANK and details of which are provided above, to my custody and I shall safe-keep the same until the request of the BANK. I, after inspecting and examining the pledged vehicle/s in order to verify its/their exact conformity with the foregoing details, received the vehicle/s with no damage on to my custody. I hereby agree, declare and undertake that, complying with all legal obligations provided by the laws to the custodians for safekeeping this assets, I shall immediately deliver the vehicle/s in the same condition under my custody to the BANK upon its request, that I shall assume the entire legal and penal responsibility due to my negligence or defective actions, that I shall not raise any objections due to any matters related to the protection, the delivery and etc. of the vehicle/s, that, in the event I intend to quit the custody, I shall notify the BANK 30 days beforehand, then (30 days later) I shall deliver the vehicle/s the same to the BANK and only hence I may be able to be released from custodianship and the responsibilities thereof, that I shall remain responsible for another 30 days after the delivery for any deficiencies and defects, damages and failures, which cannot be detected through visual examination at the time of delivery, that I shall immediately notify the BANK of any change that may happen in the status of the pledged property under my custody. I hereby agree and represent that the Courts and the Execution Offices specified in this Agreement shall be competent in respect of my foregoing undertaking, and that I hereby establish the address on the right hand side of my signature below as my legal domicile and that unless I notify the BANK of any change thereto in writing, any notification made to that address shall be deemed to have been made to me.

CUSTODIAN’S

Name-Surname /

Trade Name:

Address:

Signature:

DATE:                  /                   /

10.9.          Utilisation of Credit Against Joint and Several Suretyship and Liabilities of Joint and Several Sureties:

JOINT AND SEVERAL SURETIES accept that they shall be liable to the BANK for all kinds of credits opened and to be opened in favour of the CLIENT with the head office and all branches of the BANK and for all existing and future debts and undertakings relating to said credits, cheque guarantee amounts arising from relevant laws and regulations (legal payment amounts which the BANK shall be liable to pay according to Cheque Law) and for all its existing and future debts under the credits, both solely and with other persons as principal debtor or as joint and several surety, up to the suretyship limits specified below by hand writing of each JOINT AND SEVERAL SURETY and in case of limit increase, up to the total amount to be calculated including the amounts specified in related limit increase pages, in the capacity of joint and several surety for a period of 10 years beginning from the signing date and they accepted below the maximum amount for which they shall be liable and the date of their suretyship by indicating with their hand writings and by affixing their signatures in accordance with related provisions of the Turkish Code of Obligations. JOINT AND SEVERAL SURETIES accept and declare that all taxes, duties and charges and costs of lawsuits and legal proceedings and attorney fees and other costs required by mortgages and other collaterals in rem and personal collaterals, to be given by the CLIENT in order to meet BANK’s risks due to credits opened by the BANK, shall also be within the scope of their suretyships.

JOINT AND SEVERAL SURETIES accept and declare that the credit limit covers, in addition to principal amount, contractual interests, commissions, excise taxes and all kinds of costs, attorney fees, default interests, without being limited to the periods set forth in article 589 of the Turkish Code of Obligations. Method for calculation of contractual interest and default interest is specified in relevant articles of the Agreement.

JOINT AND SEVERAL SURETIES agree and represent that the credits opened based on their suretyships may be made available by the BANK as revolving credit, without need for obtaining consent of JOINT AND SEVERAL SURETIES separately and on the condition of being within the suretyship limit.

JOINT AND SEVERAL SURETIES accept and declare that they shall be liable for the whole amount of interest, charged or to be charged for the receivables of the BANK, even if they are for a period more than one year as specified in article 589 of the Turkish Code of Obligations.

JOINT AND SEVERAL SURETIES agree and declare that, in case the CLIENT suspends its payments, is subject to bankruptcy proceedings, obtains grace period for composition with its creditors or its composition with creditors is approved or becomes liable to pay its debts due to its credits being cut off or for any reason; debts shall also be due and payable for them by a notice to be made to them.

JOINT AND SEVERAL SURETIES accept and represent that the BANK shall be authorised to set off the proceeds to be collected by it in case of foreclosure of pledges by it, against any of the credit debts of the CLIENT to be determined at the BANK’s sole discretion.

JOINT AND SEVERAL SURETIES accept and declare that, in case the credit is made available as letter of guarantee, domestic or foreign guarantee, domestic or foreign counter guarantee, acceptance and aval credit based on their suretyship; the BANK shall be authorised to give the text deemed appropriate by it or demanded by the beneficiary exactly or to include all conditions to be demanded by the beneficiary in the text of letter of guarantee, domestic or foreign guarantee, domestic or foreign counter guarantee, acceptance and aval, without need to obtain their consents. JOINT AND SEVERAL SURETIES accept that the BANK shall be authorised to assume liability to pay BANK interest, legal interest or interest at ant other interest rate, penal sum, etc. in the texts of letter of guarantee, domestic or foreign guarantee, domestic or foreign counter guarantee, acceptance and aval credit, given and/or to be given by the BANK, for the period beginning from the date of payment or the issuance date or the date to be determined according to related agreements and relevant laws and regulations, until the date of payment and agree and undertake that whole of the amount to be assumed by the BANK in such manner shall be included within the scope of their suretyship and that they shall be liable and indebted for all financial and legal consequences which shall arise from failure of the BANK to fulfil its guarantee liability on time due to instructions to be given or legal measures to be taken by the CLIENT or by themselves.

JOINT AND SEVERAL SURETIES accept and represent that, even if the whole amount of debt is secured by pledge, the BANK shall be entitled to commence legal proceedings against them by way of precautionary attachment and attachment according to article 586 of the Turkish Code of Obligations and article 257 of the Execution and Bankruptcy Law. JOINT AND SEVERAL SURETIES accept that, in case the BANK demands precautionary injunction or precautionary attachment decision against them due to debts which shall arise within the scope of this Agreement, the BANK shall be exempt from giving security for them, that however, if security is demanded by courts, commissions which shall arise from letters of guarantee to be taken from other banks, shall be considered within the scope of legal costs and shall be paid by them.

JOINT AND SEVERAL SURETIES accept, declare and undertake that the BANK shall have right of pledge, transfer, set off, retention and deduction on all kinds of deposits, rights, receivables and all movable assets including securities, existing and which shall exist in the future with the Head Office and all branches and warehouses of the BANK and that they shall be pledged to the BANK in an amount sufficient to meet all the credits of the CLIENT subject to their suretyships, with the head office and all branches of the BANK and all their existing and future debts and undertakings in connection with said credits; that in case any of the cases set forth in Default article of this Agreement realizes, all credit receivables of the BANK shall immediately become due and payable and such credit receivables which become due and payable shall be deducted from the deposits, rights, receivables and assets including securities, by the BANK at its sole discretion, based on the BANK’s right of pledge, transfer, set off, retention and deduction; that if there are still uncollected receivables of the BANK after this set off transaction and any of the cases set forth in Default article exists, the BANK shall be entitled to commence legal proceedings according to Default article of this Agreement for collecting its remaining receivables together with Default Interest.

JOINT AND SEVERAL SURETIES agree and represent that, again in case of the existence of conditions referred in above paragraph, they consent that remittance amounts to be sent in favour of them, be credited by the BANK to an account to be opened in their name and be kept as blocked and as being pledged to the BANK and that the BANK shall have the right of pledge, retention, set off, transfer, deduction on the amounts of remittances sent to them and the remittances they shall send through the BANK and that the BANK shall be authorised to set of those amounts against their credit debts, in case of the existence of above mentioned conditions as well.

In case the original maturity is cancelled due to exercise by the BANK, of its rights set forth in this article, parties agree that the JOINT AND SEVERAL SURETIES shall not demand any amount such as interest, foreign exchange difference due to cancellation of original maturity.

If the CLIENT and JOINT AND SEVERAL SURETY/SURETIES are within the scope of the same group of companies as set forth in the Turkish Commercial Code, CLIENT and JOINT AND SEVERAL SURETIES accept, represent and undertake that, relating to debts and suretyship liability within the scope of this Agreement, they shall make an actual balancing in accordance with relevant article of the Turkish Commercial Code, within legally required period and in any case, at the latest prior to expiration of related operating year; that if balancing is made within legally required period, they shall present and deliver the documents relating thereto, to the BANK; that if balancing is not made within legally required period, this situation shall be a cause of default and the provisions of this Agreement relating to default shall be applied to them.

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE ACCEPT THIS ARTICLE AND THE AGREEMENT AFTER NEGOTIATING AND BEING AWARE OF AND UNDERSTANDING THE PROVISIONS WHICH MAY BE CONTRARY TO MY/OUR INTERESTS AND THE CONSEQUENCES THEREOF AND THAT THEREBY, I/WE ASSUME LIABILITY AS JOINT AND SEVERAL SURETY/SURETIES AND THAT MY/OUR COMMERCIAL DECISION IS ALSO IN THIS DIRECTION.

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)

TYPE OF SURETYSHIP:	joint

DATE OF SURETYSHIP:	26.04.2013

JOINT SURETY:	ERTUĞRUL KURDOĞLU

Name-Surname/ Identification Number/ Trade Name:	25657206384

Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul

Signature:

/s/ Erhan Kurdoğlu	/s/ Mehmet Serdar Günaylı

/s/ Korhan Kurdoğlu	/s/ Alper Yılmaz

/s/ Ertuğrul Kurdoğlu

[Company Seal & Signatures]	[Bank Seal & Signature]

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE ACCEPT THIS ARTICLE AND THE AGREEMENT AFTER NEGOTIATING AND BEING AWARE OF AND UNDERSTANDING THE PROVISIONS WHICH MAY BE CONTRARY TO MY/OUR INTERESTS AND THE CONSEQUENCES THEREOF AND THAT THEREBY, I/WE ASSUME LIABILITY AS JOINT AND SEVERAL SURETY/SURETIES AND THAT MY/OUR COMMERCIAL DECISION IS ALSO IN THIS DIRECTION.

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)

TYPE OF SURETYSHIP:	joint

DATE OF SURETYSHIP:	26.04.2013

JOINT SURETY:	KORHAN KURDOĞLU

Name-Surname/ Identification Number/ Trade Name:	25525210710

Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul

Signature:	/s/ Korhan Kurdoğlu

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE ACCEPT THIS ARTICLE AND THE AGREEMENT AFTER NEGOTIATING AND BEING AWARE OF AND UNDERSTANDING THE PROVISIONS WHICH MAY BE CONTRARY TO MY/OUR INTERESTS AND THE CONSEQUENCES THEREOF AND THAT THEREBY, I/WE ASSUME LIABILITY AS JOINT AND SEVERAL SURETY/SURETIES AND THAT MY/OUR COMMERCIAL DECISION IS ALSO IN THIS DIRECTION.

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)

TYPE OF SURETYSHIP:	joint

DATE OF SURETYSHIP:	26.04.2013

JOINT SURETY:	ERHAN KURDOĞLU

Name-Surname/ Identification Number/ Trade Name:	25543210136

Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul

Signature:	/s/ Erhan Kurdoğlu

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE ACCEPT THIS ARTICLE AND THE AGREEMENT AFTER NEGOTIATING AND BEING AWARE OF AND UNDERSTANDING THE PROVISIONS WHICH MAY BE CONTRARY TO MY/OUR INTERESTS AND THE CONSEQUENCES THEREOF AND THAT THEREBY, I/WE ASSUME LIABILITY AS JOINT AND SEVERAL SURETY/SURETIES AND THAT MY/OUR COMMERCIAL DECISION IS ALSO IN THIS DIRECTION.

SURETYSHIP LIMIT:
TYPE OF SURETYSHIP:
DATE OF SURETYSHIP:
JOINT SURETY:
Name-Surname/ Identification Number/ Trade Name:
Address:
Signature:

/s/ Erhan Kurdoğlu	/s/ Mehmet Serdar Günaylı

/s/ Korhan Kurdoğlu	/s/ Alper Yılmaz

/s/ Ertuğrul Kurdoğlu

[Company Seal & Signatures]	[Bank Seal & Signature]

11  - DEFAULT:

a)         CLIENT and PARTIES GIVING COLLATERAL accept and declare that, in case any of the below mentioned incidents occurs;

i)                                         without being limited to those set forth below, if they fail to fulfil at all any of their undertakings and debts set forth in this Agreement or fulfil them incompletely or fail to fulfil them on time;

ii)                                      if bankruptcy of any of them is demand or any of them declares composition with its creditors;

iii)                                   if any of them becomes subject to attachment or execution proceedings, for an amount which may jeopardize payment of the receivables of the BANK;

iv)                                  the CLIENT or JOINT AND SEVERAL SURETIES incur debts out of the scope of their normal operating activities;

v)                                     if any of the credits utilised by them from the BANK or from any other banks, is cut off;

vi)                                  in case any right in rem, mortgage is established on movable and immovable properties which belong to the CLIENT or JOINT AND SEVERAL SURETIES without written consent of the BANK, they are transferred or foreclosed;

vii)                               if incidents occur which may have significant adverse effect on the financial condition of the CLIENT or JOINT AND SEVERAL SURETIES relating to their businesses and relations and/or the CLIENT changes its shareholding structure without BANK’s written consent;

viii)                            in case the major shareholder of the CLIENT losses its control in the share capital and at the same time, in the management of the CLIENT directly or indirectly;

ix)                                  if the CLIENT is split off, transferred, merged or makes share exchange without written consent of the BANK;

x)                                     cancellation, suspension of, or significant change in any permission, consent or authorisation which is required for fulfilment of the liabilities of the CLIENT according to this Agreement;

xi)                                  in case the CLIENT and JOINT AND SEVERAL SURETY/SURETIES are within the scope of the same group of companies as set forth in relevant articles of the Turkish Commercial Code, failure by the CLIENT and/or JOINT AND SEVERAL SURETIES to make actual balancing according to law, relating to debts and suretyship liability within the scope of this Agreement in accordance with related article of the Turkish Commercial Code within legally required period or in any case, at the latest prior to expiry of relevant operating year;

xii)                               in case of a gap occurs in collaterals due to decrease in collateral values and/or for any other reason and/or expiration of suretyship/s with a fixed term, given as collateral for credits and they are not renewed by joint and several surety/sureties within required period; despite the notice sent by the BANK to the CLIENT, failure to establish the collaterals demanded by the BANK, within required period and/or failure to transfer the cash amount equal to the gap in collaterals, to the accounts designated by the BANK, as being pledged to the BANK, within 2 business days after demand of the BANK;

xiii)                            in case the new interest/commission rate declared by the BANK according to article 5 and/or 6 of this Agreement, is not accepted by the CLIENT, payment of all of the credit debts, together with all accessories thereof, to the BANK in cash and by a lump sum payment within 3 business days following the notice made in connection with change in interest and/or commission;

then the BANK, by a notice to be made by it through notary public or by registered mail return receipt requested or by telegraph of by registered electronic mail system by using secure electronic signature, may cut off all or a part of the account or accounts or credits opened or to be opened by it and may demand that the amounts of non-cash credits be deposited and may thereby render debts of the CLIENT due and payable and they shall be deemed to have fallen in default without need for any other procedure; that the BANK shall be entitled to commence legal proceedings for all or a part of the credits; that those documents which certifies account cut off (account closing) shall be considered as accounts statements referred to in article 68/b of the Execution and Bankruptcy Law.

CLIENT and JOINT AND SEVERAL SURETIES accept and declare in advance that, in credits for which a repayment schedule is agreed on, they shall pay the amounts stipulated in the repayment schedule on the maturity dates shown in that repayment schedule; that in case a change is made in contractual and default interest rates based on the powers granted by competent authorities and relevant laws and regulations and in accordance with related provisions of this Agreement, those differences shall be reflected to the repayment schedule exactly and thereby, the repayment schedule may be amended by the BANK; that they shall pay all those additions reflected to the repayment schedule on the date of such amendment without need for any warning and without raising any objection; that if any of the instalments is not paid on its maturity date or is paid incompletely on the maturity date or is not paid at all, remaining receivables shall become due and payable without need for any further notice or warning and they shall pay that amount immediately and if they fails to pay it, default interest shall be charged for that amount according to this article and the BANK shall be authorised to terminate all or a part of their other credits, whether matured or not, and to demand that the noncash credits be deposited and to commence legal proceedings.

CLIENT accepts that the notice to be made by the BANK regarding termination of current account or accounts, shall render the account or accounts, for which such notice is made, due and payable and that the CLIENT shall immediately pay in cash the outstanding debt balances of terminated current accounts, including interests, commissions, taxes, duties, charges, funds and all other costs. CLIENT agrees that, even it fails to pay all of the outstanding debt balances of current account or accounts terminated by the BANK, this Agreement and the liabilities shall continue to be effective exactly.

If one of the cases, specified in this Agreement and indicated as cause of default, occurs, even in cases where collaterals in sufficient amounts are given for debts and undertakings arising from non-cash credits and other credits and/or the liability of the BANK and the right to demand, is subject to a certain maturity or condition, the BANK may demand from the CLIENT to deposit cash amount in the same currency in which the credit or risk is denominated, for collateral purposes, prior to relevant maturity or before realisation of the condition, to give pledge on the assets of commercial enterprise, pledge on deeds, movable or immovable properties, at any time and without declaring any reason.

b)          CLIENT accepts, declares and undertakes that, in case of default, default interest shall be charged for all credits utilised by it at the rate to be established by increasing 50% (fifty percent) the highest credit interest rate among the credit interest rates applied by the BANK as of the date of becoming due and payable; for debts with a fixed term, beginning from such maturity date; for the accounts which become due and payable by an account closing (account termination, cut off) notice, beginning from the closing date of the account; for the debts which become due and payable without any notice (automatically) according to special provisions in this Agreement, beginning from the date on which such debts becomes due and payable automatically; until the dates on which they are repaid to the BANK completely according to terms and conditions of this Agreement and that the CLIENT shall pay such default interest and the excise tax thereof, without need for any further warning and procedure. In determining the default interest rate, for debts in TL, the rate to be established by increasing 50% the highest credit interest rate applied for TL credits of the CLIENT and for debts in foreign currency, the rate to be established by increasing 50% the highest credit interest rate applied for foreign currency credits of the CLIENT, shall be taken into account.

CLIENT agrees, represents and undertakes that the debts in foreign currency, subject to default, may be demanded exactly in relevant foreign currency or in TL; that it shall pay default interest, if they are demanded in TL, at the rate to be established by increasing 50% the highest credit interest rate applied for existing TL credits of the CLIENT as of the date on which they become due and payable, based on the TL equivalent thereof to be calculated at the BANK’s foreign exchange sale rate and if there is no TL credit of the CLIENT, and the rate to be established by increasing 50% the highest interest rate accepted for TL credits in Interest article of this Agreement, together with funds and excise taxes relating thereto without need for any further warning and procedure.

12. BANK’S RIGHTS OF TRANSFER, PLEDGE, RETENTION, SET-OFF AND DEDUCTION:

CLIENT agrees, declares and undertakes that the BANK shall have the right of pledge, transfer, set off, retention and deduction without need for any notice, on all kinds of deposits, rights, receivables and all movable assets including securities, which exist or may exist in the future at the BANK’s Head Office and all branches and they are pledged to the BANK in the amount sufficient to meet all kinds of credits opened or to be opened in favour of the CLIENT with the head office and all branches of the BANK and all existing and future debts and undertakings relating to those credits; that in case any of the incidents set forth in the Default article of this Agreement comes true and/or the possibility of the realisation of any of those incidents, occurs as a strong possibility according to OBJECTIVE CRITERIA, all credit receivables of the BANK shall immediately become due and payable and such credit receivables which become due and payable shall be deducted by the BANK, at its discretion, from deposits, rights, receivables and all movable assets including securities referred to in this article, based on the BANK’s right of pledge, transfer, set off, retention and deduction; that in case there is any uncollected receivable of the BANK after such set off transaction and the existence of any of the cases set forth in the Default article, the BANK shall be entitled to commence legal proceedings according to Default article of this Agreement for collection of its remaining receivables, together with Default Interest.

CLIENT accepts and declares that, in case of the existence of conditions set forth in the above paragraph, it consents that the amounts of remittances sent to it, be accepted by the BANK on behalf of the CLIENT without any notice to it and be credited to an existing account or an account which shall be opened in its name and be kept as blocked, as being pledged to the BANK and that the BANK shall have right of pledge, retention, set off, transfer, deduction on the amounts of remittances sent in the name of the CLIENT and on the amounts of remittances which it shall make through the BANK and the BANK shall be authorised to set off those amounts, against its credit debts in case of the existence of above mentioned conditions.

In case the original maturity is cancelled due to exercise by the BANK, of its rights set forth in this article, parties agree that the CLIENT shall not demand any amount such as interest, foreign exchange difference based on cancellation of original maturity.

13 - OTHER PROVISIONS:

13.1.          Provisions Regarding Procedures of Lawsuits and Legal Proceedings:

CLIENT and PARTIES GIVING COLLATERAL hereby accept and declare that;

a)          Even if the credit is secured by pledge on movable assets or mortgage on immovable property with regards to the CLIENT and there exist collaterals and the deeds given as collateral are not matured yet, the BANK shall be entitled to commence legal proceedings for attachment or bankruptcy against the CLIENT if its credit receivables become due and payable partially or completely and to obtain precautionary attachment or precautionary injunction decision for all kinds o receivable of it, whether matured or not, and to have such decisions implemented; the BANK shall be authorised to set of the amounts collected by it against any of its credit receivables, not withstanding the way of legal proceedings preferred by it, and they shall not have the right to demand removal of pledges before paying their credit debts completely;

b)          In the lawsuits (including arbitration) which the BANK is not included in or is a party to as defendant- claimant within the country or abroad due to disputes which may arise between the BANK and 3rd parties in connection with credits made available by the BANK under this Agreement, the BANK shall have the right to settle with the other party under any terms and conditions it deems appropriate, to waive the lawsuit and appeal of it and to accept the lawsuit; in such cases, the BANK shall also be entitled to exercise this right without notifying relevant case to them;

c)           They shall pay to the BANK whole amount of trial costs (including arbitration) to be paid by the BANK as claimant or defendant within the country or abroad in connection with credits subject to the Agreement, and attorney fees and all kinds of costs to be incurred by the BANK, upon first demand of the BANK;

d)           If they are retired from Social Insurance Institution, private pension funds or foundations, established according to provisional article 20 of the Law no. 506 or similar social security institutions, they irrevocably consent in advance, without raising any condition (reservation), that attachment may be imposed on their retirement pensions upon demand of the BANK;

e)             If it is considered as necessary to obtain precautionary injunction or precautionary attachment decision against them due to their credit debts with the BANK’s head office and all branches and according to the Agreement, the BANK shall be exempt from giving collateral for them, however, if any collateral is demanded by courts, commissions which shall arise from letters of guarantee to be taken from other banks shall be paid by them and they shall also be considered within the scope of trial costs;

f)             If the BANK starts legal proceedings at courts and execution offices for collection of their credits debts owed to the head office and all branches of the BANK, they shall pay all the costs to be incurred by the BANK for this reason and also, interest to be calculated at the default interest rate specified in this Agreement for the period beginning from the dates on which they are deposited to the counters of relevant courts and execution offices until their collection, funds and excise taxes thereof;

g)            They shall pay to the BANK the attorney fee according to the Tariff on Minimum Attorney Fee Rates, based on the total credit debt indicated in the demand to commence execution proceeding or the amount subject to lawsuit, specified in the petition to commence the case, together with the principal amount as of the date on which legal proceedings are commenced, interest, commission and all other costs, and the excise tax thereof;

h)           If the BANK starts execution proceedings against them, they shall pay the fee for improvement of prisons and if the fee for improvement of prisons, is collected from the BANK, the BANK shall have the right to demand the amount paid by it, from them as compensation by a separate transaction.

13.2.          Legal Domiciles and Evidences:

a)          PARTIES agree and undertake that they accept their addresses within the Republic of Turkey specified in relevant articles of this Agreement as their legal domiciles for fulfilment of the provisions contained in this Agreement and for making necessary notices, provided that the provisions of articles 21 and 148/a of the Execution and Bankruptcy Law, are reserved; that if no address is indicated in said places, their last addresses registered in Trade Registry Files and their addresses to which the last account statement is sent by the BANK, shall be their legal domiciles even if such addresses are not registered with the Office of Mukhtar; that notices to be sent to those addresses shall be deemed to have been made to themselves; that, if the PARTIES to this Agreement other than the BANK, chose another legal domicile in the future, they shall immediately notify such new address to the BANK through notary public, by registered mail return receipt requested, by telegraph or by secure electronic signature and if they fail to so declare, all kinds of notices to be sent to their addresses written in this Agreement, shall be deemed to have been notified to them on the date when they reach to said addresses.

CLIENT and JOINT AND SEVERAL SURETIES and PLEDGORS and ASSIGNORS agree and declare that, even they reside abroad, their addresses specified in this Agreement shall be in Turkey and even if they start to reside abroad subsequently, they shall definitely declare to the BANK a notice address in Turkey and that if they fail to declare an address in Turkey or for notices to be made to the address in Turkey which they shall declare, above provisions shall be applied.

b)          All the PARTIES to this Agreement accept and declare that, for resolution of all kinds of disputes which may occur between them in connection with this Agreement and implementation hereof, BANK’s books, records and documents and written or fax instructions to be sent by the CLIENT and the PARTIES GIVING COLLATERAL to the BANK and the voice records kept by the BANK for verbal instructions given by the CLIENT, shall be exclusive evidences according to article 193 of Code of Civil Procedure and that they shall not offer oath to each for proof of any matter and they waive their rights to offer oath.

13.3.          Representation of the CLIENT:

CLIENT accepts and declares that, if it is a legal entity; it shall be liable to present to the BANK in timely manner its articles of association, authorisation certificate, issued by trade registry directorate and which shows the persons authorised to represent and bind it and the notarised signature circular which certifies authorised signatories of the company and in case of any change in its authorised representatives and/or their powers, new certificates proving such changes and that until relevant change is declared by the CLIENT to the BANK, existing documents shall continue to be valid.

In the event that the BANK accepts utilisation of the credit through proxy of the CLIENT, CLIENT agrees and declares that the power of attorney shall be presented to the BANK by itself personally or by its proxy; unless termination of power of attorney is declared in writing to the BANK by itself or if he/she is real person and in case his/her death, by his/her heirs, transactions to be executed on the basis of said power of attorney shall be binding; that the BANK shall not be liable to investigate whether relevant power of attorney is terminated or not, in connection with such transactions.

CLIENT accepts and declares that the BANK shall not be liable for failure to declare any change in the documents referred to in this article, in writing to the BANK on time or for losses which may be suffered by it due to a fraudulent or forged power of attorney.

13.4.          PARTIES accept and declare that;

a)          although this Agreement is issued in various sections, it constitutes an entirety and a provision shall not only be applied for issues relating to one section, but may be applied for any cases or transactions in connection with other sections and articles relating to a certain type of credit shall be exactly applicable for other credits and all kinds of banking transactions regarding credits, to the extent such provisions are contrary to the nature of related credits;

b)           this Agreement is an annex and integral part of credit agreements, signed previously and to be signed in the future, therefore, new and different provisions contained in this Agreement shall exactly be applicable for existing agreements/undertakings and their annexes, unless they are changed by new agreements which shall be signed in the future and the credits opened or to be opened in the future by the BANK based on them, shall be subject to the provisions of this Agreement henceforth;

c)            new repayment schedules, protocols which may be issued for the purpose of settlement of the debts arising from this Agreement partially or completely, shall be annexes of this Agreement and unless there are explicit provisions to the contrary in the protocols, said protocols shall not revoke any article of this Agreement, they shall only indicate the way how transactions shall be conducted regarding matters within their scope, issuance of protocol shall not in any manner mean extension, removal, release and set-off of the debts and undertakings of the CLIENT and JOINT AND SEVERAL SURETIES and may not be construed in this way, all collaterals to be taken due to existing and future protocols, shall also constitute collateral for all debts arising from this Agreement;

d)           in case any of the provisions contained in the Agreement or any part thereof becomes invalid, illegal or inapplicable within the framework of any law, validity, legality and applicability of other provisions shall not be affected by this; said provisions shall continue to be applied exactly; if the provision which becomes invalid, illegal or inapplicable shall be construed in the manner closest to the condition it would be in it were not invalid, illegal or inapplicable and shall be implemented in the manner which would provide the closest outcome when compared with its previous situation;

e)           All the PARTIES to this Agreement (except for real persons who are not merchants) accept that, for resolution of all kinds of disputes arising from this Agreement, Turkish Law shall be applied and that the Courts and Execution Offices of Istanbul and the courts and execution offices at the place where Head Office of the BANK is located, shall be competent and that the powers of legally authorised courts and execution offices, are reserved.

f)           they have read whole of this General Credit and Collateral Agreement, which consists 13 articles, and all the provisions of the Agreement shall be applicable for them.

CLIENT AND JOINT AND SEVERAL SURETIES ACCEPT AND DECLARE AS A RESULT OF THEIR NEGOTIATIONS, THAT THEY HAVE READ WHOLE OF THE PRELIMINARY INFORMATION FORM AND THE AGREEMENT AND HAVE BECOME FAMILIAR WITH THEIR CONTENT AND UNDERSTOOD THEM; THAT THEY HAVE NEGOTIATED EACH PROVISION MUTUALLY WITH THE BANK; THAT THEREFORE THEY ARE NOT REQUIRED TO SIGN OR INITIALISE EACH PAGE OF THE AGREEMENT SEPARATELY; THAT ALL THE PROVISIONS OF THE AGREEMENT SHALL BE APPLICABLE FOR THEM. CLIENT AND JOINT AND SEVERAL SURETIES DECLARE THAT THEY ALSO ACCEPT THE PROVISIONS WHICH MAY BE CONTRARY TO THEIR INTERESTS, CONTAINED IN THE AGREEMENT, BY BEING AWARE OF AND UNDERSTATING THE CONSEQUENCES THEREOF AND THAT THEIR COMMERCIAL DECISION IS IN THAT DIRECTION AND THEY HAVE EACH TAKEN DELIVERY OF A COPY OF THE SIGNED AGREEMENT.

DATE ON WHICH THE AGREEMENT IS GIVEN TO THE CLIENT AS ANNEXED TO PRELIMINARY INFORMATION FORM FOR INFORMATION AND EXAMINATION PURPOSES:    25 / 04 / 2013

SIGNING DATE OF THE AGREEMENT:       26 / 04 / 2013

Name, Surname, Trade Name of the Client	Address	Signature
KRD ASYA GIDA YATIRIMLARI SAN. VE TİC. A.Ş.	Dikilitaş Emirhan Cad. Atakule 109 Kat:19, Beşiktaş / IST	[Company Seal & Signature]

DATE ON WHICH THE AGREEMENT IS GIVEN TO THE JOINT SURETY AS ANNEXED TO PRELIMINARY INFORMATION FORM FOR INFORMATION AND EXAMINATION PURPOSES:  25 / 04 / 2013

SURETYSHIP LIMIT:
TYPE OF SURETYSHIP:	[BARCODE]
DATE OF SURETYSHIP:
JOINT SURETY:
Name-Surname/
Identification Number/ Trade Name:
Address:
Signature:

/s/ Erhan Kurdoğlu	/s/ Mehmet Serdar Günaylı

/s/ Korhan Kurdoğlu	/s/ Alper Yılmaz

/s/ Ertuğrul Kurdoğlu

[Company Seal & Signatures]	[Bank Seal & Signature]

DATE ON WHICH THE AGREEMENT IS GIVEN TO THE JOINT AND SEVERAL SURETY AS ANNEXED TO PRELIMINARY INFORMATION FORM FOR INFORMATION AND EXAMINATION PURPOSES: 25 / 04 / 2013

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)
TYPE OF SURETYSHIP:	joint
DATE OF SURETYSHIP:	26.04.2013
JOINT SURETY:	ERTUĞRUL KURDOĞLU
Name-Surname/
Identification Number/Trade Name:	25657206384
Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul
Signature:	/s/ Ertuğrul Kurdoğlu

DATE ON WHICH THE AGREEMENT IS GIVEN TO THE JOINT AND SEVERAL SURETY AS ANNEXED TO PRELIMINARY INFORMATION FORM FOR INFORMATION AND EXAMINATION PURPOSES: 25 / 04 / 2013

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)
TYPE OF SURETYSHIP:	joint
DATE OF SURETYSHIP:	26.04.2013
JOINT SURETY:	KORHAN KURDOĞLU
Name-Surname/
Identification Number/Trade Name:	25525210710
Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul
Signature:	/s/ Korhan Kurdoğlu

DATE ON WHICH THE AGREEMENT IS GIVEN TO THE JOINT AND SEVERAL SURETY AS ANNEXED TO PRELIMINARY INFORMATION FORM FOR INFORMATION AND EXAMINATION PURPOSES: 25 / 04 / 2013

SURETYSHIP LIMIT:	50.000.000,00 USD (fifty million US Dollars)
TYPE OF SURETYSHIP:	joint
DATE OF SURETYSHIP:	26.04.2013
JOINT SURETY:	ERHAN KURDOĞLU
Name-Surname/
Identification Number/Trade Name:	25543210136
Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul
Signature:	/s/ Erhan Kurdoğlu

[Bank Seal & Signatures]

/s/ Mehmet Serdar Günaylı	[Company Seal & Signatures]

/s/ Alper Yılmaz

YAPI ve KREDİ BANKASI A. Ş.

Trade Registry Number: 32736 (İstanbul Trade Registry Directorate) Yapı Kredi Plaza D Blok, 34330, Levent-İstanbul www.yapikredi.com.tr

INCREASING THE CREDIT LIMIT

Total Credit Limit under this Agreement, is increased up to the amount specified below on 23.05.2014

Other provisions of the Agreement and all liabilities arising from the Agreement shall also continue to be applicable exactly for the increased amount.

	Previous Limit	Increased Limit	Total Limit
In figures	50.000.000 USD	25.000.000 USD	75.000.000 USD
In words	Fifty Million US Dollars	Twenty Five Million US Dollars	Seventy Five Million US Dollars

Name, Surname, Trade Name of the Client	Address	Signature
KRD ASYA GIDA YATIRIMLARI SAN. VE TİC. A.Ş.	Dikilitaş Emirhan Cad. Atakule 109 Kat:19, Beşiktaş / IST	[Company Seal & Signature]

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE INCREASED MY/OUR SURETYSHIP LIMIT WHICH USED TO BE 50.000.000 USD AND THAT AFTER SUCH INCREASE, MY/OUR NEW SURETYSHIP LIMIT IS 75.000.000 USD; THAT I/WE SHALL BE LIABLE FOR THIS NEW LIMIT IN THE CAPACITY OF JOINT AND SEVERAL SURETY/SURETIES UNDER THE TERMS AND CONDITIONS SET FORTH IN THE SURETYSHIP ARTICLE OF THE AGREEMENT AND THAT MY/OUR COMMERCIAL DECISION IS IN THAT DIRECTION.

SURETYSHIP LIMIT:	75.000.000 USD (seventy five million US Dollars)
TYPE OF SURETYSHIP:	Joint
DATE OF SURETYSHIP:	23.05.2014
JOINT SURETY:	KORHAN KURDOĞLU
Identification Number/Trade Name:	25525210710
Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul
Signature:	/s/ Korhan Kurdoğlu

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE INCREASED MY/OUR SURETYSHIP LIMIT WHICH USED TO BE 50.000.000 USD AND THAT AFTER SUCH INCREASE, MY/OUR NEW SURETYSHIP LIMIT IS 75.000.000 USD; THAT I/WE SHALL BE LIABLE FOR THIS NEW LIMIT IN THE CAPACITY OF JOINT AND SEVERAL SURETY/SURETIES UNDER THE TERMS AND CONDITIONS SET FORTH IN THE SURETYSHIP ARTICLE OF THE AGREEMENT AND THAT MY/OUR COMMERCIAL DECISION IS IN THAT DIRECTION.

SURETYSHIP LIMIT:	75.000.000,00 USD (seventy five million US Dollars)
TYPE OF SURETYSHIP:	Joint
DATE OF SURETYSHIP:	23.05.2014
JOINT SURETY:	ERHAN KURDOĞLU
Name-Surname/
Identification Number/Trade Name:	25543210136
Address:	Ahmet Adnan Saygun Cad. No:79, Ulus / Beşiktaş / Istanbul
Signature:	/s/ Erhan Kurdoğlu

I/WE HEREBY ACCEPT AND DECLARE THAT I/WE INCREASED MY/OUR SURETYSHIP LIMIT WHICH USED TO BE             AND THAT AFTER SUCH INCREASE, MY/OUR NEW SURETYSHIP LIMIT IS          ; THAT I/WE SHALL BE LIABLE FOR THIS NEW LIMIT IN THE CAPACITY OF JOINT AND SEVERAL SURETY/SURETIES UNDER THE TERMS AND CONDITIONS SET FORTH IN THE SURETYSHIP ARTICLE OF THE AGREEMENT AND THAT MY/OUR COMMERCIAL DECISION IS IN THAT DIRECTION.

SURETYSHIP LIMIT:
TYPE OF SURETYSHIP:
DATE OF SURETYSHIP:
JOINT SURETY:
Name-Surname/
Identification Number/Trade Name:
Address:
Signature:

I/ SURETYSHIP LIMIT:
TYPE OF SURETYSHIP:
DATE OF SURETYSHIP:
JOINT SURETY:
Name-Surname/
Identification Number/Trade Name:
Address:
Signature:

BANK

YAPI ve KREDİ BANKASI A.Ş.